PROSPECTUS SUPPLEMENT
(To Prospectus dated October 28, 2002)

                           $637,105,000 (Approximate)

                    AMORTIZING RESIDENTIAL COLLATERAL TRUST

              Mortgage Pass-Through Certificates, Series 2002-BC10

                    Structured Asset Securities Corporation

                                   Depositor

                             [LOGO] ALS AURORA LOAN
                                    SERVICES INC

                                Master Servicer

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      Consider carefully the risk factors beginning on page S-9 of this prospectus supplement.

      For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of principal terms beginning on page S-103 in this prospectus supplement and the index of defined terms on page 114 in the prospectus.

      The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

      This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

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      The trust will issue certificates including the following classes offered hereby:

      o     Five classes of senior certificates

      o     Four classes of subordinate certificates

      The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts (or class notional amounts) and interest rates, under "Summary of Terms--The Offered Certificates" beginning on page S-2 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-2 and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

      The assets of the trust fund will primarily consist of three pools of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans. The mortgage loans were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The certificates offered by this prospectus supplement will be purchased by Lehman Brothers Inc., as the underwriter, from Structured Asset Securities Corporation, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Structured Asset Securities Corporation from the sale of these certificates will be approximately 102.65% of their initial total class principal amount before deducting expenses.

      On or about December 30, 2002, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking, societe anonyme, and the Euroclear System.

                                  Underwriter:

                                 LEHMAN BROTHERS

          The date of this prospectus supplement is December 23, 2002.

              Important notice about information presented in this
             prospectus supplement and the accompanying prospectus:

      We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

      If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

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      After the initial distribution of the certificates offered by this prospectus supplement, this prospectus and prospectus supplement may be used by Lehman Brothers Inc., an affiliate of the depositor, the sellers, the master servicer and the cap provider, in connection with market making transactions in those certificates. Lehman Brothers Inc. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time for as long as Aurora Loan Services Inc. continues to be the master servicer or a primary servicer of mortgage loans included in the trust fund.

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      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

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      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                               Tables of Contents
                             Prospectus Supplement

                                                                            Page
                                                                            ----
Summary of Terms .......................................................    S-1
The Offered Certificates ...............................................    S-2
Risk Factors ...........................................................    S-9
Description of the Certificates ........................................   S-19
   General .............................................................   S-19
   Book-Entry Registration .............................................   S-21
   Distributions of Interest ...........................................   S-24
   Determination of LIBOR ..............................................   S-33
   Distributions of Principal ..........................................   S-33
   Credit Enhancement ..................................................   S-41
   Final Scheduled Distribution Date ...................................   S-44
   Optional Purchase of Mortgage Loans .................................   S-45
   The Trustee .........................................................   S-45
Description of the Mortgage Pools ......................................   S-46
   General .............................................................   S-46
   Adjustable Rate Mortgage Loans ......................................   S-48
   The Index ...........................................................   S-49
   Primary Mortgage Insurance ..........................................   S-49
   Pool 1 Mortgage Loans ...............................................   S-51
   Pool 2 Mortgage Loans ...............................................   S-58
   Pool 3 Mortgage Loans ...............................................   S-65
Additional Information .................................................   S-74
Underwriting Guidelines ................................................   S-74
The Master Servicer ....................................................   S-76
The Servicers ..........................................................   S-77
   General .............................................................   S-77
   Ocwen ...............................................................   S-78
   Option One ..........................................................   S-80
   Fairbanks Capital Corp. .............................................   S-82
Servicing of the Mortgage Loans ........................................   S-83
   General .............................................................   S-83
   Servicing Compensation and Payment of
    Expenses ...........................................................   S-83
   Prepayment Interest Shortfalls ......................................   S-84
   Advances ............................................................   S-84
   Primary Mortgage Insurance ..........................................   S-84
   Collection of Taxes, Assessments and Similar
    Items ..............................................................   S-84
   Insurance Coverage ..................................................   S-85
   Evidence as to Compliance ...........................................   S-85
   Master Servicer Default; Servicer Default ...........................   S-85
   The Credit Risk Manager .............................................   S-85
   Optional Repurchase of Defaulted Mortgage
    Loans ..............................................................   S-85
   Special Servicer for Distressed Mortgage
    Loans ..............................................................   S-86
The Trust Agreement ....................................................   S-86
   General .............................................................   S-86
   Assignment of Mortgage Loans ........................................   S-86
   Voting Rights .......................................................   S-87
Yield, Prepayment and Weighted

    Average Life .......................................................   S-88
   General .............................................................   S-88
   Overcollateralization ...............................................   S-90
   Subordination of the Offered Subordinate
    Certificates .......................................................   S-91
   Weighted Average Life ...............................................   S-91
Material Federal Income Tax

    Considerations .....................................................   S-98
   General .............................................................   S-98
   Tax Treatment of the Class A-IO Certificates ........................   S-98
   Tax Treatment of the Component Certificates .........................   S-98
Legal Investment Considerations ........................................  S-100
ERISA Considerations ...................................................  S-100
Use of Proceeds ........................................................  S-101
Underwriting ...........................................................  S-101
Legal Matters ..........................................................  S-101
Ratings ................................................................  S-101
ANNEX A:  Global Clearance, Settlement and Tax
   Documentation Procedures ............................................  S-A-1

                                   Prospectus

                                                                            Page
                                                                            ----
Description of the Securities ..........................................      2
   General .............................................................      2
   Distributions on the Securities .....................................      2
   Optional Termination ................................................      4
   Optional Purchase of Securities .....................................      5
   Other Purchases .....................................................      5
   Book-Entry Registration .............................................      5
Yield, Prepayment and Maturity
Considerations .........................................................     10
   Payment Delays ......................................................     10
   Principal Prepayments ...............................................     10
   Timing of Reduction of Principal Amount .............................     10
   Interest or Principal Weighted Securities ...........................     10
   Final Scheduled Distribution Date ...................................     10
   Prepayments and Weighted Average Life ...............................     11
   Other Factors Affecting Weighted Average Life .......................     12
The Trust Funds ........................................................     14
   General .............................................................     14
   Ginnie Mae Certificates .............................................     15
   Fannie Mae Certificates .............................................     17
   Freddie Mac Certificates ............................................     18
   Private Mortgage-Backed Securities ..................................     21
   The Mortgage Loans ..................................................     23
   The Manufactured Home Loans .........................................     27
   Pre-Funding Arrangements ............................................     28
   Collection Account and Distribution Account .........................     29
   Other Funds or Accounts .............................................     29
Loan Underwriting Procedures and Standards .............................     30
   Underwriting Standards ..............................................     30
   Loss Experience .....................................................     31
   Representations and Warranties ......................................     32
   Substitution of Primary Assets ......................................     33
Servicing of Loans .....................................................     34
   General .............................................................     34
   Collection Procedures; Escrow Accounts ..............................     34
   Deposits to and Withdrawals from the
    Collection Account .................................................     35
   Servicing Accounts ..................................................     36
   Buy-Down Loans, GPM Loans and Other
    Subsidized Loans ...................................................     37
   Advances and Other Payments, and Limitations
    Thereon ............................................................     38
   Maintenance of Insurance Policies and Other
    Servicing Procedures ...............................................     38
   Presentation of Claims; Realization Upon
    Defaulted Loans ....................................................     41
   Enforcement of Due-On-Sale Clauses ..................................     42
   Certain Rights Related to Foreclosure ...............................     42
   Servicing Compensation and Payment
     of Expenses .......................................................     42
   Evidence as to Compliance ...........................................     43
   Certain Matters Regarding the Master Servicer .......................     43
Credit Support .........................................................     45
   General .............................................................     45
   Subordinate Securities; Subordination Reserve
    Fund ...............................................................     45
   Cross-Support Features ..............................................     46
   Insurance ...........................................................     46
   Letter of Credit ....................................................     47
   Financial Guaranty Insurance Policy .................................     47
   Reserve Funds .......................................................     47
Description of Mortgage and Other Insurance ............................     49
   Mortgage Insurance on the Loans .....................................     49
   Hazard Insurance on the Loans .......................................     54
         Bankruptcy Bond ...............................................     56
   Repurchase Bond .....................................................     56
The Agreements .........................................................     57
   Issuance of Securities ..............................................     57
   Assignment of Primary Assets ........................................     57
   Repurchase and Substitution of
     Non-Conforming Loans ..............................................     59
   Reports to Securityholders ..........................................     60
   Investment of Funds .................................................     61
   Event of Default; Rights Upon Event of Default ......................     62
   The Trustee .........................................................     64
   Duties of the Trustee ...............................................     64
   Resignation of Trustee ..............................................     65
   Distribution Account ................................................     65
   Expense Reserve Fund ................................................     65
   Amendment of Agreement ..............................................     66
   Voting Rights .......................................................     66
   REMIC or FASIT Administrator ........................................     66
   Administration Agreement ............................................     66
   Periodic Reports ....................................................     66
   Termination .........................................................     67
Legal Aspects of Loans .................................................     68
   Mortgages ...........................................................     68
   Junior Mortgages; Rights of Senior Mortgages ........................     68
   Cooperative Loans ...................................................     69
   Foreclosure on Mortgages ............................................     71
   Realizing Upon Cooperative Loan Security ............................     72
   Rights of Redemption ................................................     73
   Anti-Deficiency Legislation and Other
    Limitations on Lenders .............................................     73
   Soldiers' and Sailors' Civil Relief Act of 1940 .....................     75
   Environmental Risks .................................................     76
   Due-on-Sale Clauses in Mortgage Loans ...............................     76
   Enforceability of Prepayment and Late
    Payment Fees .......................................................     77
   Equitable Limitations on Remedies ...................................     77

                                   Prospectus

                                                                            Page
                                                                            ----
   Applicability of Usury Laws .........................................     78
   Adjustable Interest Rate Loans ......................................     78
   Manufactured Home Loans .............................................     78
Material Federal Income Tax Considerations .............................     82
   General .............................................................     82
   Types of Securities .................................................     82
   Taxation of Securities Treated as Debt
    Instruments ........................................................     85
   REMIC Residual Certificates .........................................     90
   FASIT Ownership Certificates ........................................     96
   Grantor Trusts Certificates .........................................     97
   Partner Certificates ................................................    100
   Special Tax Attributes ..............................................    102
   Backup Withholding ..................................................    103
State and Local Tax Considerations .....................................    104
ERISA Considerations ...................................................    105
   General .............................................................    105
Legal Investment Considerations ........................................    110
Legal Matters ..........................................................    111
The Depositor ..........................................................    111
Use of Proceeds ........................................................    111
Plan of Distribution ...................................................    111
Additional Information .................................................    112
Incorporation of Certain Documents
   by Reference ........................................................    113
Reports to Securityholders .............................................    113
Index of Defined Terms .................................................    114

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

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                                Summary of Terms

      o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

      o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

      o Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included herein.

      o Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of December 1, 2002, unless we specify otherwise. We explain in this prospectus supplement under "Description of the Certificates--Distributions of Principal" how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.

Parties

Issuer

      Amortizing Residential Collateral Trust 2002-BC10.

Trustee

      Wells Fargo Bank Minnesota, National Association.

Sellers

      Lehman Capital, A Division of Lehman Brothers Holdings Inc. and Lehman Brothers Bank, FSB will each sell mortgage loans to the depositor.

Depositor

      Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuer.

Originators

      BNC Mortgage, Inc., Fieldstone Mortgage Company, Finance America, LLC, People's Choice Home Loan, Inc. and various other banks, savings and loans and other mortgage lending institutions originated the mortgage loans to be included in the trust fund.

Master Servicer

      Aurora Loan Services Inc., an affiliate of the sellers, the depositor, the cap provider and Lehman Brothers Inc., will oversee the servicing of the primary servicers.

Primary Servicers

      On the closing date, Ocwen Federal Bank FSB, Option One Mortgage Corporation, Fairbanks Capital Corp. and Aurora Loan Services Inc. will service approximately 27.90%, 50.09%, 17.58% and 4.43%, respectively, of the mortgage loans included in the trust fund. The servicing of certain mortgage loans currently serviced by Option One Mortgage Corporation is expected to be transferred to Fairbanks Capital Corp. on or before March 1, 2003.

Credit Risk Manager

      The Murrayhill Company will monitor and advise the servicers with respect to default management of the mortgage loans.

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PMI Insurer

      Mortgage Guaranty Insurance Corporation will provide primary mortgage insurance for approximately 58.56% of those first lien mortgage loans with original loan-to-value ratios in excess of 80%.

Cap Provider

      The trust will enter into an interest rate cap agreement with Lehman Brothers Special Financing Inc. to protect against certain interest rate risk.

                            The Offered Certificates

Classes of Certificates

      Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2002-BC10 consist of the classes of certificates listed in the table below, together with the Class P, Class X and Class R Certificates. Only the classes of certificates listed in the table are offered by this prospectus supplement.

                               Class
                             Principal             Interest            CUSIP
      Class                  Amount(1)               Rate              Number
      -----                ------------            -------          -----------
      A1 ...............   $281,070,000              (2)            86359A GZ 0
      A2 ...............   $109,420,000              (2)            86359A HA 4
      A3 ...............   $148,721,000              (2)            86359A HB 2
      A-IO .............        (3)                 6.00%           86359A HC 0
      A4 ...............   $ 44,935,000              (2)            86359A HD 8
      M1 ...............   $ 22,467,000              (2)            86359A HE 6
      M2 ...............   $ 16,048,000              (2)            86359A HF 3
      M3 ...............   $  8,024,000              (2)            86359A HG 1
      B ................   $  6,420,000              (4)            86359A HH 9

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(1) These balances are approximate, as described in this prospectus supplement.

(2) Interest will accrue on these certificates based on one-month LIBOR plus a specified margin, subject to limitation, as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest."

(3) The Class A-IO Certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their component notional amounts, as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest." Interest will not be payable on the Class A-IO Certificates after the distribution date in December 2004.

(4) Interest will accrue on these certificates based on an interest rate initially equal to the lesser of (i) 5.75% and (ii) the net weighted average interest rates of the mortgage loans calculated as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest."

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      The certificates offered by this prospectus supplement will be issued in book-entry form.

      See "Description of the Certificates--General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of offered certificates.

      The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans having a total principal balance as of December 1, 2002 of approximately $641,919,617. The mortgage loans to be included in the trust fund will be divided into three mortgage pools: "pool 1", "pool 2" and "pool 3." Pool 1 will consist of those mortgage loans in the trust fund with original principal balances which do not exceed the applicable Fannie Mae maximum original loan amount limitations for one- to four-family mortgaged properties. Pool 2 will consist of those mortgage loans in the trust fund with original principal balances which do not exceed the applicable Freddie Mac maximum original loan amount limitations for one- to four-family mortgaged properties. Pool 3 will consist of mortgage loans with original principal balances which may be less than, equal to, or in excess of, those loan amount limitations.

      Distributions of principal and interest on the Class A1 Certificates will be based primarily on collections from the pool 1 mortgage loans. Distributions of principal and interest on the Class A2 Certificates will be based primarily on collections from the pool 2 mortgage loans. Distributions of principal and interest on the Class A3 Certificates will be based primarily on collections from the pool 3 mortgage loans. Distributions of interest on the Class A-IO Certificates will be based on collections from each mortgage pool. Distributions of principal and interest on the Class A4, M1, M2, M3 and B Certificates will be based on collections from each mortgage pool as described herein.

      The rights of holders of the Class A4, M1, M2, M3 and B Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under "--Enhancement of Likelihood of Payment on the Certificates--Subordination of Payments" below. We refer to the Class M1, M2, M3 and B Certificates collectively as "subordinate" certificates, we refer to the Class A4 Certificates as "subordinate senior" certificates and we refer to the Class A1, A2, A3 and A-IO Certificates collectively as "senior" certificates.

      The Class P Certificate will be entitled to receive all the cash flow from the mortgage pools solely arising from prepayment premiums paid by the borrowers on certain voluntary, full and partial prepayments of the mortgage loans. Accordingly, such amounts will not be available for payments to the servicers or to holders of other classes of certificates.

      The offered certificates (other than the Class A-IO Certificates) will have an approximate total initial principal amount of $637,105,000. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

Distributions on the Certificates

      Principal and interest on the certificates will be distributed on the 25th day of each month, beginning in January 2003. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.

Interest Distributions

      Interest will accrue on each class of offered certificates at the applicable annual rates described in this prospectus supplement. No interest will accrue on the Class A-IO Certificates after the accrual period relating to the distribution date in December 2004.

      See "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

Principal Distributions

      The amount of principal distributable to the offered certificates (other than the Class A-IO Certificates) will be determined by (1) formulas that

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allocate portions of principal payments received on the mortgage loans among the different mortgage pools and the different certificate classes, (2) funds actually received on the mortgage loans that are available to make principal distributions on the certificates and (3) the application of excess interest from each mortgage pool to pay principal on the certificates. Funds actually received on the mortgage loans may consist of expected monthly scheduled payments, unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

      The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the distribution date in January 2006 or on or after that date, and depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

      The Class A-IO Certificates are interest-only certificates and will not be entitled to distributions of principal.

      See "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

Limited Recourse

      The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise, amounts on deposit in a reserve fund and payments received under the interest rate cap agreement described below at "Enhancement of Likelihood of Payment on the Certificates--The Interest Rate Cap Agreement." No other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

      The payment structure of this securitization includes excess interest, overcollateralization, subordination, loss allocation, limited cross-collateralization, primary mortgage insurance and an interest rate cap agreement to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. The Class B Certificates are more likely to experience losses than the Class M3, Class M2, Class M1 and the Class A4 Certificates and the senior certificates. The Class M3 Certificates are more likely to experience losses than the Class M2, Class M1 and the Class A4 Certificates and the senior certificates; the Class M2 Certificates are more likely to experience losses than the Class M1 and the Class A4 Certificates and the senior certificates; the Class M1 Certificates are more likely to experience losses than the Class A4 Certificates and the senior certificates; and the Class A4 Certificates are more likely to experience losses than the senior certificates.

      See "Risk Factors--Potential Inadequacy of Credit Enhancement," "Description of the Certificates--Credit Enhancement" in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, subordination, loss allocation and limited cross-collateralization features.

Subordination of Payments

      Certificates with an "A" in their class designation (other than the Class A4 Certificates) will have a payment priority as a group over other certificates. The Class A4 Certificates will have a payment priority over the Class M1, Class M2, Class M3 and Class B Certificates. The Class M1 Certificates will have a payment priority over the Class M2, Class M3 and Class B Certificates; the Class M2 Certificates will have a payment priority over the Class M3 and Class B Certificates; and the Class M3 Certificates will have a payment priority over the Class B Certificates. Each class of offered certificates will have a payment priority over the Class X and Class R Certificates.

      See "Description of the Certificates--Credit Enhancement--Subordination" in this prospectus supplement.

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Allocation of Losses

      As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that such losses exceed excess interest and any overcollateralization, as described herein) will be applied to reduce the principal amount of the subordinate class of offered certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. For example, losses in excess of overcollateralization will first be allocated in reduction of the principal amount of the Class B Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M3 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M2 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M1 Certificates until it is reduced to zero; and finally in reduction of the principal amount of the Class A4 Certificates until it has been reduced to zero. If a loss has been allocated to reduce the principal amount of your subordinate senior certificate or subordinate certificate, it is unlikely that you will receive any payment in respect of that reduction. If the applicable subordination is insufficient to absorb losses, then holders of senior certificates will incur losses and may never receive all of their principal payments.

      See "Description of the Certificates--Credit Enhancement--Application of Realized Losses" in this prospectus supplement.

Excess Interest

      The mortgage loans owned by the trust fund bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the offered certificates and certain fees and expenses of the trust fund. This "excess interest" received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels.

      See  "Risk  Factors--Potential   Inadequacy  of  Credit  Enhancement"  and
"Description of the Certificates--Credit Enhancement--Excess Interest" in this prospectus supplement.

Overcollateralization

      On the closing date, the outstanding scheduled principal balance of the mortgage loans in the trust fund is expected to exceed the aggregate principal amount of the Class A1, A2, A3, A4, M1, M2, M3 and B Certificates by approximately $4,814,618, which represents approximately 0.75% of the scheduled principal balance of the mortgage loans in the trust fund as of December 1, 2002. We refer to such excess herein as "overcollateralization." Thereafter, to the extent described in this prospectus supplement, a portion of excess interest will be applied to pay principal on the Certificates, thereby (1) reducing the principal balance of such Certificates at a faster rate than the principal balance of the mortgage loans in the trust fund is being reduced and (2) maintaining the required level of overcollateralization. We cannot, however, assure you that for all periods sufficient excess interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

      See "Risk Factors--Potential Inadequacy of Credit Enhancement" and "Description of the Certificates--Credit Enhancement--Overcollateralization" in this prospectus supplement.

Limited Cross-collateralization

      Under certain limited circumstances, principal payments on the mortgage loans in a pool may be distributed as principal to holders of the senior certificates corresponding to another pool or pools.

      If the senior certificates relating to one or more pools have been retired, then principal payments on the mortgage loans relating to the retired senior certificates will be distributed to the remaining senior certificates of the other pools, if any, before being distributed to the Class A4, M1, M2, M3 and B Certificates.

      See "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

Primary Mortgage Insurance

      A loan-level primary mortgage insurance policy will be obtained on behalf of the trust fund for approximately 58.56% of those first lien mortgage

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loans with original loan-to-value ratios in excess of 80%. However, such primary mortgage insurance policy will provide only limited protection against losses on defaulted mortgage loans.

      See "Description of the Mortgage Pools--Primary Mortgage Insurance" in this prospectus supplement.

The Interest Rate Cap Agreement

      The trust will enter into an interest rate cap agreement with Lehman Brothers Special Financing Inc., as cap provider. Under the agreement, the cap provider will be required to make monthly payments to the trust from February 2003 until December 2004 if one-month LIBOR moves above certain specified rates. The interest rate cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR, and diminish the amount of basis risk shortfalls experienced by the Class A1, A2, A3, A4, M1, M2, M3 and B Certificates during the 24-month period it is in effect.

      See "Description of the Certificates--Distributions of Interest--The Cap Agreement" in this prospectus supplement.

The NIMS Insurer

      One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class P and Class X Certificates. In such event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

      We refer you to "Risk Factors--Rights of the NIMS Insurer May Affect Offered Certificates" in this prospectus supplement for additional information concerning the NIMS Insurer.

The Mortgage Loans

General

      On the closing date, which is expected to be on or about December 30, 2002, the assets of the trust fund will consist primarily of three pools of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans with a total principal balance as of the cut-off date, which is December 1, 2002, of approximately $641,919,617. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

      Approximately 98.58% of the mortgage loans have original terms to stated maturity of 30 years, and approximately 1.33% of the mortgage loans have original terms to stated maturity of 15 years.

      The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

      The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

      None of the mortgage loans in the trust fund will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

Servicing of the Mortgage Loans

      The mortgage loans will be master serviced by Aurora Loan Services Inc. The master servicer will oversee the servicing of the mortgage loans by the primary servicers. Primary servicing may subsequently be transferred to primary servicers other than the initial servicers, in accordance with the trust agreement and the servicing agreements, as described in this prospectus supplement.

      Lehman Capital and Lehman Brothers Bank, FSB, as the original owners of the mortgage loans to be sold to the trust fund, will retain certain rights relating to the servicing of the mortgage loans, including the right to terminate and replace any servicer, at any time, without cause, in accordance with the terms of the applicable servicing agreement, which may require payment of a termination fee.

      See "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement.

Optional Purchase of the Mortgage Loans

      The master servicer, with the prior written consent of the sellers and the NIMS Insurer, may

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purchase the mortgage loans on any distribution date following the month in which the total principal balance of the mortgage loans (determined in the aggregate rather than by pool) declines to less than 10% of their total principal balance as of December 1, 2002. If the master servicer fails to exercise such option, the NIMS Insurer will have the right to exercise such option so long as it is insuring the net interest margin securities or any amounts payable to the NIMS Insurer in respect of the insurance remain unpaid.

      If the mortgage loans are purchased, the certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

      If the option to purchase the mortgage loans is not exercised at the earliest possible distribution date as described above, then, beginning with the next succeeding distribution date and thereafter, the interest rates of the Class A1, A2, A3, A4, M1, M2, M3 and B certificates will be increased as described in this prospectus supplement.

      See "Description of the Certificates--Optional Purchase of Mortgage Loans" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase. See "Description of the Certificates--Distributions of Interest" in this prospectus supplement for a description of the increased interest rates to be paid on the Class A1, A2, A3, A4, M1, M2, M3 and B Certificates in the event that the purchase option with respect to the mortgage loans is not exercised as described above.

Financing

      An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. The depositor will use a portion of the proceeds of the sale of the certificates to repay the financing.

Tax Status

      The trustee will elect to treat all or a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of "regular interests" in a REMIC. The Class R Certificate will be designated as the sole class of "residual interest" in each of the REMICs.

      The Class A-IO Certificates will be, and certain other of the offered certificates may be, issued with original issue discount for federal income tax purposes.

      See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

      Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

      See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

      None of the certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

      See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

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Ratings of the Certificates

      The certificates offered by this prospectus supplement will initially have the following ratings from Moody's Investors Service, Inc., Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. and Fitch, Inc.*

                                                     Standard &
                                           Moody's     Poors'     Fitch's
Class                                      Rating      Rating     Rating
-----                                      ------      ------     ------
A1 .....................................     Aaa         AAA       AAA
A2 .....................................     Aaa         AAA       AAA
A3 .....................................     Aaa         AAA       AAA
A4 .....................................     N/A         AAA       N/A
A-IO ...................................     Aaa         AAA       AAA
M1 .....................................     N/A         AA        N/A
M2 .....................................     N/A          A         A
M3 .....................................     Baa2        BBB+      BBB+
B ......................................     Baa3        BBB-      BBB-

----------
*     N/A indicates that the rating agency is not rating that certificate class.

o These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates, particularly the Class A-IO Certificates, may be lower than anticipated.

o The ratings do not address the payment of any basis risk shortfalls with respect to the Class A1, A2, A3, A4, M1, M2, M3 and Class B Certificates.

      See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

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                                  Risk Factors

      The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.


Higher Expected Delinquencies of
   the Mortgage Loans ............  Approximately 50.09%, 23.07%, 16.02%, 4.76%
                                    and 4.42% of the mortgage loans in the trust fund were originated or acquired by BNC Mortgage, Inc., Finance America, LLC, Peoples Choice Home Loan, Inc., Fieldstone Mortgage Company and Aurora Loan Services Inc., respectively, or their respective correspondents or affiliates in accordance, generally, with underwriting guidelines of the type described in this prospectus supplement. In general, these underwriting guidelines are not as strict as Fannie Mae or Freddie Mac guidelines, so the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards. In particular, a significant portion of the mortgage loans in the trust fund were classified in relatively low (i.e., relatively higher risk) credit categories. Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans.

                                    See "Description of the Mortgage
                                    Pools--General" in this prospectus
                                    supplement for a description of the
                                    characteristics of the mortgage loans in each mortgage pool and "Underwriting Guidelines" for a general description of the underwriting guidelines applied in originating the mortgage loans.

Mortgage Loan Interest Rates May
Limit Interest Rates on
   the Certificates ..............  The Class A1, A2, A3, A4, M1, M2 and M3
                                    Certificates will accrue interest at an
                                    interest rate based on the one-month LIBOR index plus a specified margin and the Class B Certificates will accrue interest initially at a fixed interest rate, but such interest rates are subject to limitations. The limit on the interest rate of each of these certificates is generally based on the weighted average interest rate of the mortgage loans in pool 1, in the case of the Class A1 Certificates, in pool 2, in the case of the Class A2 Certificates, in pool 3, in the case of the Class A3 Certificates, and in all pools, in the case of the Class A4, Class M1, Class M2, Class M3 and Class B Certificates, net of certain allocable fees and expenses of the trust fund. All of the mortgage loans to be included in each pool will have interest rates that either are fixed or adjust based on a six-month LIBOR index, as described in "Description of the Mortgage Pools--The Index."

                                    The adjustable rate mortgage loans in each pool may also have periodic maximum and minimum limitations on adjustments to their interest rates, and substantially all of such adjustable rate mortgage loans will have the first adjustment to their interest rates two to five years after their first payment dates. As a result, the Class A1, A2, A3, A4, M1, M2 and M3 Certificates may accrue less interest than they would accrue if their interest rates were based solely on the one-month LIBOR index plus the specified margin or their stated fixed interest rate as it applies to the Class B Certificates.

                                    A variety of factors could limit the
                                    interest rates and adversely affect the
                                    yield to maturity on the Class A1, A2, A3, A4, M1, M2, M3 and B Certificates. Some of these factors are described below.

                                    o The interest rates for the Class A1, A2, A3, A4, M1, M2 and M3 Certificates adjust monthly, while the interest rates on the mortgage loans to be included in each pool either adjust less frequently or do not adjust at all. Consequently, the limits on the interest rates on these certificates may prevent increases in the interest rates on the related certificates for extended periods in a rising interest rate environment.

                                    o The interest rates on the adjustable rate mortgage loans to be included in each pool may respond to economic and market factors that differ from those that affect one-month LIBOR. It is possible that the interest rates on the adjustable rate mortgage loans in each pool may decline while the interest rates on the Class A1, A2, A3, A4, M1, M2 and M3 Certificates are stable or rising. It is also possible that the interest rates on the adjustable rate mortgage loans to be included in each pool and the interest rates on the Class A1, A2, A3, A4, M1, M2 and M3 Certificates may both decline or increase during the same period, but that the interest rate on such certificates may decline or increase more slowly or rapidly.

                                    If the interest rates on the Class A1, A2, A3, A4, M1, M2, M3 and B Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of those certificates on future distribution dates, but only if there is enough cashflow generated from excess interest on the mortgage loans to fund such shortfalls or payments are received under the interest rate cap agreement to cover such shortfalls.

                                    See "Description of the
                                    Certificates--Distributions of Interest" and
                                    "Credit Enhancement--Overcollateralization"
                                    in this prospectus supplement. For a general description of the interest rates of the mortgage loans, see "Description of the Mortgage Pools" in this prospectus supplement.

Potential Inadequacy of
   Credit Enhancement ............  The certificates are not insured by any financial guaranty insurance policy. The excess interest, overcollateralization, subordination, loss allocation, limited cross-collateralization, primary mortgage insurance and the interest rate cap agreement features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                                    Excess Interest and Overcollateralization.
                                    In order to maintain overcollateralization it will be necessary that the mortgage loans in each pool generate more interest than is needed to pay interest on the related offered certificates as well as such pool's allocable portion of fees and expenses of the trust fund. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans in each pool is expected to be higher than the weighted average of the interest rates on the related certificates. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans. After these financial obligations of the trust fund are covered, available excess interest generated by the mortgage loans will be used to achieve and maintain overcollateralization.

                                    On the closing date, the principal balance of the mortgage loans in the trust fund will exceed the aggregate principal balance of the offered certificates. Such excess is referred to herein as
                                    "overcollateralization" and will be
                                    available to absorb losses. We cannot assure you, however, that the mortgage loans in the trust fund will generate enough excess interest in all periods to maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                                    o  Prepayments. Every time a mortgage loan
                                       is prepaid, in whole or in part, total
                                       excess interest after the date of
                                       prepayment will be reduced because that
                                       mortgage loan will no longer be
                                       outstanding and generating interest or,
                                       in the case of a partial payment, will be generating less interest. The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

                                    o  Defaults, Delinquencies and Liquidations.
                                       If the rates of delinquencies, defaults
                                       or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay certificateholders. Every time a mortgage loan is liquidated or written off, excess interest is reduced because such mortgage loans will no longer be outstanding and generating interest.

                                    o  Increases in LIBOR. All of the mortgage
                                       loans have either fixed interest rates or interest rates that adjust based on a six-month LIBOR index and not the one-month LIBOR index used to determine the interest rates on the Class A1, A2, A3, A4, M1, M2 and M3 Certificates. As a result of an increase in one-month LIBOR, the interest rate on such certificates may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on such certificates.

                                    See "Description of the Certificates--Credit
                                    Enhancement--Overcollateralization" in this prospectus supplement.

                                    Subordination. If applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

                                    o  if you buy a Class B Certificate and
                                       losses on the mortgage loans exceed
                                       excess interest and any
                                       overcollateralization that has been
                                       created, the principal amount of your
                                       certificate will be reduced
                                       proportionately with the principal
                                       amounts of the other Class B Certificates by the amount of that excess;

                                    o  if you buy a Class M3 Certificate and
                                       losses on the mortgage loans exceed
                                       excess interest and any
                                       overcollateralization that has been
                                       created, plus the total principal amount of the Class B Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class M3 Certificates by the amount of that excess;

                                    o  if you buy a Class M2 Certificate and
                                       losses on the mortgage loans exceed
                                       excess interest and any
                                       overcollateralization that has been
                                       created, plus the total principal amount of the Class B and the Class M3 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M2
                                       Certificates by the amount of that
                                       excess;

                                    o  if you buy a Class M1 Certificate and
                                       losses on the mortgage loans exceed
                                       excess interest and any
                                       overcollateralization that has been
                                       created, plus the total principal amount of the Class B, Class M3 and Class M2 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class M1
                                       Certificates by the amount of that
                                       excess; and

                                    o  if you buy a Class A4 Certificate and
                                       losses on the mortgage loans exceed
                                       excess interest and any
                                       overcollateralization that has been
                                       created, plus the total principal amount of the Class B, Class M3, Class M2 and Class M1 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class A4 Certificates by the amount of that excess.

                                    Losses on the mortgage loans will not reduce the principal amount of the Class A1, Class A2 or Class A3 Certificates.

                                    If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the offered certificates and the fees and expenses of the trust fund, then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal balances of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

                                    See "Description of the Certificates--Credit
                                    Enhancement--Subordination" and
                                    "--Application of Realized Losses" in this prospectus supplement.

                                    Limited Cross-Collateralization. If you buy a Class A1, Class A2 or Class A3 Certificate, your principal payments will depend, for the most part, on collections on the mortgage loans in the pool that relates to your class of certificates. However, your certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from each pool. That means that even if the rate of losses on mortgage loans in the pool that relates to your class of certificates is low, losses in the other pool will reduce the loss protection for your certificates.

                                    Primary Mortgage Insurance. Approximately
                                    51.97%, 32.08% and 46.61% of the mortgage
                                    loans in pool 1, pool 2 and pool 3,
                                    respectively, are first lien mortgage loans which have original loan-to-value ratios greater than 80%, calculated as described under "Description of the Mortgage Pools--General." Approximately 8.22%, 3.36% and 4.51% of such mortgage loans in pool 1, pool 2 and pool 3, respectively, are otherwise covered by existing primary mortgage insurance policies. A loan-level primary mortgage insurance policy from Mortgage Guaranty Insurance Corporation, as described in this prospectus supplement, will be acquired on behalf of the trust fund, providing initial coverage for approximately 66.18%, 72.93% and 35.18% of those mortgage loans in pool 1, pool 2 and pool 3, respectively, with original loan-to-value ratios greater than 80%. However, this policy will only cover first lien mortgage loans and is subject to various other limitations and exclusions. As a result, coverage may be limited or denied on some mortgage loans. In addition, since the amount of coverage depends on the loan-to-value ratio of the related mortgaged property at inception of the policy, a decline in the value of the mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. Accordingly, such policy will provide only limited protection against losses on the mortgage loans.

                                    See "Description of the Mortgage
                                    Pools--Primary Mortgage Insurance" in this prospectus supplement.

Effect of Creditworthiness of
   Primary Mortgage Insurer on
   Ratings of Certificates .......  The ratings assigned to the offered certificates by the rating agencies will be based in part on the credit ratings assigned to Mortgage Guaranty Insurance Corporation which will provide loan-level primary mortgage insurance coverage as described above. The credit ratings assigned to such insurance company could be qualified, reduced or withdrawn at any time. Any qualification, reduction or withdrawal of the ratings assigned to such insurance company could result in reduction of the ratings assigned to the offered certificates, which could in turn affect the liquidity and market value of the offered certificates.

Balloon Loans ....................  Approximately 0.11%, 0.37% and 1.04% of the
                                    mortgage loans included in pool 1, pool 2 and pool 3, respectively, are balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for such loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Unpredictability and Effect of
   Prepayments ...................  The rate of prepayments on the mortgage loans will be sensitive to prevailing
                                    interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

                                    Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 85.21%, 93.03% and 82.95% of the mortgage loans to be included in pool 1, pool 2 and pool 3, respectively, require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from three months to five years after origination, in the case of pool 1, six months to three years after origination, in the case of pool 2, and one to five years after origination, in the case of pool 3. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

                                    The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, Lehman Capital or Lehman Brothers Bank, FSB, as the sellers of the mortgage loans to the depositor, or the party from which either Lehman Capital or Lehman Brothers Bank, FSB acquired a particular mortgage loan, may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made are not cured. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.

                                    A prepayment of a mortgage loan will usually result in a payment of principal on the offered certificates:

                                    o  If you purchase your certificates at a
                                       discount and principal is repaid slower
                                       than you anticipate, then your yield may be lower than you anticipate.

                                    o  If you purchase your certificates at a
                                       premium and principal is repaid faster
                                       than you anticipate, then your yield may be lower than you anticipate.

                                    The prepayment experience of the mortgage loans may differ significantly from that of other first and second lien residential mortgage loans included in the various servicers' portfolios.

                                    See "Yield, Prepayment, and Weighted Average
                                    Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation
   Proceeds; Liquidation Proceeds
   May Be Less Than Mortgage
   Loan Balance ..................  Substantial delays could be encountered in connection with the liquidation of
                                    delinquent mortgage loans. Further,
                                    reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to certificateholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Delinquencies Due to Servicing
   Transfer ......................  As described in this prospectus supplement, a servicing transfer to Fairbanks Capital
                                    Corp. is expected to occur approximately two months following the closing date with respect to certain mortgage loans currently serviced by Option One Mortgage Corporation. In addition, the mortgage loans serviced by other primary servicers may be transferred in the future to other servicers in accordance with the provisions of the trust agreement. Mortgage loans subject to servicing transfers may experience increased delays in payments until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all relevant data has been obtained by the new servicer.

                                    See "The Servicers" in this prospectus
                                    supplement.

Geographic Concentration of
   Mortgage Loans ................  Approximately 39.89%, 44.79% and 55.72% of
                                    the mortgage loans to be included in pool 1, pool 2 and pool 3, respectively, are secured by properties located in California. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in that state because the following conditions will have a disproportionate impact on the mortgage loans in general:

                                    o  weak economic conditions, which may or
                                       may not affect real property values, may affect the ability of borrowers to repay their loans on time.

                                    o  declines in the residential real estate
                                       market in California may reduce the
                                       values of properties located in that
                                       state, which would result in an increase in the loan-to-value ratios.

                                    o  properties in California may be more
                                       susceptible than homes located in other
                                       parts of the country to certain types of uninsurable hazards, such as earthquakes, hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

                                    Natural disasters affect regions of the
                                    United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

                                    For additional information regarding the geographic concentration of the mortgage loans to be included in each mortgage pool, see the geographic distribution table under "Description of the Mortgage Pools" in this prospectus supplement.

Limited Ability to Resell
   Certificates ..................  The underwriter is not required to assist in resales of the offered certificates,
                                    although it may do so. A secondary market for any class of offered certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

Special Risks for the Class A-IO
   Certificates ..................  Interest will accrue on the Class A-IO
                                    Certificates on a declining scheduled
                                    notional amount described in this prospectus supplement. After the distribution date in December 2004, the notional amount of the Class A-IO Certificates will be zero and, therefore, current interest will no longer be payable on the Class A-IO Certificates. In the event that the mortgage loans prepay at an extremely rapid rate resulting in their prepayment in full while the Class A-IO Certificates remain outstanding, investors in the Class A-IO Certificates could fail to recover their initial investments.

Rights of the NIMS Insurer May
   Affect Offered Certificates ...  It is anticipated that one or more insurance companies, referred to herein as the "NIMS
                                    Insurer," may issue a financial guaranty insurance policy covering certain payments to be made on the net interest margin securities to be issued by a separate trust and to be secured by all or a portion of the Class P and Class X Certificates. If such an insurance policy is issued, the trust agreement and the servicing agreements for this transaction will provide that, unless there exists a continuance of any failure by the NIMS Insurer to make a required payment under the policy insuring the net interest margin securities or there exists an insolvency proceeding by or against the NIMS Insurer, the NIMS Insurer, if any, will be entitled to exercise, among others, the following rights, without the consent of the holders of the offered certificates, and the holders of the offered certificates may exercise such rights only with the prior written consent of the NIMS Insurer: (i) the right to provide notices of servicer or master servicer defaults and the right to direct the trustee and the master servicer to terminate the rights and obligations of the master servicer and the servicers, respectively, under the trust agreement and the servicing agreements in the event of a default by the master servicer or any servicer; (ii) the right to remove the trustee or any co-trustee pursuant to the trust agreement; and (iii) the right to direct the trustee to make investigations and take actions pursuant to the trust agreement. In addition, unless the NIMS Insurer defaults or there exists an insolvency proceeding as described above, the NIMS Insurer's consent will be required prior to, among other things, (i) the waiver of any default by the master servicer, any servicer or the trustee, (ii) the appointment of any successor thereto or any co-trustee or (iii) any amendment to the trust agreement or any servicing agreement. The NIMS Insurer will also have additional rights in the trust agreement and in each of the servicing agreements.

                                    Investors in the offered certificates should note that any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates. Furthermore, the rights granted to the NIMS Insurer, if any, may be extensive and the interests of the NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of the offered certificates. The NIMS Insurer has no obligation or duty to consider the interests of the holders of the offered certificates in connection with the exercise or non-exercise of the NIMS Insurer's rights.

                                    The NIMS Insurer's exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of the NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

Violation of Predatory Lending
   Laws May Result in Losses .....  A number of federal and state laws have been enacted that are designed to discourage
                                    predatory lending practices. The federal
                                    Home Ownership and Equity Protection Act of
                                    1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia's Fair Lending Act, have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the trust. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The Sellers believe that the mortgage pools do not include any mortgage loans in violation of HOEPA, the Georgia Fair Lending Act or similar state laws. However, if the trust should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the original transferors or the sellers. See "The Trust Agreement--Assignment of Mortgage Loans" in the prospectus supplement.

Terrorist Attacks and Military
   Action ........................  The effects that terrorist attacks in the
                                    United States and other incidents and
                                    related military action may have on the
                                    performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Soldiers' and Sailors' Civil Relief Act of 1940 or similar state laws. The interest distributable to holders of the offered certificates will be reduced on a proportionate basis by any reductions in the amount of interest collectible as a result of application of the Relief Act and neither the servicers nor any other party will be required to fund any interest shortfall caused by any such reduction. In addition, certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state laws.

                        Description of the Certificates

General

      The Series 2002-BC10 Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates (the "Certificates") will consist of the Class A1, Class A2, Class A3, Class A-IO, Class A4, Class M1, Class M2, Class M3, Class B, Class P, Class X and Class R Certificates. The Class A1, Class A2, Class A3 and Class A-IO Certificates are collectively referred to herein as the "Senior Certificates"; the Class A4 Certificates are referred to herein as the "Subordinate Senior Certificates"; the Class M1, Class M2, Class M3 and Class B Certificates are collectively referred to herein as the "Offered Subordinate Certificates;" and the Offered Subordinate Certificates, together with the Class X and Class R Certificates, are sometimes collectively referred to herein as the "Subordinate Certificates." Only the Senior Certificates, the Subordinate Senior Certificates and the Offered Subordinate Certificates (collectively, the "Offered Certificates") are offered hereby. The Class A-IO Certificates are sometimes referred to herein as the "Interest-only Certificates." The Class A1, Class A2, Class A3, Class A4, Class M1, Class M2 and Class M3 Certificates are also sometimes collectively referred to herein as the "LIBOR Certificates." The Class R Certificate is also referred to as the "Residual Certificate."

      The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) three pools ("Pool 1," "Pool 2" and "Pool 3," respectively, and each a "Mortgage Pool") of conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien, residential mortgage loans, (the "Mortgage Loans"), (2) such assets as from time to time are deposited in respect of the Mortgage Loans in a certificate account maintained by the Trustee (the "Certificate Account"), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) primary mortgage and other insurance policies covering certain of the mortgage loans or the related mortgaged properties, (5) the rights of the Depositor under the Sale and Assignment Agreements, as described under "The Trust Agreement--Assignment of Mortgage Loans," (6) the Basis Risk Reserve Fund, as described under "--Distributions of Interest--Basis Risk Shortfalls," (7) an interest rate cap agreement (the "Cap Agreement"), as described under "--Distributions of Interest--The Cap Agreement" and (8) all proceeds of the foregoing.

      The Mortgage Loans to be included in the Trust Fund will bear fixed interest rates (collectively, "Fixed Rate Mortgage Loans") or interest rates that adjust in accordance with an index (collectively, "Adjustable Rate Mortgage Loans"), as described under "Description of the Mortgage Pools--Adjustable Rate Mortgage Loans" and "--The Index." Pool 1 will consist only of those Mortgage Loans in the Trust Fund with original principal balances which do not exceed the applicable Fannie Mae maximum original loan amount limitations for one- to four-family mortgaged properties. Pool 2 will consist only of those Mortgage Loans in the Trust Fund with original principal balances which do not exceed the applicable Freddie Mac maximum original loan amount limitations for one- to four- family mortgaged properties. Pool 3 will consist of Mortgage Loans in the Trust Fund with original principal balances which may be less than, equal to, or in excess of, those loan amount limitations.

      Each class of Offered Certificates (other than the Class A-IO Certificates) will be issued in the respective approximate initial total principal amount (a "Class Principal Amount") specified in the table on page S-2. The Class A-IO Certificates will be issued in an initial aggregate notional amount (the "Class Notional Amount") described under "--Distribution of Interest." The Class R Certificates will be issued without principal or notional amounts or interest rates, and will be entitled only to such amounts as are described herein. The Class X Certificate will be issued with an initial principal amount equal to the excess of (x) the Cut-off Date Balance of the Mortgage Loans over (y) the initial Class Principal Amount of all the certificates (other than the Class X Certificate), less $100. The Class P Certificates will be issued with an initial Class Principal Amount equal to $100. The initial total Certificate Principal Amount (as defined herein) of the Offered Certificates may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the Mortgage Pools" herein.

      For purposes of allocating distributions of principal and interest on the Senior Certificates, (i) the Class A1 Certificates will relate to, and generally will be limited to collections from, the Mortgage Loans in Pool 1, (ii) the Class A2 Certificates will relate to, and generally be limited to collections from, the Mortgage Loans in Pool 2 and (iii) the Class A3 Certificates will relate to, and generally will be limited to collections from, Mortgage Loans in Pool 3. However, holders of each such Class will receive the benefit of Monthly Excess Interest (as defined under "--Distributions of Interest--Interest Payment Priorities") generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pools unrelated to that Class. Holders of the Class A-IO Certificates will be entitled to receive distributions of interest from each Mortgage Pool based upon their Component Notional Amounts (as defined below at "--Distributions of Interest") related to each Mortgage Pool. Holders of Subordinate Senior Certificates and of Subordinate Certificates will be entitled to receive distributions of principal and interest based upon collections from each Mortgage Pool, but such rights to distributions will be subordinate to the rights of the holders of the Senior Certificates, in the case of the Subordinate Senior Certificates, and to the rights of the holders of the Senior Certificates and the Subordinate Senior Certificates, in the case of the Subordinate Certificates to the extent described herein.

      The Class X Certificates will be entitled to monthly excess cashflow from the Mortgage Pools remaining after required distributions are made to the Offered Certificates. The Class P Certificates will be entitled to receive all prepayment premiums received in respect of the Mortgage Loans from the Mortgage Pools and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Certificates. The Class X and Class R Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates. The Class R Certificate evidences the residual interest in the REMICs.

      An affiliate of Lehman Brothers Inc. will initially hold the Class P and Class X Certificates and intends to place such Certificates into a separate trust and issue securities backed by all or a portion of such Certificates (the "NIMS Transaction"). The net interest margin securities (hereinafter, "NIMS Securities") issued in the NIMS Transaction may be insured by one or more financial guaranty insurance companies (such entities, collectively, the "NIMS Insurer"). If the NIMS Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement and each Servicing Agreement as described herein.

      Distributions on the Certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in January 2003 (i.e., the first Distribution Date will be January 27, 2003) (each, a "Distribution Date"), to Certificateholders of record on the applicable Record Date. The "Record Date" for the Offered Certificates and each Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York, Colorado, Minnesota or Maryland (or, as to any Servicer, such other states as are specified in the related Servicing Agreement) are closed.

      Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds, provided that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined herein) of the Trustee. See "--The Trustee" herein.

      The Offered Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein) and for such purpose are referred to as "Book-Entry Certificates." The Class A1, Class A2, Class A3 and Class A4 Certificates will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess thereof. The Class A-IO Certificates will be issued in minimum denominations of $100,000 in Notional Amount (as defined herein) and integral multiples of $1 in excess thereof. The Offered Subordinate Certificates will be issued in minimum denominations in principal amount of $100,000 and integral multiples of $1,000 in excess thereof.

      Each class of Book-Entry Certificates will be represented by one or more global certificates that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. Structured Asset Securities Corporation (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "--Book-Entry Registration--Definitive Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration

      General. Beneficial Owners will hold their Certificates through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank) (hereafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Certificateholders as that term is used in the Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

      Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Foreign Persons" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream

Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Foreign Persons" and "--Information Reporting" in the Prospectus.

      Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

      DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Offered Certificates.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the Depositor, Lehman Capital, the Sellers, the Master Servicer, any Servicer or the Trustee (as such terms are defined herein) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

      Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities--Book-Entry Registration." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Trustee is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

Distributions of Interest

      Calculation of Interest. The amount of interest distributable on each Distribution Date in respect of each class of Certificates will equal the sum of
(1) Current Interest (as defined herein) for such class on such date and (2) any Carryforward Interest (as defined herein) for such class and for such date. Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period (as defined below). Interest will accrue on the Class A-IO and the Class B Certificates on the basis of a 360-day year consisting of twelve 30-day months.

      o "Current Interest" with respect to any class or component of Certificates (other than the Class A-IO Certificates) and any Distribution Date will equal the aggregate amount of interest accrued at the applicable Interest Rate (as defined below) during the related Accrual Period on the Class Principal Amount of such class or Component Notional Amount of such component (as described below) immediately prior to such Distribution Date. "Current Interest" with respect to each of the Class A-IO Certificates and any Distribution Date will equal the aggregate Current Interest on the components of such class.

      o "Carryforward Interest" with respect to any class or component of Certificates (other than the Class A-IO Certificates) and any Distribution Date will equal the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class (or component thereof) for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class (or component) on such immediately preceding Distribution Date and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate. "Carryforward Interest" with respect to each of the Class A-IO Certificates and any Distribution Date will equal the aggregate Carryforward Interest on the components of such class.

      o The "Accrual Period" applicable to each class and component of the Certificates with respect to each Distribution Date will be the period beginning on the immediately preceding Distribution Date (or on December 25, 2002, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

      The "Interest Rates" for each class of LIBOR Certificates, the Class B Certificates and each component of the Class A-IO Certificates will be the applicable annual rate described below:

      o Class A1 Certificates: the lesser of (i) LIBOR plus 0.45% (the "A1 Spread") and (ii) with respect to any Distribution Date on which either of the Class A2 or Class A3 Certificates are outstanding, the Pool 1 Net Funds Cap (as defined below) and, after the Distribution Date on which the aggregate Class Principal Amounts of the Class A2 and Class A3 Certificates has been reduced to zero, the Subordinate Net Funds Cap (as defined below).

      o Class A2 Certificates: the lesser of (i) LIBOR plus 0.48% (the "A2 Spread") and (ii) with respect to any Distribution Date on which either of the Class A1 or Class A3 Certificates are outstanding, the Pool 2 Net Funds Cap (as defined below) and, after the Distribution Date on which the aggregate Class Principal Amounts of the Class A1 and Class A3 Certificates has been reduced to zero, the Subordinate Net Funds Cap.

      o Class A3 Certificates: the lesser of (i) LIBOR plus 0.43% (the "A3 Spread") and (ii) with respect to any Distribution Date on which either of the Class A1 or Class A2 Certificates are outstanding, the Pool 3 Net Funds Cap (as defined below) and, after the Distribution Date on which the aggregate Class Principal Amounts of the Class A1 and Class A2 Certificates has been reduced to zero, the Subordinate Net Funds Cap.

      o Class A4 Certificates: the lesser of (i) LIBOR plus 0.70% (the "A4 Spread") and (ii) the Subordinate Net Funds Cap.

      o Class A-IO Components: a fixed interest rate of 6.00% per annum for each Accrual Period related to a Distribution Date on or prior to the Distribution Date in December 2004. Thereafter, the components of the Class A-IO Certificates will not accrue interest and will not be entitled to any interest payments.

      o Class M1 Certificates: the lesser of (i) LIBOR plus 1.00% (the "M1 Spread") and (ii) the Subordinate Net Funds Cap.

      o Class M2 Certificates: the lesser of (i) LIBOR plus 2.50% (the "M2 Spread") and (ii) the Subordinate Net Funds Cap.

      o Class M3 Certificates: the lesser of (i) LIBOR plus 3.25% (the "M3 Spread") and (ii) the Subordinate Net Funds Cap.

      o Class B Certificates: the lesser of (i) 5.75% (the "B Fixed Rate") and (ii) the Subordinate Net Funds Cap.

      If the option to purchase the Mortgage Loans is not exercised by the Master Servicer (or in the case of the Master Servicer's failure to exercise, the NIMS Insurer), as described under "Optional Purchase of Mortgage Loans" herein, then with respect to the next following Distribution Date and each succeeding Distribution Date thereafter, the A1 Spread will be increased to 0.90%, the A2 Spread will be increased to 0.96%, the A3 Spread will be increased to 0.86, the A4 Spread will be increased to 1.40%, the M1 Spread will be increased to 1.50%, the M2 Spread will be increased to 3.75%, the M3 Spread will be increased to 4.875% and the B Fixed Rate will be increased to 6.25%.

      The Class A-IO Components. Solely for the purpose of determining distributions of interest on the Class A-IO Certificates from each Mortgage Pool, the Class A-IO Certificates will be comprised of three components, the "A-IO(1) Component" relating to Pool 1, the "A-IO(2) Component" relating to Pool 2 and the A-IO(3) Component relating to Pool 3. The "Notional Amount" of the Class A-IO Certificates as of any Distribution Date will equal the sum of the A-IO(1), A-IO(2) and A-IO(3) Component Notional Amounts. On each Distribution Date occurring during the periods set forth below, the A-IO(1) Component, the A-IO(2) Component and the A-IO(3) Component will be deemed to have the following Component Notional Amounts:

                                          A-IO(1) Component:       A-IO(2) Component:         A-I0(3) Component:
                                        the lesser of (i) the     the lesser of (i) the     the lesser of (i) the
                                          Pool Balance for          Pool Balance for          Pool Balance for
                                         Pool 1 and (ii) the       Pool 2 and (ii) the       Pool 3 and (ii) the
                                          following amounts         following amounts         following amounts
                                        ---------------------     ---------------------     ---------------------
From January 2003 to June 2003 ......        $42,986,548              $110,420,468               $58,426,457
From July 2003 to December 2003 .....        $35,170,812              $ 90,344,019               $47,803,465
From January 2004 to June 2004 ......        $27,355,076              $ 70,267,570               $37,180,472
From July 2004 to December 2004 .....        $ 7,815,736              $ 20,076,448               $10,622,992

      The initial Class Notional Amount of the Class A-IO Certificates will be equal to the sum of the Component Notional Amounts of the A-IO(1), A-IO(2) and A-IO(3) Components or $211,833,473.

      Current Interest and Carryforward Interest (as calculated above) which accrues on the Component Notional Amounts of the A-IO(1) Component, the A-IO(2) Component and the A-IO(3) Component will be distributed on each Distribution Date from Pool 1 (in the case of the A-IO(1) Component), Pool 2 (in the case of the A-IO(2) Component) and Pool 3 (in the case of the A-IO(3) Component). As set forth above, after the Distribution Date in December 2004, the A-IO(1) Component, the A-IO(2) Component and the A-IO(3) Component will each have a Component Notional Amount equal to zero, and therefore, Current Interest will no longer be distributed on the Class A-IO Certificates after that Distribution Date.

      The holders of the Class A-IO Certificates will not have severable ownership interests in any of the above components, but rather will have undivided interests in the entire class. The components of the Class A-IO Certificates are interest-only components and do not represent an entitlement to any principal payments.

      Definitions Relating to Interest Payment Priorities.

      o The "Class Principal Amount" is the aggregate of the Certificate Principal Amounts of all certificates of a class.

      o The "Certificate Principal Amount" of any LIBOR Certificate or any Class B Certificate as of any Distribution Date will be its initial Certificate Principal Amount as of December 30, 2002 (the "Closing Date") as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date and, in the case of any Subordinate Senior Certificate or any Offered Subordinate Certificate, as reduced by any Applied Loss Amount (as defined at "Credit Enhancement--Application of Realized Losses") previously allocated thereto.

      o The "Notional Amount" of each Class A-IO Certificate as of any Distribution Date will equal that Certificate's Percentage Interest of the Class Notional Amount of the Class A-IO Certificates for that date.

      o The "Percentage Interest" of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal Amount or Notional Amount and the denominator of which is the applicable Class Principal Amount or Class Notional Amount.

      o The "Pool 1 Net Funds Cap" with respect to each Distribution Date and the Class A1 Certificates will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Pool 1 Optimal Interest Remittance Amount (as defined below) for such date and (2) 12, and the denominator of which is the Pool Balance (as defined below) for Pool 1 for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

      o The "Pool 1 Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the amount, if any, by which (1) the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Pool 1 Mortgage Loans as of the first day of the related Collection Period (as defined at "--Distributions of Principal" below) divided by (y) 12 and (B) the Pool Balance for Pool 1 for the immediately preceding Distribution Date exceeds (2)(A) in the case of the first 24 Distribution Dates only, an amount equal to the product of (x) 0.50% and (y) the Component Notional Amount of the A-IO(1) Component immediately before such Distribution Date and (B) thereafter, zero.

      o The "Pool 2 Net Funds Cap" with respect to each Distribution Date and the Class A2 Certificates will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Pool 2 Optimal Interest Remittance Amount (as defined below) for such date and (2) 12, and the denominator of which is the Pool Balance (as defined below) for Pool 2 for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

      o The "Pool 2 Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the amount, if any, by which (1) the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Pool 2 Mortgage Loans as of the first day of the related Collection Period (as defined at "--Distributions of Principal" below) divided by (y) 12 and (B) the Pool Balance for Pool 2 for the immediately preceding Distribution Date exceeds (2)(A) in the case of the first 24 Distribution Dates only, an amount equal to the product of (x) 0.50% and (y) the Component Notional Amount of the A-IO(2) Component immediately before such Distribution Date and (B) thereafter, zero.

      o The "Pool 3 Net Funds Cap" with respect to each Distribution Date and the Class A3 Certificates will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Pool 3 Optimal Interest Remittance Amount (as defined below) for such date and (2) 12, and the denominator of which is the Pool Balance (as defined below) for Pool 3 for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

      o The "Pool 3 Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the amount, if any, by which (1) the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Pool 3 Mortgage Loans as of the first day of the related Collection Period (as defined at "--Distributions of Principal" below) divided by (y) 12 and (B) the Pool Balance for Pool 3 for the immediately preceding Distribution Date exceeds (2)(A) in the case of the first 24 Distribution Dates only, an amount equal to the product of (x) 0.50% and (y) the Component Notional Amount of the A-IO(3) Component immediately before such Distribution Date and (B) thereafter, zero.

      o The "Subordinate Net Funds Cap" for any Distribution Date will equal the weighted average of the Pool 1 Net Funds Cap, the Pool 2 Net Funds Cap and the Pool 3 Net Funds Cap, weighted on the basis of the Pool Subordinate Amount for each Mortgage Pool; provided, however, that on or after the Distribution Date on which any two Classes of the Class A1, Class A2 or Class A3 Certificates have been reduced to zero, the Subordinate Net Funds Cap will equal the weighted average of the Pool 1 Net Funds Cap, the Pool 2 Net Funds Cap and the Pool 3 Net Funds Cap, weighted on the basis of the respective Pool Balances of the Mortgage Pools.

      o The "Pool Subordinate Amount" as to any Mortgage Pool and any Distribution Date is the excess of the Pool Balance for such Mortgage Pool for the immediately preceding Distribution Date over the aggregate Certificate Principal Amount (as defined below) of the Class A1 Certificates (in the case of Pool 1), the Class A2 Certificates (in the case of Pool 2) or the Class A3 Certificates (in the case of Pool 3), immediately prior to the related Distribution Date.

      o The "Net Mortgage Rate" for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the Aggregate Expense Rate.

      o The "Aggregate Expense Rate" for any Mortgage Loan equals the sum of the related Servicing Fee Rate (as described at "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses"), the Trustee Fee Rate (as described at "--The Trustee" below) and the applicable Insurance Fee Rate (as described at "Description of the Mortgage Pools--General" below).

      o The "Mortgage Rate" for any Mortgage Loan is its applicable interest rate as determined in the related mortgage note as reduced by any application of the Soldiers' and Sailors' Relief Act.

      o The "Pool Balance" for any Mortgage Pool as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances (as defined at "--Distributions of Principal") of the Mortgage Loans in such Mortgage Pool as of such date.

      o The "Pool Percentage" for each Mortgage Pool and any Distribution Date will be a fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such date and the denominator of which is the Aggregate Loan Balance for such date.

      o The "Aggregate Loan Balance" as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of such date.

      Basis Risk Shortfalls. With respect to each Distribution Date and any class of Offered Certificates (other than the Class A-IO Certificates), to the extent that (a) the amount calculated under clause (i) of the definition of "Interest Rate" for such class exceeds (b) in the case of the Class A1, Class A2 and Class A3 Certificates, the amount payable under the applicable Net Funds Cap and, in the case of the Subordinate Senior Certificates and the Offered Subordinate Certificates, the Subordinate Net Funds Cap for such class (such excess, a "Basis Risk Shortfall"), such class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall (as defined below) with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap or Subordinate Net Funds Cap) before the holders of the Class X and Class R Certificates are entitled to any distributions. Such classes of Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from both (i) Monthly Excess Cashflow (as described below) and (ii) any amounts received under the Cap Agreement for the related Distribution Date, each treated as paid from and to the extent such funds are on deposit in a reserve fund (the "Basis Risk Reserve Fund"). See "--Distributions of Interest--The Cap Agreement" and "--Credit Enhancement--Application of Monthly Excess Cashflow" below. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (i) an initial deposit of $1,000 by Lehman Capital, (ii) any amounts received from the Cap Provider under the Cap Agreement and (iii) certain amounts that would otherwise be distributed to the Class X Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of LIBOR Certificates or the Class B Certificates and in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate (as defined below) exceeds (y) the amount payable at the applicable Net Funds Cap.

      o The "Unpaid Basis Risk Shortfall" for any class of LIBOR Certificates and the Class B Certificates on any Distribution Date will equal the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the Pool 1 Net Funds Cap, Pool 2 Net Funds Cap, the Pool 3 Net Funds Cap or the Subordinate Net Funds Cap, as applicable, but limited to a rate no greater than the Maximum Interest Rate.

      o The "Maximum Interest Rate" with respect to any Distribution Date will be an annual rate equal to:

            o in the case of the Class A1 Certificates, for each Distribution Date on or before the Distribution Date on which the aggregate Class Principal Amounts of the Class A2 Certificates and the Class A3 Certificates has been reduced to zero, an annual rate that would equal the Pool 1 Net Funds Cap for such Distribution Date if the Pool 1 Optimal Interest Remittance Amount were computed by reference to the weighted average of the excess of the maximum lifetime Mortgage Rates specified in the related mortgage notes for the Pool 1 Mortgage Loans over the Aggregate Expense Rate;

            o in the case of the Class A2 Certificates, for each Distribution Date on or before the Distribution Date on which the aggregate Class Principal Amounts of the Class A1 Certificates and the Class A3 Certificates has been reduced to zero, an annual rate that would equal the Pool 2 Net Funds Cap for such Distribution Date if the Pool 2 Optimal Interest Remittance Amount were computed by reference to the weighted average of the excess of the maximum lifetime Mortgage Rates specified in the related mortgage notes for the Pool 2 Mortgage Loans over the Aggregate Expense Rate;

            o in the case of the Class A3 Certificates, for each Distribution Date on or before the Distribution Date on which the aggregate Class Principal Amounts of the Class A1 Certificates and the Class A2 Certificates has been reduced to zero, an annual rate that would equal the Pool 3 Net Funds Cap for such Distribution Date if the Pool 3 Optimal Interest Remittance Amount were computed by reference to the weighted average of the excess of the maximum lifetime Mortgage Rates specified in the related mortgage notes for the Pool 3 Mortgage Loans over the Aggregate Expense Rate; and

            o in the case of (i) the Subordinate Senior Certificates, (ii) Offered Subordinate Certificates, (iii) the Class A1 Certificates, for each Distribution Date after the Distribution Date on which the aggregate Class Principal Amounts of the Class A2 Certificates and the Class A3 Certificates has been reduced to zero, (iv) the Class A2 Certificates, for each Distribution Date after the Distribution Date on which the aggregate Class Principal Amounts of the Class A1 Certificates and the Class A3 Certificates has been reduced to zero and (v) the Class A3 Certificates, for each Distribution Date after the Distribution Date on which the aggregate Class Principal Amounts of the Class A1 Certificates and Class A2 Certificates has been reduced to zero, an annual rate that would equal the Subordinate Net Funds Cap for such Distribution Date if (x) the Pool 1 Optimal Interest Remittance Amount were computed by reference to the weighted average of the excess of the maximum lifetime Mortgage Rates specified in the related mortgage notes for the Pool 1 Mortgage Loans over the Aggregate Expense Rate, (y) the Pool 2 Optimal Interest Remittance Amount were computed by reference to the weighted average of the excess of the maximum lifetime Mortgage Rates specified in the related mortgage notes for the Pool 2 Mortgage Loans over the Aggregate Expense Rate and (z) the Pool 3 Optimal Interest Remittance Amount were computed by reference to the weighted average of the excess of the maximum lifetime Mortgage Rates specified in the related mortgage rates for Pool 3 Mortgage Loans over the Aggregate Expense Rate.

      o The amount of Monthly Excess Cashflow distributable with respect to the Class X Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, received under the Cap Agreement or otherwise deposited into the Basis Risk Reserve Fund. The

            "Basis Risk Payment" for any Distribution Date will be the sum of
            (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date and (3) any Required Reserve Fund Deposit (as specified in the Trust Agreement) for such Distribution Date, less any amounts received by the Trust Fund pursuant to the Cap Agreement. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Monthly Excess Cash Flow otherwise distributable in respect of the Class X Certificates.

      The Cap Agreement. The Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, has entered into an interest rate cap agreement (the "Cap Agreement") with Lehman Brothers Special Financing Inc. (the "Counterparty"), an affiliate of the Sellers, the Master Servicer, the Depositor and Lehman Brothers Inc.

      Under the terms of the Cap Agreement, in exchange for a fixed payment made by Lehman Brothers Inc. on behalf of the Trust on the Closing Date, the Counterparty is obligated to pay to the Trust Fund at least one Business Day prior to each Distribution Date, commencing with the Distribution Date falling in February 2003 and ending with the Distribution Date falling in December 2004, one month's interest calculated at an annual rate equal to the excess, if any, of LIBOR (as defined at "--Determination of LIBOR below) over 1.40% (the "Strike Rate") on a calculated notional amount equal to approximately $636,578,850 on the Closing Date. The initial notional amount will decline each month to an amount equal to the lesser of (i) the aggregate of the Class Principal Amounts of the LIBOR Certificates and (ii) the amount set forth below, for the specified date, as follows:

                                                            Current
      Cap Payment Date                                 Notional Amount ($)
      ----------------                                 -------------------
      February 24, 2003 ............................       636,578,850
      March 24, 2003 ...............................       631,130,600
      April 24, 2003 ...............................       624,759,900
      May 24, 2003 .................................       617,477,200
      June 24, 2003 ................................       609,298,650
      July 24, 2003 ................................       600,242,300
      August 24, 2003 ..............................       590,333,800
      September 24, 2003 ...........................       579,627,300
      October 24, 2003 .............................       568,192,150
      November 24, 2003 ............................       556,084,400
      December 24, 2003 ............................       543,924,400
      January 24, 2004 .............................       532,032,300
      February 24, 2004 ............................       520,403,350
      March 24, 2004 ...............................       509,031,850
      April 24, 2004 ...............................       497,911,150
      May 24, 2004 .................................       487,036,500
      June 24, 2004 ................................       476,401,250
      July 24, 2004 ................................       466,001,600
      August 24, 2004 ..............................       455,830,900
      September 24, 2004 ...........................       445,883,450
      October 24, 2004 .............................       436,155,450
      November 24, 2004 ............................       426,253,600
      December 24, 2004 ............................       406,951,500

      The Cap Agreement will terminate after the Distribution Date falling in December 2004.

      It is intended that payments under the Cap Agreement provide protection against upward movements in LIBOR and diminish the basis risk to the LIBOR Certificates and the Class B Certificates associated with the Trust Fund's investment in certain hybrid delayed adjustment date Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans. See "Description of the Mortgage Pools--General" and "--Adjustable Rate Mortgage Loans." However, there can be no assurance that amounts payable to the Trust Fund under the Cap Agreement will be sufficient to cover such shortfalls. On each Distribution Date, the Trustee will deposit any amount received under the Cap Agreement in the Basis Risk Reserve Fund and will then withdraw such amounts from the Basis Risk Reserve Fund for distribution to holders of the LIBOR Certificates and the Class B Certificates in accordance with priority (3) set forth at "--Credit Enhancement--Application of Monthly Excess Cashflow." If such deposit to the Basis Risk Reserve Fund is insufficient to cover the total amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Interest, if any, that would otherwise be payable to the Class X Certificates.

      The obligations of the Counterparty will be guaranteed by Lehman Brothers Holdings Inc. (the "Cap Guarantor") which is, as of the Closing Date, rated "A" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), "A+" by Fitch, Inc. ("Fitch Ratings") and "A2" by Moody's Investors Service, Inc. ("Moody's"), there can be no assurance that such ratings will be maintained.

      The Cap Agreement is terminable by the Trust Fund or the Counterparty following the occurrence of certain specified events of default, including failure of the Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multi-Cross-Border).

      Interest Payment Priorities. On each Distribution Date, the Interest Remittance Amount (as defined below) for Pool 1 for such date will be distributed in the following order of priority:

            (i) pro rata, to the Class A1 Certificates and the A-IO(1) Component, Current Interest (taking into account the Pool 1 Net Funds Cap, if applicable) for such class and component and any Carryforward Interest for such Distribution Date;

            (ii) pro rata, to the Class A2 Certificates, the A-IO(2) Component, the Class A3 Certificates and the A-IO(3) Component, Current Interest (taking into account the related Net Funds Cap, if applicable, and after giving effect to the distribution of the Interest Remittance Amount relating to such Certificates) for such classes and components and any Carryforward Interest for such Distribution Date;

            (iii) to the Class A4 Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) for such class and any Carryforward Interest for such Distribution Date;

            (iv) to the Class M1 Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) for such class and any Carryforward Interest for such Distribution Date;

            (v) to the Class M2 Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) for such class and any Carryforward Interest for such Distribution Date;

            (vi) to the Class M3 Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) for such class and any Carryforward Interest for such Distribution Date;

            (vii) to the Class B Certificates, Current Interest (taking into account the Subordinate Net Funds Cap, if applicable) for such class and any Carryforward Interest for such Distribution Date;

            (viii) to the Credit Risk Manager, such Pool's allocable portion (based on the Pool Percentage) of the Credit Risk Manager's Fee, as described at "Servicing of the Mortgage Loans--The Credit Risk Manager";

            (ix) to the Trustee and the Master Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

            (x) for application as part of Monthly Excess Cashflow for such Distribution Date, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Interest Remittance Amount for Pool 1 remaining after application pursuant to clauses (i) through (ix) (such amount, the "Pool 1 Monthly Excess Interest" for such Distribution
      Date).

      The Interest Remittance Amount for Pool 2 on any Distribution Date will be distributed in accordance with the same priorities as described above for Pool 1, except that priority (i) would relate to the Class A2 Certificates and the A-IO(2) Component in place of the Class A1 Certificates and the A-IO(1) Component and priority (ii) would relate to the Class A1 Certificates and the A-IO(1) Component in place of the Class A2 Certificates and the A-IO(2) Component. Likewise, the Interest Remittance Amount for Pool 3 on any Distribution Date will be distributed in accordance with the same priorities as described above for Pool 1, except that priority (i) would relate to the Class A3 Certificates and the A-IO(3) Component in place of the Class A1 Certificate and the A-IO(1) Component and priority (ii) would relate to the Class A1 Certificates and the A-IO(1) Component in place of the Class A3 Certificates and the Class A-IO(3) Components. Any Interest Remittance Amount for Pool 2 or Pool 3 remaining for such Distribution Date after application to all priorities (such amount, the "Pool 2 Monthly Excess Interest" and the "Pool 3 Monthly Excess Interest," respectively) would be similarly applied as part of Monthly Excess Cashflow as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below.

      The "Interest Remittance Amount" with respect to any Distribution Date and any Mortgage Pool will equal (a) the sum of (1) all interest collected (other than Payaheads (as defined herein)) or advanced in respect of Scheduled Payments (as defined herein) on the Mortgage Loans in such Mortgage Pool during the related Collection Period (as defined herein) by the Servicers, the Master Servicer or the Trustee, minus (x) the Servicing Fee and the Trustee Fee with respect to such Mortgage Loans, (y) previously unreimbursed Advances (as defined at "Servicing of the Mortgage Loans--Advances") and other amounts due to the Master Servicer, the Servicers or the Trustee with respect to the Mortgage Loans, to the extent allocable to interest and previously unreimbursed Servicing Advances and (z) the PMI Insurance Premiums related to such Mortgage Pool (and certain state taxes imposed on such premiums) as described at "Description of the Mortgage Pools--General", (2) all Compensating Interest (as defined herein) paid by the Master Servicer or the Servicers with respect to such Mortgage Loans with respect to the related Prepayment Period (as defined herein), (3) the portion of any Purchase Price (as defined herein) or Substitution Amount (as defined herein) paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest, and (4) all Net Liquidation Proceeds (as defined herein), Insurance Proceeds (as defined herein) and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) the Pool Percentage of other costs, expenses or liabilities reimbursable to the Master Servicer or the Trustee to the extent provided in the Trust Agreement.

      o A "Payahead" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

      o The "Substitution Amount" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus any unpaid interest accrued thereon, and any unpaid Advances or Servicing Advances, unpaid Servicing Fees, and related interest.

      Prepayment Interest Shortfalls. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in full or in part are generally applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to holders of the Offered Certificates on the Distribution Date following that Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of interest on the Certificates could result. The amount by which one month's interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment is a "Prepayment Interest Shortfall."

      With respect to prepayments in full and in part, each Servicer will be obligated to fund any resulting Prepayment Interest Shortfalls (such payment obligation being limited to the aggregate of the Servicing Fees received on the Mortgage Loans serviced by it for the applicable Distribution Date). The Master Servicer is obligated to reduce its Master Servicing compensation for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by a Servicer. See "Servicing of the Mortgage Loans--Prepayment Interest Shortfalls" herein. Any such payment by a Servicer or the Master Servicer is referred to herein as "Compensating Interest." Any Prepayment Interest Shortfalls not funded by a Servicer or the Master Servicer ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

Determination of LIBOR

      On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period (each such date, a "LIBOR Determination Date"), the Trustee will determine LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

      The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

      A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

      With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Trustee will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund's expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

      The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

      LIBOR for the first Accrual Period will be 1.42%.

Distributions of Principal

      General Definitions. Distributions of principal on the Class A1, Class A2 and Class A3 Certificates will be made primarily from the Principal Distribution Amount for the related Mortgage Pool, secondarily from the Principal Distribution Amounts from the unrelated Mortgage Pools and from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below. Distributions of principal on the Subordinate Senior Certificates and the Offered Subordinate Certificates will be made from the aggregate of the Principal Distribution Amounts from each Mortgage Pool after distributions of principal have been made on the Class A1, Class A2 and Class A3 Certificates. The Class A-IO Certificates will not be entitled to receive distributions of principal from any Mortgage Pool.

      o The "Principal Distribution Amount" for each Mortgage Pool for any Distribution Date will be equal to the Principal Remittance Amount for such Mortgage Pool for such date minus the Aggregate Overcollateralization Release Amount (as defined under "--Definitions Relating to Principal Payment Priorities" below) attributable to such Mortgage Pool, if any, for such Mortgage Pool and such Distribution Date.

      o The "Principal Remittance Amount" for each Mortgage Pool for any Distribution Date will be equal to (a) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the related Servicers or the Master Servicer (less unreimbursed Advances due to the Master Servicer, any Servicer or the Trustee with respect to such Mortgage Loans and any unreimbursed Service Advances, to the extent allocable to principal), (2) all prepayments in full or in part received on the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller during the related Prepayment Period or the NIMS Insurer (in the case of certain 90 days or more delinquent Mortgage Loans) from such Mortgage Pool, (4) the principal portion of any Substitution Amount paid with respect to any replaced Mortgage Loans in such Mortgage Pool during the related Prepayment Period allocable to principal, and (5) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, to the extent allocable to principal, minus (b) the Pool Percentage of any other costs, expenses or liabilities reimbursable to the Master Servicer, a Servicer or the Trustee from the Interest Remittance Amount described in clause (b) of the definition thereof and not reimbursed therefrom or otherwise.

      o The "Collection Period" with respect to any Distribution Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

      o "Insurance Proceeds" means any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related mortgaged properties other than amounts to cover expenses incurred by a Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related mortgaged property or to be paid to the borrower pursuant to the mortgage note or state law.

      o "Net Liquidation Proceeds" means all amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and Servicing Advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

      o The "Prepayment Period" with respect to each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

      o A "Scheduled Payment" is the monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.

      o The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

      Principal Payment Priorities. The Principal Distribution Amount for each Mortgage Pool will be distributed on each Distribution Date as follows:

            I. On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trustee will make the following distributions, concurrently:

                  (A) For Pool 1: Until the aggregate Certificate Principal
            Amount of the Class A1, Class A2, Class A3, Class A4, Class M1, Class M2, Class M3 and Class B Certificates equals the Target Amount for such Distribution Date, the Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

                        (i) to the Class A1 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero;

                        (ii) to the Class A2 and Class A3 Certificates, in
                  proportion to their respective Principal Distribution Amounts for such Distribution Date, after giving effect to distributions pursuant to clause (I)(B)(i) and (I)(C)(i) below, until the Class Principal Amount of each such class has been reduced to zero;

                        (iii) to the Class A4 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero;

                        (iv) to the Class M1 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero;

                        (v) to the Class M2 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero;

                        (vi) to the Class M3 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero;

                        (vii) to the Class B Certificates, until the Class
                  Principal Amount of such class has been reduced to zero; and

                        (viii) for application as part of Monthly Excess
                  Cashflow for such Distribution Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount for Pool 1 remaining after application pursuant to clauses (i) through
                  (vii) above.

                  (B) For Pool 2: Until the aggregate Certificate Principal
            Amount of the Class A1, Class A2, Class A3, Class A4, Class M1, Class M2, Class M3 and Class B Certificates equals the Target Amount for such Distribution Date, the Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

                        (i) to the Class A2 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero;

                        (ii) to the Class A1 and Class A3 Certificates, in
                  proportion to their respective Principal Distribution Amounts for such Distribution Date, after giving effect to distributions pursuant to clause (I)(A)(i) above and (I)(C)(i) below, respectively, until the Class Principal Amount of each such class has been reduced to zero;

                        (iii) to the Class A4 Certificates until the Class
                  Principal Amount of such class has been reduced to zero;

                        (iv) to the Class M1 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero;

                        (v) to the Class M2 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero;

                        (vi) to the Class M3 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero;

                        (vii) to the Class B Certificates, until the Class
                  Principal Amount of such class has been reduced to zero; and

                        (viii) for application as part of Monthly Excess
                  Cashflow for such Distribution Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount for Pool 2 remaining after application pursuant to clauses (i) through
                  (vii) above.

                  (C) For Pool 3: Until the aggregate Certificate Principal
            Amount of the Class A1, Class A2, Class A3, Class A4, Class M1, Class M2, Class M3 and Class B Certificates equals the Target Amount for such Distribution Date, the Principal Distribution Amount for Pool 3 will be distributed in the following order of priority:

                        (i) to the Class A3 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero;

                        (ii) to the Class A1 and Class A2 Certificates, in
                  proportion to their respective Principal Distribution Amounts for such Distribution Date, after giving effect to distributions pursuant to clause (I)(A)(i) above and (I)(B)(i) above, respectively, until the Class Principal Amount of each such class has been reduced to zero;

                        (iii) to the Class A4 Certificates until the Class
                  Principal Amount of such class has been reduced to zero;

                        (iv) to the Class M1 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero;

                        (v) to the Class M2 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero;

                        (vi) to the Class M3 Certificates, until the Class
                  Principal Amount of such class has been reduced to zero;

                        (vii) to the Class B Certificates, until the Class
                  Principal Amount of such class has been reduced to zero; and

                        (viii) for application as part of Monthly Excess
                  Cashflow for such Distribution Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount for Pool 3 remaining after application pursuant to clauses (i) through
                  (vii) above.

      Any Principal Distribution Amount for any Pool remaining on any Distribution Date after the Target Amount is achieved will be applied as part of the Monthly Excess Cashflow for such Distribution Date as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below.

            II. On each Distribution Date (a) on or after the Stepdown Date and
      (b) with respect to which a Trigger Event is not in effect, the Principal Distribution Amount for each Mortgage Pool for such date will be distributed in the following order of priority:

                  (i) so long as the Class A4, Class M1, Class M2, Class M3 or
            Class B Certificates are outstanding, to the Class A1 Certificates (from amounts in Pool 1 except as provided below), to the Class A2 Certificates (from amounts in Pool 2 except as provided below) and to the Class A3 Certificates (from amounts in Pool 3 except as provided below), an amount equal to the lesser of (x) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date and (y) the Senior Principal Distribution Amount for the related Mortgage Pool for such Distribution Date, in each case until the Class Principal Amount of such class has been reduced to zero; provided, however, to the extent that the Principal Distribution Amount for a Mortgage Pool exceeds the Senior Principal Distribution Amount for such Mortgage Pool, such excess shall be applied, pro rata, to the Senior Certificates of the other Mortgage Pools, but in an amount not to exceed the Senior Principal Distribution Amount related to such other Mortgage Pools for such Distribution Date (as reduced by any distributions pursuant to subclauses (x) and (y) of this clause (i) on such Distribution
            Date); otherwise to the Class A1, Class A2 and Class A3 Certificates, the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date;

                  (ii) to the Class A4 Certificates, an amount equal to the
            lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1, Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Class A1, Class A2 and Class A3 Certificates on such Distribution Date pursuant to clause
            (i) above and (y) the A4 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

                  (iii) to the Class M1 Certificates, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1, Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Class A1, Class A2, Class A3 and Class A4 Certificates on such Distribution Date pursuant to clauses (i) and (ii) above, respectively, and (y) the M1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

                  (iv) to the Class M2 Certificates, an amount equal to the
            lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1, Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Class A1, Class A2, Class A3, Class A4 and Class M1 Certificates on such Distribution Date pursuant to clauses (i), (ii) and (iii) above, respectively, and (y) the M2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

                  (v) to the Class M3 Certificates, an amount equal to the
            lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1, Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Class A1, Class A2, Class A3, Class A4, Class M1 and Class M2 Certificates on such Distribution Date pursuant to clauses (i), (ii), (iii) and (iv) above, respectively, and (y) the M3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

                  (vi) to the Class B Certificates, an amount equal to the
            lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1, Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Class A1, Class A2, Class A3, Class A4, Class M1, Class M2 and Class M3 Certificates on such Distribution Date pursuant to clauses (i), (ii), (iii), (iv) and (v) above, respectively, and (y) the B Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero; and

                  (vii) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit
            Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (vi) above.

      Notwithstanding the foregoing, on any Distribution Date on which the Class Principal Amount of each class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount of a Mortgage Pool will be distributed to the remaining Certificates, in the order of priority set forth above, until the Class Principal Amount of each such class has been reduced to zero.

      Definitions Relating to Principal Payment Priorities.

      o The "Target Amount" for any Distribution Date will be equal to the Aggregate Loan Balance as of such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date.

      o A "Trigger Event" is in effect with respect to any Distribution Date if either a Delinquency Event or a Cumulative Loss Trigger Event is in effect for such Distribution Date.

            o A "Delinquency Event" will be in effect with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds 47.00% of the Senior Enhancement Percentage for such Distribution Date.

            o The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

            o The "Delinquency Rate" for any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

            o A "Cumulative Loss Trigger Event" will have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentages described below with respect to such Distribution Date:

                 Distribution Date                         Loss Percentage
                 -----------------                         ----------------
                 January 2006 through December 2006 ......      2.50%
                 January 2007 through December 2007 ......      4.00%
                 January 2008 through December 2008 ......      5.00%
                 January 2009 and thereafter .............      5.75%

      o An "Overcollateralization Cumulative Loss Trigger Event" shall have occurred with respect to any Distribution Date, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentages described below with respect to such Distribution Date:

                 Distribution Date                         Loss Percentage
                 -----------------                         ---------------
                 January 2006 through December 2006 ......      2.50%
                 January 2007 through December 2007 ......      4.00%
                 January 2008 through December 2008 ......      5.00%
                 January 2009 and thereafter .............      5.75%

      o An "Overcollateralization Trigger Event" will be in effect with respect to any Distribution Date if a Delinquency Event or an Overcollateralization Cumulative Loss Trigger Event is in effect for such Distribution Date.

      o The "Stepdown Date" is the later to occur of (x) the Distribution Date in January 2006 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on any Certificates on such Distribution Date) is greater than or equal to approximately 32.00%.

      o The "Senior Principal Distribution Amount" for each Mortgage Pool for any Distribution Date will be equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Distribution Date, 100% of the related Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date the lesser of (x) the Principal Distribution Amount for such Mortgage Pool and
            (y) the product of (i) the applicable Senior Proportionate Percentage and (ii) the amount, if any, by which (A) the aggregate Class Principal Amounts of the Class A1, Class A2 and Class A3 Certificates immediately prior to that Distribution Date exceeds (B) the Senior Target Amount (as defined below).

      o The "A4 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A1, Class A2 and Class A3 Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class A4 Certificates immediately prior to such Distribution Date exceeds
            (y) the A4 Target Amount (as defined below).

      o The "M1 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A1, Class A2, Class A3 and Class A4 Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds (y) the M1 Target Amount (as defined below).

      o The "M2 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A1, Class A2, Class A3, Class A4 and Class M1 Certificates, in each case, after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds (y) the M2 Target Amount (as defined below).

      o The "M3 Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A1, Class A2, Class A3, Class A4, Class M1 and Class M2 Certificates, in each case, after giving effect to distributions on such Distribution Date and
            (ii) the Class Principal Amount of the Class M3 Certificates immediately prior to such Distribution Date exceeds (y) the M3 Target Amount (as defined below).

      o The "B Principal Distribution Amount" for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class A1, Class A2, Class A3, Class A4, Class M1, Class M2 and Class M3 Certificates, in each case, after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class B Certificates immediately prior to such Distribution Date exceeds (y) the B Target Amount (as defined below).

      o The "Overcollateralization Amount" with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Aggregate Loan Balance for such Distribution Date exceeds (y) the aggregate Class Principal Amounts of the Class A1, Class A2, Class A3, Class A4, Class M1, Class M2, Class M3 and Class B Certificates, in each case after giving effect to distributions on such Distribution Date.

      o The "Overcollateralization Deficiency" with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Offered Certificates resulting from the distribution of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

      o The "Aggregate Overcollateralization Release Amount" with respect to any Distribution Date will be equal to the lesser of (x) the aggregate of the Principal Remittance Amounts of each Mortgage Pool for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amounts for such date is applied on such date in reduction of the aggregate of the Certificate Principal Amounts of the Offered Certificates) exceeds (2) the Targeted Overcollateralization Amount for such date.

      o The "Senior Enhancement Percentage" with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amounts of the Subordinate Senior Certificates and the Offered Subordinate Certificates plus the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) and the denominator of which is the Aggregate Loan Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

      o The "Senior Proportionate Percentage" for Pool 1 with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1, Pool 2 and Pool 3 for such date. The "Senior Proportionate Percentage" for Pool 2 with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1, Pool 2 and Pool 3 for such date. The "Senior Proportionate Percentage" for Pool 3 with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 3 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1, Pool 2 and Pool 3 for such date.

      o The "Targeted Overcollateralization Amount" with respect to any Distribution Date (x) prior to the Stepdown Date, will be equal to approximately $4,814,618, (y) on or after the Stepdown Date and provided an Overcollateralization Trigger Event is not in effect, will be equal to the greater of (1) 0.50% of the Cut-off Date Balance and (2) the lesser of (i) approximately 0.75% of the Cut-off Date Balance and (ii) approximately 1.50% of the Aggregate Loan Balance after giving effect to distributions on such Distribution Date, and (z) on or after the Stepdown Date and provided an Overcollateralization Trigger Event is in effect, will be equal to the Targeted Overcollaterization Amount for the immediately preceding Distribution Date.

      o The "Senior Target Amount" for each Mortgage Pool and any Distribution Date will be equal to the lesser of (a) the product of
            (i) approximately 68.00% and (ii) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

      o The "A4 Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 82.00% and (ii) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

      o The "M1 Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 89.00% and (ii) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

      o The "M2 Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 94.00% and (ii) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

      o The "M3 Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 96.50% and (ii) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

      o The "B Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (i) approximately 98.50% and (ii) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

Credit Enhancement

      Credit enhancement for the Offered Certificates consists of, in addition to limited cross-collateralization, the subordination of the Subordinate Senior Certificates and the Offered Subordinate Certificates, the priority of application of Realized Losses (as defined herein), excess interest and overcollateralization, in each case as described herein.

      Subordination. The rights of holders of the Offered Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Offered Certificates having a higher priority of distribution, as described under "--Distributions of Interest" and "--Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

      The limited protection afforded to holders of Offered Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

      Application of Realized Losses. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a "Realized Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date); second, the Class B Certificates; third, the Class M3 Certificates; fourth, the Class M2 Certificates; fifth, the Class M1 Certificates; and sixth, the Class A4 Certificates, before reducing amounts distributable in respect of the Senior Certificates. A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the related Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

      To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.

      If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the total Certificate Principal Amount of the Offered Certificates exceeds the Aggregate Loan Balance for such Distribution Date (such excess, an "Applied Loss Amount"), the Certificate Principal Amounts of the Subordinate Senior Certificates and the Offered Subordinate Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class B Certificates, until their Class Principal Amount has been reduced to zero; second, the Class M3 Certificates, until their Class Principal Amount has been reduced to zero; third, the Class M2 Certificates, until their Class Principal Amount has been reduced to zero; fourth, the Class M1 Certificates, until their Class Principal Amount has been reduced to zero; and fifth, the Class A4 Certificates, until their Class Principal Amount has been reduced to zero. The Certificate Principal Amounts or Class Notional Amounts, as applicable, of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

      Holders of Subordinate Senior Certificates and of Offered Subordinate Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

      Excess Interest. The Mortgage Loans included in each Mortgage Pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Offered Certificates and the fees and expenses of the Servicers, the Master Servicer, the Trustee, the PMI Insurer and the Credit Risk Manager. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses (as defined above at "--Application of Realized Losses") on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

      Overcollateralization. The Aggregate Loan Balance as of the Cut-off Date will exceed the initial aggregate Class Principal Amount of the Offered Certificates by approximately $4,814,618, which represents approximately 0.75% of the Cut-off Date Balance. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the Offered Certificates. As described below, the application of interest collections as distributions of principal will cause the aggregate Certificate Principal Amounts of the Offered Certificates to amortize more rapidly than the Aggregate Loan Balance, thus maintaining overcollateralization (i.e., the excess of the Aggregate Loan Balance over the aggregate Class Principal Amount of the Offered Certificates). However, Realized Losses with respect to Mortgage Loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

      As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the Principal Distribution Amount will not be applied in reduction of the Certificate Principal Amounts of the Offered Certificates, but will instead be applied as described below.

      Application of Monthly Excess Cashflow. The sum of the Pool 1 Monthly Excess Interest, the Pool 2 Monthly Excess Interest and Pool 3 Monthly Excess Interest for any Distribution Date (see "--Distributions of Interest--Interest Payment Priorities") and the Aggregate Overcollateralization Release Amount for such date will constitute the "Monthly Excess Cashflow" for such Distribution Date, which will, on each Distribution Date be distributed in the following order of priority:

            (1) For each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the Offered Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date, in the following order of priority:

                  (a) concurrently, in proportion to their respective Class
            Principal Amounts, after giving effect to previous principal distributions on such Distribution Date (as described in "--Principal Payment Priorities" above), to the Class A1, Class A2 Certificates and Class A3 Certificates, in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

                  (b) to the Class A4 Certificates, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (c) to the Class M1 Certificates, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (d) to the Class M2 Certificates, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                  (e) to the Class M3 Certificates, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

                  (f) to the Class B Certificates, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

            (2) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

                  (a) concurrently, in proportion to their respective Class
            Principal Amounts, after giving effect to previous principal distributions on such Distribution Date (as described in "--Principal Payment Priorities" above), to the Class A1, Class A2 and Class A3 Certificates, in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of such Senior Certificates, after giving effect to distributions on such Distribution Date, equals the Senior Target Amount;

                  (b) to the Class A4 Certificates, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amounts of the Class A1, Class A2, Class A3 and Class A4 Certificates, after giving effect to distributions on such Distribution Date, equals the A4 Target Amount;

                  (c) to the Class M1 Certificates, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class A4 and Class M1 Certificates, after giving effect to distributions on such Distribution Date, equals the M1 Target Amount;

                  (d) to the Class M2 Certificates, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class A4, Class M1 and Class M2 Certificates, after giving effect to distributions on such Distribution Date, equals the M2 Target Amount;

                  (e) to the Class M3 Certificates, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class A4, Class M1, Class M2 and Class M3 Certificates, after giving effect to distributions on such Distribution Date, equals the M3 Target Amount; and

                  (f) to the Class B Certificates, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the Class A1, Class A2, Class A3, Class A4, Class M1, Class M2, Class M3 and Class B Certificates, after giving effect to distributions on such Distribution Date, equals the B Target Amount;

            (3) to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in the following order of priority:

                  (a) concurrently, in proportion to their respective Unpaid
            Basis Risk Shortfall amounts after giving effect to previous distributions on such Distribution Date, to the Class A1, Class A2 and Class A3 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;

                  (b) to the Class A4 Certificates, any applicable Basis Risk
            Shortfall and Unpaid Basis Risk Shortfall;

                  (c) to the Class M1 Certificates, any applicable Basis Risk
            Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

                  (d) to the Class M2 Certificates, any applicable Basis Risk
            Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

                  (e) to the Class M3 Certificates, any applicable Basis Risk
            Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

                  (f) to the Class B Certificates, any applicable Basis Risk
            Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date; and

                  (g) for addition to amounts distributable pursuant to priority
            (9) below, to the Class X Certificates, any amounts remaining in the Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities (3)(a) through (f) for that Distribution Date;

            (4) to the Class A4 Certificates, any Deferred Amount (as defined below) for such class and date;

            (5) to the Class M1 Certificates, any Deferred Amount for such class and such date;

            (6) to the Class M2 Certificates, any Deferred Amount for such class and such date;

            (7) to the Class M3 Certificates, any Deferred Amount for such class and such date;

            (8) to the Class B Certificates, any Deferred Amount for such class and such date;

            (9) to the Class X Certificate, the amount distributable thereon under the Trust Agreement; and

            (10) to the Class R Certificate, any remaining amount.

      With respect to each Distribution Date, the "Deferred Amount" for each class of Offered Subordinate Certificates will be equal to the amount by which
(x) the aggregate of Applied Loss Amounts (as defined at "--Application of Realized Losses") previously applied in reduction of the Class Principal Amount thereof exceeds (y) the aggregate of amounts previously distributed in reimbursement thereof.

Final Scheduled Distribution Date

      The Final Scheduled Distribution Date for the Offered Certificates (other than the Class A-IO Certificates) has been determined to be the Distribution Date in January 2033 based upon the second Distribution Date after the date of the last Scheduled Payment of the latest maturity Mortgage Loan. The Final Scheduled Distribution Date for the Class A-IO Certificates occurs on the Distribution Date in December 2004. As to each class, the actual final Distribution Date may be earlier or later (other than the Class A-IO Certificates), and could be substantially earlier, than such class's Final Scheduled Distribution Date.

Optional Purchase of Mortgage Loans

      On any Distribution Date following the month in which the Aggregate Loan Balance (determined in the aggregate rather than by Mortgage Pool) is less than 10% of the Cut-off Date Balance (such date the "Initial Purchase Date"), the Master Servicer will, with the prior written consent of the NIMS Insurer and Lehman Capital (which consent shall not be unreasonably withheld), have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for a price equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate and (b) the fair market value of all other property being purchased (the "Purchase Price"). If the Master Servicer fails to exercise such option, the NIMS Insurer will have the right to exercise such option so long as it is insuring the NIMS Securities or is owed any amounts in connection with such guaranty of the NIMS Securities. If such option is exercised, the Trust Fund will be terminated (such event, an "Optional Termination"). If the Master Servicer or the NIMS Insurer fail to exercise such option on the Initial Purchase Date, the applicable Spread of each class of LIBOR Certificates and the B Fixed Rate of the Class B Certificates will be increased as described under "--Distributions of Interest" herein.

The Trustee

      Wells Fargo Bank Minnesota, National Association will be the trustee (the "Trustee") under the Trust Agreement. The Trustee will be paid a monthly fee (the "Trustee Fee") with respect to each Mortgage Loan calculated at 0.008% annually (the "Trustee Fee Rate") on the outstanding principal balance of each Mortgage Loan as of the first day of the related Collection Period. The Trustee will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. The Trustee's "Corporate Trust Office" for purposes of presentment and surrender of the Offered Certificates for the final distribution thereon is located at Sixth Avenue and Marquette, Minneapolis, Minnesota 55479, Attention: ARC 2002-BC10 and for all other purposes is P.O. Box 98, Columbia, Maryland 21046, Attention: ARC 2002-BC10 (or for overnight delivery at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: ARC 2002-BC10), or any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

                        Description of the Mortgage Pools

General

      Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein is derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Mortgage Loans (or the specified Pool of Mortgage Loans) as of the Cut-off Date (the "Cut-off Date Balance").

      The Trust Fund will primarily consist of approximately 3,876 conventional, adjustable and fixed rate, fully-amortizing and balloon, first and second lien residential Mortgage Loans, substantially all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $641,919,617.

      Approximately 50.09%, 23.07%, 16.02%, 4.76% and 4.42% of the Mortgage
Loans were acquired by either Lehman Capital, A Division of Lehman Brothers Holdings Inc. ("Lehman Capital") or Lehman Brothers Bank, FSB (the "Bank" and together with Lehman Capital, the "Sellers") from BNC Mortgage, Inc., Finance America, LLC, People's Choice Home Loan, Inc., Fieldstone Mortgage Company and Aurora Loan Services, Inc., respectively, (together with the other originators, the "Originators"). Other Originators of the Mortgage Loans include various banks, savings and loan and other mortgage lending institutions. Underwriting guidelines of the type described under "Underwriting Guidelines" were applied by such Originators underwriting the Mortgage Loans. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. The Mortgage Loans will be acquired by the Depositor from the Sellers and the Depositor will, in turn, convey such Mortgage Loans to the Trust Fund. See "The Trust--Assignment of Mortgage Loans."

      Approximately 836 (or 18.11%) of the Mortgage Loans in the Trust Fund are Fixed Rate Mortgage Loans and approximately 3,040 (or 81.89%) are Adjustable Rate Mortgage Loans, as described in more detail under "Adjustable Rate Mortgage Loans" below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

      Approximately 3,755 (or 99.14%) of the Mortgage Loans are secured by first mortgages ("First Lien Mortgage Loans") and approximately 121 (or 0.86%) are secured by second mortgages ("Second Lien Mortgage Loans") or deeds of trust or similar security instruments on residential properties consisting of one-to-four family dwelling units, townhouses, individual condominium units, manufactured housing, row houses or individual units in planned unit developments.

      Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other Insurance--Hazard Insurance on the Loans" in the Prospectus.

      Approximately 46.46% of the Mortgage Loans are First Lien Mortgage Loans having original Loan-to-Value Ratios in excess of 80% ("80+ LTV Loans"). The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification. In the case of those Mortgage Loans which are Second Lien Mortgage Loans, substantially all of the related Mortgage Properties have Combined Loan-to-Value Ratios no greater than 100%. Generally, the "Combined Loan-to-Value Ratio" of a Mortgage Loan at any time is calculated as the ratio of the principal balance of such Mortgage Loan at the date of determination, plus the principal balance of each mortgage loan senior thereto based upon the most recent information available to the Sellers, to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the mortgaged property at the time of such refinance or modification.

      Approximately 6.51% of the 80+ LTV Loans are covered by existing primary mortgage insurance policies. With respect to approximately 58.55% of the 80+ LTV Loans, Lehman Capital has acquired either initial primary mortgage insurance coverage through Mortgage Guaranty Insurance Corporation as described under "--Primary Mortgage Insurance" below. Second Lien Mortgage Loans are not covered by such primary mortgage insurance policy.

      All of the Mortgage Loans that are Adjustable Rate Mortgage Loans and approximately 97.70% of the Mortgage Loans that are Fixed Rate Mortgage Loans are fully amortizing. However, approximately 2.30% of such Fixed Rate Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on their maturity dates that are significantly larger than other monthly payments (such loans, "Balloon Loans"). The Balloon Loans are generally expected to have original terms to maturity of 15 years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement. None of the Servicers, the Master Servicer or the Trustee will make any Advances with respect to delinquent Balloon Payments.

      Approximately 86.18% of the Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from three months to five years from the date of origination of such Mortgage Loan (the "Penalty Period"), as described herein. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, this amount is equal to six months' interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, the current principal balance of the related Mortgage Loan during any 12-month period during the applicable Penalty Period. Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Offered Certificates, but rather will be distributed to the holders of the Class P Certificates. A Servicer may waive (or permit a subservicer to waive) a Prepayment Premium without the consent of the Trustee and the NIMS Insurer (and without reimbursing the Trust from its own funds for any foregone Prepayment Premium) only if the prepayment is not the result of a refinancing by such Servicer or its affiliates and such waiver (i) relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan or, (ii) relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the Servicer, be in violation of law. The Servicers will be obligated to deposit with the Master Servicer from their own funds the amount of any Prepayment Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).

      As of the Cut-off Date, none of the Mortgage Loans in the Trust Fund will be subject to the Home Ownership and Equity Protection Act of 1994 and, as of the date of origination, none of the Mortgage Loans were subject to any comparable state law, including the Georgia Fair Lending Act.

      As earlier described under "Description of the Certificates--General," the Mortgage Loans in the Trust Fund have been divided into three Mortgage Pools (Pool 1, Pool 2 and Pool 3), for the purpose of allocating interest and principal distributions among the Class A1, Class A2 and Class A3 Certificates. Pool 1 will consist only of Mortgage Loans with original principal balances which do not exceed the applicable Fannie Mae maximum original loan amount limitations for one- to four-family mortgaged properties. Pool 1 will consist of approximately (i) 368 Fixed Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $55,941,166 and (ii) 1,821 Adjustable Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $278,666,312. Pool 2 will consist only of Mortgage Loans with original principal balances which do not exceed the applicable Freddie Mac maximum original loan amount limitations for one- to four-family mortgaged properties. Pool 2 will consist of approximately (i) 124 Fixed Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $19,467,857 and (ii) 842 Adjustable Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $110,794,409. Pool 3 will consist of Mortgage Loans in the Trust Fund with original principal balances which may be less than, equal to, or in excess of, such original loan amount limitations. Pool 3 will consist of approximately (i) 344 Fixed Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $40,864,413 and (ii) 377 Adjustable Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $136,185,457. Other important statistical characteristics of each Mortgage Pool are described at "--Pool 1 Mortgage Loans" and "--Pool 2 Mortgage Loans" and "--Pool 3 Mortgage Loans."

Adjustable Rate Mortgage Loans

      All of the Mortgage Loans that are Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index (hereinafter, the "LIBOR Mortgage Loans") as described at "--The Index" below. In the case of LIBOR Mortgage Loans there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment for approximately 85.41% of the LIBOR Mortgage Loans will occur after an initial period of approximately two years following origination; in the case of approximately 15.50% of the LIBOR Mortgage Loans, approximately three years following origination; and in the case of approximately 0.09% of the LIBOR Mortgage Loans, approximately five years following origination. On each Adjustment Date for a LIBOR Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the Six-Month LIBOR Index and a fixed percentage amount (the "Gross Margin"), provided that the Mortgage Rate on each such LIBOR Mortgage Loan will not increase or decrease by more than a fixed percentage (ranging from 1.00% to 3.00%) specified in the related Mortgage Note (the "Subsequent Periodic Cap") on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Rate"). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"); the Initial Caps range from 1.00% to 3.00% for all of the LIBOR Mortgage Loans. Effective with the first monthly payment due on each LIBOR Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such LIBOR Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR Index and the related Gross Margin, rounded as described herein. See "The Index" below.

      The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

The Index

      As indicated above, the index applicable to the determination of the Mortgage Rates for all of the Adjustable Rate Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the "Six-Month LIBOR Index") and as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note. In the event that the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Primary Mortgage Insurance

      Approximately 51.97%, 32.08% and 46.61% of the Mortgage Loans in Pool 1, Pool 2 and Pool 3, respectively, are 80+ LTV Loans. See "Description of the Mortgage Pools--General." Approximately 8.22%, 3.36% and 4.51% of the 80+ Loans in Pool 1, Pool 2 and Pool 3, respectively, are covered by existing primary mortgage insurance policies which were acquired by either the lender or the borrower. In addition, a loan-level primary mortgage insurance policy will be acquired on or prior to the Closing Date from Mortgage Guaranty Insurance Corporation ("MGIC") covering approximately 66.18%, 72.93% and 35.18% of the 80+ LTV Loans in Pool 1, Pool 2 and Pool 3, respectively.

      The following is a brief description of MGIC (the "PMI Insurer") and such primary insurance policy (the "PMI Policy").

      MGIC is a wholly-owned subsidiary of MGIC Investment Corporation. As of the date of this Prospectus Supplement, MGIC had financial strength ratings of "AA+" from S&P and "Aa2" from Moody's.

      For further information regarding MGIC, investors are directed to MGIC Investment Corporation's periodic reports filed with the Securities and Exchange Commission, which are publicly available.

      The PMI Policy does not cover any Mortgage Loan in default at the Cut-off Date or any Mortgage Loan otherwise insured under the terms of a traditional mortgage guaranty insurance policy. Each Mortgage Loan covered by the PMI Policy is covered by such PMI Policy for losses up to the policy limits; provided, however, that such PMI Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in such PMI Policy. Claims on insured Mortgage Loans will reduce uninsured exposure to an amount equal to 60% of the lesser of the most recent appraised value as of the Cut-off Date or the purchase price, as the case may be, of the related Mortgaged Property, subject to exceptions and exclusions. The PMI Policy is cancellable only with the consent of the Trustee in accordance with such PMI Policy's terms. The PMI Policy may be terminated for failure to pay premiums or if the PMI Insurer is no longer qualified under state law to write the insurance provided by the PMI Policy.

      The PMI Policy generally requires that delinquencies on any Mortgage Loan insured thereunder must be reported to the PMI Insurer within four months of default and appropriate proceedings to obtain title to the property securing such Mortgage Loan must be commenced within six months of default. The PMI Policy generally contains provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to the PMI Insurer, good and merchantable title to the property securing the Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of such PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date of such tender to the PMI Insurer by the insured, and certain expenses; (iii) when a claim is presented, the PMI Insurer will have the option of either (A) paying the claim in full and taking title to the property securing the Mortgage Loan or

(B) paying the insured a percentage of the claim and with the insured retaining title to the property securing such Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Mortgage Loan and (v) a claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the PMI Policy unless the property securing the Mortgage Loan is in the same physical condition as when such Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

      Unless approved in writing by the PMI Insurer, no changes may be made to the terms of the Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by terms of the Mortgage Loan; nor may the Lender make any change in the property or other collateral securing the Mortgage Loan, nor release any mortgagor under the Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured's approval, the PMI Insurer's liability for coverage of the Mortgage Loan under the PMI Policy generally will terminate as of the date of such assumption unless the PMI Insurer approves the assumption in writing. The PMI Policy excludes coverage of: (1) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (2) certain claims where there is an environmental condition which existed on the property securing the Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Mortgage Loan) as of the effective date of coverage; (3) any claim involving a Mortgage Loan which is for the purchase of the mortgaged property, and for which the mortgagor did not make a down payment as described in the application for coverage; (4) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the Mortgage Loan; (5) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Policy or of its obligations as imposed by operation of law; and (6) the amount of any balloon payment. The PMI Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loan, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of such Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a Mortgage Loan in accordance with specified plans or (iii) physical damage to a property securing a mortgage loan.

      The preceding description of the PMI Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the PMI Policy. For a more complete description of these provisions, terms and conditions, reference is made to the PMI Policy, a copy of which is available upon request from the Trustee.

      The premiums payable to the PMI Insurer (the "PMI Insurance Premiums") for coverage of each insured Mortgage Loan will be paid by the Master Servicer from interest collections on the Mortgage Loans as described under "Description of the Certificates--Distributions of Interest." These premiums are calculated as an annual percentage (which percentage varies depending upon the Loan-to-Value Ratio and characteristics of the covered Mortgage Loan) of the Scheduled Principal Balance of each Mortgage Loan insured under such PMI Policy.

      The premium rates under the PMI Policy were established taking into account the loss mitigation and servicing advisory services to be provided by the Credit Risk Manager throughout the entire effective life of the PMI Policy. See "Servicing of the Mortgage Loans--The Credit Risk Manager." Should the Credit Risk Manager (or an appropriate successor) cease to provide such services the annual premium rate on each insured Mortgage Loan would increase by 0.01%.

      The PMI Policy is subject to various limitations and exclusions as described above and as provided in the PMI Policy, and will provide only limited protection against losses on defaulted Mortgage Loans.

Pool 1 Mortgage Loans

      The Mortgage Loans included in Pool 1 are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from Pool 1 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

      Number of Mortgage Loans ..............................  2,189
      Number of Fixed Rate Mortgage Loans ...................  368
      Number of Adjustable Rate Mortgage Loans ..............  1,821
      Total Scheduled Principal Balance .....................  $334,607,479
      Mortgage Rates:
        Weighted Average ....................................  8.292%
        Range ...............................................  6.150% to 13.000%
      Weighted Average Remaining Term to Maturity (months) ..  356

      The Scheduled Principal Balances of the Pool 1 Mortgage Loans range from approximately $23,963 to $463,572. The Pool 1 Mortgage Loans have an average Scheduled Principal Balance of approximately $152,858.

      The weighted average Combined Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 81.497% and approximately 51.97% of the Pool 1 Mortgage Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.

      No more than approximately 0.63% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      Approximately 74.71% and 25.29% of the Pool 1 Mortgage Loans are serviced by Option One and Ocwen, respectively.

      The following tables set forth as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Pool 1 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

              Cut-Off Date Scheduled Principal Balances -- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
          Range of Scheduled                                            Number of           Principal         Scheduled
          Principal Balances ($)                                      Mortgage Loans         Balance      Principal Balance
          ----------------------                                      --------------        ---------     -----------------
         0.01  to   50,000.00 ......................................        124         $  4,964,732.85           1.48%
    50,000.01  to  100,000.00 ......................................        463           34,774,357.71          10.39
   100,000.01  to  150,000.00 ......................................        539           67,547,200.48          20.19
   150,000.01  to  200,000.00 ......................................        524           91,532,160.76          27.36
   200,000.01  to  250,000.00 ......................................        306           68,457,743.62          20.46
   250,000.01  to  300,000.00 ......................................        190           52,097,968.82          15.57
   300,000.01  to  350,000.00 ......................................         27            8,885,123.55           2.66
   350,000.01  to  400,000.00 ......................................         10            3,681,705.77           1.10
   400,000.01  to  450,000.00 ......................................          4            1,752,709.97           0.52
   450,000.01  to  500,000.00 ......................................          2              913,776.13           0.27
                                                                          -----         ---------------         ------
      Total ........................................................      2,189         $334,607,479.66         100.00%
                                                                          =====         ===============         ======

   The average Cut-off Date Scheduled Principal Balance for Mortgage Loans in
                       Pool 1 is approximately $152,858.

                            Mortgage Rates -- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                    Range of                                            Number of           Principal         Scheduled
                Mortgage Rate (%)                                     Mortgage Loans         Balance      Principal Balance
                -----------------                                     --------------        ---------     -----------------
   6.001  to   6.500 ...............................................         76         $ 14,592,439.60           4.36%
   6.501  to   7.000 ...............................................        195           36,709,662.07          10.97
   7.001  to   7.500 ...............................................        297           54,456,056.47          16.27
   7.501  to   8.000 ...............................................        348           59,392,633.81          17.75
   8.001  to   8.500 ...............................................        269           42,213,055.73          12.62
   8.501  to   9.000 ...............................................        303           44,706,797.03          13.36
   9.001  to   9.500 ...............................................        201           29,594,634.05           8.84
   9.501  to  10.000 ...............................................        173           21,187,211.93           6.33
  10.001  to  10.500 ...............................................        149           15,553,219.60           4.65
  10.501  to  11.000 ...............................................         94            9,372,376.57           2.80
  11.001  to  11.500 ...............................................         37            3,315,188.97           0.99
  11.501  to  12.000 ...............................................         29            1,703,862.11           0.51
  12.001  to  12.500 ...............................................         14            1,400,812.28           0.42
  12.501  to  13.000 ...............................................          4              409,529.44           0.12
                                                                          -----         ---------------         ------
      Total ........................................................      2,189         $334,607,479.66         100.00%
                                                                          =====         ===============         ======

       The weighted average Mortgage Rate for Mortgage Loans in Pool 1 is approximately 8.292%.

                               Loan Type -- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
                     Loan Type                                        Mortgage Loans         Balance      Principal Balance
                    ----------                                        --------------        ---------     -----------------
2/28 ARM (LIBOR) ...................................................      1,566         $237,957,470.05          71.12%
Fixed Rate (Fully Amortizing) ......................................        366           55,588,687.21          16.61
3/27 ARM (LIBOR) ...................................................        255           40,708,842.84          12.17
Fixed Rate (Balloon) ...............................................          2              352,479.56           0.11
                                                                          -----         ---------------         ------
      Total ........................................................      2,189         $334,607,479.66         100.00%
                                                                          =====         ===============         ======

                      Original Terms to Maturity -- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
              Range of Original Term to                                 Number of           Principal         Scheduled
                  Maturity (months)                                   Mortgage Loans         Balance      Principal Balance
              -------------------------                               --------------        ---------     -----------------
   60 to   180 .....................................................         34         $  3,953,159.28           1.18%
  181 to   240 .....................................................          2              332,529.61           0.10
  301 to   360 .....................................................      2,153          330,321,790.77          98.72
                                                                          -----         ---------------         ------
      Total ........................................................      2,189         $130,262,267.00         100.00%
                                                                          =====         ===============         ======

   The weighted average original term to maturity for Mortgage Loans in Pool 1 is approximately 358 months.

                      Remaining Terms to Maturity -- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
              Range of Remaining Term to                                 Number of          Principal         Scheduled
                  Maturity (months)                                   Mortgage Loans         Balance      Principal Balance
              --------------------------                              --------------        ---------     -----------------
    0 to   180 .....................................................         34         $  3,953,159.28           1.18%
  181 to   240 .....................................................          2              332,529.61           0.10
  301 to   360 .....................................................      2,153          330,321,790.77          98.72
                                                                          -----         ---------------         ------
      Total ........................................................      2,189         $130,262,267.00         100.00%
                                                                          =====         ===============         ======

     The weighted average remaining term to maturity for Mortgage Loans in
                      Pool 1 is approximately 356 months.

                Original Combined Loan-to-Value Ratios -- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                       Range of                                         Number of           Principal         Scheduled
            Combined Loan-to-Value Ratios (%)                         Mortgage Loans         Balance      Principal Balance
            --------------------------------                          --------------        ---------     -----------------
  10.001 to   20.000 ...............................................          2         $    109,886.23           0.03%
  20.001 to   30.000 ...............................................          6              406,416.53           0.12
  30.001 to   40.000 ...............................................         19            1,617,084.35           0.48
  40.001 to   50.000 ...............................................         40            4,813,530.38           1.44
  50.001 to   60.000 ...............................................         75           11,006,413.09           3.29
  60.001 to   70.000 ...............................................        212           32,163,589.58           9.61
  70.001 to   80.000 ...............................................        732          110,586,272.22          33.05
  80.001 to   90.000 ...............................................        813          124,623,790.37          37.24
  90.001 to  100.000 ...............................................        290           49,280,496.91          14.73
                                                                          -----         ---------------         ------
      Total ........................................................      2,189         $334,607,479.66         100.00%
                                                                          =====         ===============         ======

   The weighted average original combined loan-to-value for Mortgage Loans in
                        Pool 1 is approximately 81.497%.

                       Geographic Distribution -- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
               Geographic Distribution                                Mortgage Loans         Balance      Principal Balance
               -----------------------                                --------------        ---------     -----------------
Alabama ............................................................          1         $    160,653.44           0.05%
Alaska .............................................................          6            1,151,157.90           0.34
Arizona ............................................................         58            7,332,491.27           2.19
Arkansas ...........................................................          3              171,411.79           0.05
California .........................................................        733          133,462,457.46          39.89
Colorado ...........................................................         33            5,948,094.62           1.78
Connecticut ........................................................         52            6,842,131.02           2.04
Delaware ...........................................................          2              301,590.66           0.09
District Of Columbia ...............................................          8            1,499,383.51           0.45
Florida ............................................................        131           16,922,196.80           5.06
Georgia ............................................................         13            1,487,155.09           0.44
Hawaii .............................................................         78           17,237,187.56           5.15
Idaho ..............................................................          8            1,050,563.05           0.31
Illinois ...........................................................        182           27,411,368.73           8.19
Indiana ............................................................         27            1,958,111.58           0.59
Iowa ...............................................................          1               63,864.16           0.02
Kansas .............................................................          2               90,663.72           0.03
Kentucky ...........................................................          8              597,981.20           0.18
Louisiana ..........................................................          7              452,350.59           0.14
Maine ..............................................................          3              517,230.55           0.15
Maryland ...........................................................         31            4,511,577.15           1.35
Massachusetts ......................................................         30            5,546,828.63           1.66
Michigan ...........................................................         77            7,948,556.30           2.38
Minnesota ..........................................................         26            4,477,045.19           1.34
Mississippi ........................................................          2               96,456.67           0.03
Missouri ...........................................................         36            3,460,750.14           1.03
Montana ............................................................          2              123,197.22           0.04
Nebraska ...........................................................          4              260,561.51           0.08
Nevada .............................................................         54            8,562,051.29           2.56
New Hampshire ......................................................          5              667,354.64           0.20
New Jersey .........................................................         81           14,022,692.10           4.19
New Mexico .........................................................         18            2,344,048.34           0.70
New York ...........................................................         56           11,010,880.44           3.29
North Carolina .....................................................         13            1,236,683.99           0.37
Ohio ...............................................................         36            2,772,151.12           0.83
Oklahoma ...........................................................         27            2,061,052.62           0.62
Oregon .............................................................         27            3,893,780.55           1.16
Pennsylvania .......................................................         45            4,756,718.19           1.42
Rhode Island .......................................................          9            1,222,529.46           0.37
South Carolina .....................................................          3              274,874.60           0.08
Tennessee ..........................................................         10              734,524.43           0.22
Texas ..............................................................        111           10,893,967.33           3.26
Utah ...............................................................         36            6,604,736.10           1.97
Virginia ...........................................................         14            2,155,134.08           0.64
Washington .........................................................         53            8,270,733.19           2.47
West Virginia ......................................................          2              115,845.12           0.03
Wisconsin ..........................................................         23            1,816,116.36           0.54
Wyoming ............................................................          2              108,588.20           0.03
                                                                          -----         ---------------         ------
      Total ........................................................      2,189         $334,607,479.66         100.00%
                                                                          =====         ===============         ======

                            Property Type -- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
                   Property Type                                      Mortgage Loans         Balance      Principal Balance
                   -------------                                      --------------        ---------     -----------------
Single Family ......................................................      1,576         $234,190,369.71          69.99%
Two- to Four-Family ................................................        220           40,523,869.48          12.11
Planned Unit Development ...........................................        200           33,800,216.19          10.10
Condominium ........................................................        191           26,011,607.20           7.77
Row House ..........................................................          2               83,196.60           0.02
                                                                          -----         ---------------         ------
      Total ........................................................      2,189         $334,607,479.66         100.00%
                                                                          =====         ===============         ======

                             Loan Purpose -- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
                   Loan Purpose                                       Mortgage Loans         Balance      Principal Balance
                   ------------                                       --------------        ---------     -----------------
Cash Out Refinance .................................................      1,092         $175,639,471.17          52.49%
Purchase ...........................................................        741          103,276,358.26          30.86
Rate/Term Refinance ................................................        242           37,706,421.00          11.27
Debt Consolidation .................................................        114           17,985,229.23           5.38
                                                                          -----         ---------------         ------
      Total ........................................................      2,189         $334,607,479.66         100.00%
                                                                          =====         ===============         ======

                           Occupancy Status -- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
               Occupancy Status                                       Mortgage Loans         Balance      Principal Balance
               ----------------                                       --------------        ---------     -----------------
Primary Home .......................................................      1,939         $304,475,777.88          90.99%
Investment .........................................................        227           26,507,011.40           7.92
Second Home ........................................................         23            3,624,690.38           1.08
                                                                          -----         ---------------         ------
      Total ........................................................      2,189         $334,607,479.66         100.00%
                                                                          =====         ===============         ======

                          Loan Documentation -- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
             Loan Documentation                                       Mortgage Loans         Balance      Principal Balance
             ------------------                                       --------------        ---------     -----------------
Full Documentation .................................................      1,593         $236,731,728.27          70.75%
Stated Documentation ...............................................        553           89,303,974.35          26.69
Limited Documentation ..............................................         43            8,571,777.04           2.56
                                                                          -----         ---------------         ------
      Total ........................................................      2,189         $334,607,479.66         100.00%
                                                                          =====         ===============         ======

                       Prepayment Premium Years -- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                         Number of          Principal         Scheduled
               Prepayment Premium (Years)                             Mortgage Loans          Balance     Principal Balance
                -------------------------                             --------------        ---------     -----------------
No Penalty .........................................................        332         $ 49,473,218.40          14.79%
 0.001  to  1.000 ..................................................         78           14,253,022.21           4.26
 1.001  to  2.000 ..................................................      1,320          198,553,998.09          59.34
 2.001  to  3.000 ..................................................        386           62,127,284.05          18.57
 3.001  to  4.000 ..................................................          1              156,676.72           0.05
 4.001  to  5.000 ..................................................         72           10,043,280.19           3.00
                                                                          -----         ---------------         ------
      Total ........................................................      2,189         $334,607,479.66         100.00%
                                                                          =====         ===============         ======

                               Rate Type -- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
                Rate Type                                             Mortgage Loans         Balance      Principal Balance
                ---------                                             --------------        ---------     -----------------
Fixed ..............................................................        368         $ 55,941,166.77          16.72%
Adjustable .........................................................      1,821          278,666,312.89          83.28
                                                                          -----         ---------------         ------
      Total ........................................................      2,189         $334,607,479.66         100.00%
                                                                          =====         ===============         ======

          Gross Margins of the Adjustable Rate Mortgage Loans-- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                     Range of Gross                                      Number of          Principal         Scheduled
                    Margin Rates (%)                                  Mortgage Loans         Balance      Principal Balance
                    ----------------                                  --------------        ---------     -----------------
 4.001  to  4.500 ..................................................          1         $    254,814.50           0.09%
 4.501  to  5.000 ..................................................         26            3,974,968.41           1.43
 5.001  to  5.500 ..................................................         62           10,234,385.62           3.67
 5.501  to  6.000 ..................................................        393           63,264,252.94          22.70
 6.001  to  6.500 ..................................................        571           81,303,125.89          29.18
 6.501  to  7.000 ..................................................        462           74,366,020.95          26.69
 7.001  to  7.500 ..................................................        249           37,403,282.11          13.42
 7.501  to  8.000 ..................................................         57            7,865,462.47           2.82
                                                                          -----         ---------------         ------
      Total                                                               1,821         $278,666,312.89         100.00%
                                                                          =====         ===============         ======

     The weighted average Gross Margin for Adjustable Rate Mortgage Loans in
                        Pool 1 is approximately 6.482%.

          Maximum Rates of the Adjustable Rate Mortgage Loans-- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                   Range of Gross                                       Number of           Principal         Scheduled
                  Maximum Rates (%)                                   Mortgage Loans         Balance      Principal Balance
              --------------------------                              --------------        ---------     -----------------
  12.001 to   12.500 ...............................................          6          $ 1,060,381.73           0.38%
  12.501 to   13.000 ...............................................         24            4,170,240.33           1.50
  13.001 to   13.500 ...............................................         87           16,363,425.05           5.87
  13.501 to   14.000 ...............................................        193           36,114,968.75          12.96
  14.001 to   14.500 ...............................................        247           44,358,468.82          15.92
  14.501 to   15.000 ...............................................        314           50,477,678.37          18.11
  15.001 to   15.500 ...............................................        226           34,638,467.08          12.43
  15.501 to   16.000 ...............................................        235           35,599,659.82          12.78
  16.001 to   16.500 ...............................................        194           25,352,818.39           9.10
  16.501 to   17.000 ...............................................        137           15,166,459.05           5.44
  17.001 to   17.500 ...............................................         65            6,690,848.93           2.40
  17.501 to   18.000 ...............................................         53            4,933,750.09           1.77
  18.001 to   18.500 ...............................................         24            2,531,560.62           0.91
  18.501 to   19.000 ...............................................         10              795,793.54           0.29
  19.001 to   19.500 ...............................................          5              347,807.29           0.12
  19.501 to   20.000 ...............................................          1               63,985.03           0.02
                                                                          -----         ---------------         ------
      Total ........................................................      1,821         $278,666,312.89         100.00%
                                                                          =====         ===============         ======

     The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in
                        Pool 1 is approximately 15.070%.

          Minimum Rates of the Adjustable Rate Mortgage Loans-- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                   Range of Gross                                       Number of           Principal         Scheduled
                  Minimum Rates (%)                                   Mortgage Loans         Balance      Principal Balance
              --------------------------                              --------------        ---------     -----------------
   6.001 to    6.500 ...............................................         74         $ 14,078,100.57           5.05%
   6.501 to    7.000 ...............................................        175           32,392,424.68          11.62
   7.001 to    7.500 ...............................................        215           39,299,245.98          14.10
   7.501 to    8.000 ...............................................        280           48,430,771.84          17.38
   8.001 to    8.500 ...............................................        209           32,986,262.56          11.84
   8.501 to    9.000 ...............................................        255           37,773,688.39          13.56
   9.001 to    9.500 ...............................................        184           26,846,646.60           9.63
   9.501 to   10.000 ...............................................        152           19,203,218.23           6.89
  10.001 to   10.500 ...............................................        130           14,174,109.40           5.09
  10.501 to   11.000 ...............................................         77            7,677,081.45           2.75
  11.001 to   11.500 ...............................................         30            2,674,980.00           0.96
  11.501 to   12.000 ...............................................         24            1,425,617.84           0.51
  12.001 to   12.500 ...............................................         13            1,324,371.76           0.48
  12.501 to   13.000 ...............................................          3              379,793.59           0.14
                                                                          -----         ---------------         ------
      Total ........................................................      1,821         $278,666,312.89         100.00%
                                                                          =====         ===============         ======

     The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in
                        Pool 1 is approximately 8.315%.

    Next Rate Adjustment Date of the Adjustable Rate Mortgage Loans-- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
               Next Rate Adjustment Date                              Mortgage Loans         Balance      Principal Balance
               -------------------------                              --------------        ---------     -----------------
February 2004 ......................................................          1         $     56,465.13           0.02%
April 2004 .........................................................          1               83,662.82           0.03
August 2004 ........................................................          7            1,073,380.03           0.39
September 2004 .....................................................          9            1,167,894.66           0.42
October 2004 .......................................................        445           62,696,581.55          22.50
November 2004 ......................................................      1,101          172,400,985.86          61.87
December 2004 ......................................................          2              478,500.00           0.17
October 2005 .......................................................         37            6,288,926.58           2.26
November 2005 ......................................................        218           34,419,916.26          12.35
                                                                          -----         ---------------         ------
      Total ........................................................      1,821         $278,666,312.89         100.00%
                                                                          =====         ===============         ======

      Initial Periodic Caps of the Adjustable Rate Mortgage Loans-- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                      Initial                                           Number of           Principal         Scheduled
                  Periodic Cap (%)                                    Mortgage Loans         Balance      Principal Balance
                  ----------------                                    --------------        ---------     -----------------
2.000 ..............................................................      1,316         $210,212,025.04          75.44%
3.000 ..............................................................        505           68,454,287.85          24.56
                                                                          -----         ---------------         ------
      Total ........................................................      1,821         $278,666,312.89         100.00%
                                                                          =====         ===============         ======

 The weighted average of the Initial Caps of the Adjustable Rate Mortgage Loans
                       in Pool 1 is approximately 2.246%.

     Subsequent Periodic Caps of the Adjustable Rate Mortgage Loans-- Pool 1

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                     Subsequent                                         Number of           Principal         Scheduled
                  Periodic Cap (%)                                    Mortgage Loans         Balance      Principal Balance
                  ----------------                                    --------------        ---------     -----------------
1.000 ..............................................................      1,821         $278,666,312.89         100.00%
                                                                          -----         ---------------         ------
      Total ........................................................      1,821         $278,666,312.89         100.00%
                                                                          =====         ===============         ======


     The weighted average of the Subsequent Periodic Caps of the Adjustable
             Rate Mortgage Loans in Pool 1 is approximately 1.000%.

Pool 2 Mortgage Loans

      The Mortgage Loans included in Pool 2 are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from Pool 2 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

   Number of Mortgage Loans ...............................   966
   Number of Fixed Rate Mortgage Loans ....................   124
   Number of Adjustable Rate Mortgage Loans ...............   842
   Total Scheduled Principal Balance ......................   $130,262,267
   Mortgage Rates:
     Weighted Average .....................................   8.296%
     Range ................................................   5.875% to 12.990%
   Weighted Average Remaining Term to
    Maturity (months) .....................................   357

      The Scheduled Principal Balances of the Pool 2 Mortgage Loans range from approximately $27,096 to $487,272. The Pool 2 Mortgage Loans have an average Scheduled Principal Balance of approximately $134,847.

      The weighted average Combined Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 79.688%, and approximately 32.11% of the Pool 2 Mortgage Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.

      No more than approximately 0.90% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      Approximately 53.66%, 24.27%, 12.25% and 9.82% of the Pool 2 Mortgage Loans are serviced by Fairbanks, Ocwen, Aurora and Option One, respectively.

      The following tables set forth as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Pool 2 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

              Cut-Off Date Scheduled Principal Balances -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
          Range of Scheduled                                            Number of           Principal         Scheduled
          Principal Balances ($)                                      Mortgage Loans         Balance      Principal Balance
          ----------------------                                      --------------        ---------     -----------------
 0.01        to   50,000.00 ........................................         70         $  2,820,971.05           2.17%
 50,000.01   to  100,000.00 ........................................        319           24,127,586.16          18.52
100,000.01   to  150,000.00 ........................................        233           28,740,080.61          22.06
150,000.01   to  200,000.00 ........................................        145           25,235,662.33          19.37
200,000.01   to  250,000.00 ........................................        125           27,873,439.86          21.40
250,000.01   to  300,000.00 ........................................         59           16,124,391.37          12.38
300,000.01   to  350,000.00 ........................................          8            2,555,003.78           1.96
350,000.01   to  400,000.00 ........................................          4            1,431,222.69           1.10
400,000.01   to  450,000.00 ........................................          2              866,636.59           0.67
450,000.01   to  500,000.00 ........................................          1              487,272.56           0.37
                                                                            ---         ---------------         ------
      Total ........................................................        966         $130,262,267.00         100.00%
                                                                            ===         ===============         ======

   The average Cut-off Date Scheduled Principal Balance for Mortgage Loans in
                       Pool 2 is approximately $134,847.

                            Mortgage Rates -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                    Range of                                            Number of           Principal         Scheduled
                Mortgage Rate (%)                                     Mortgage Loans         Balance      Principal Balance
                -----------------                                     --------------        ---------     -----------------
   5.501 to    6.000 ...............................................          6         $  1,259,251.36           0.97%
   6.001 to    6.500 ...............................................         13            2,381,096.24           1.83
   6.501 to    7.000 ...............................................         95           16,392,537.09          12.58
   7.001 to    7.500 ...............................................        126           20,861,488.35          16.01
   7.501 to    8.000 ...............................................        154           24,048,985.75          18.46
   8.001 to    8.500 ...............................................        140           19,272,295.47          14.79
   8.501 to    9.000 ...............................................        125           16,859,907.67          12.94
   9.001 to    9.500 ...............................................         91           10,011,944.79           7.69
   9.501 to   10.000 ...............................................         80            8,025,100.32           6.16
  10.001 to   10.500 ...............................................         55            4,585,067.19           3.52
  10.501 to   11.000 ...............................................         40            3,558,865.11           2.73
  11.001 to   11.500 ...............................................         20            1,709,840.40           1.31
  11.501 to   12.000 ...............................................         15              990,774.86           0.76
  12.001 to   12.500 ...............................................          4              232,726.82           0.18
  12.501 to   13.000 ...............................................          2               72,385.58           0.06
                                                                            ---         ---------------         ------
      Total                                                                 966         $130,262,267.00         100.00%
                                                                            ===         ===============         ======

         The weighted average Mortgage Rate for Mortgage Loans in Pool 2 is approximately 8.296%.

                               Loan Type -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
                     Loan Type                                        Mortgage Loans         Balance      Principal Balance
                    ----------                                        --------------        ---------     -----------------
2/28 ARM (LIBOR) ...................................................        619         $ 85,724,581.88          65.81%
3/27 ARM (LIBOR) ...................................................        220           24,509,136.73          18.82
Fixed Rate (Fully Amortizing) ......................................        121           18,986,089.36          14.58
5/25 ARM (LIBOR) ...................................................          2              493,085.96           0.38
Fixed Rate (Balloon) ...............................................          3              481,767.76           0.37
2/13 ARM (LIBOR) ...................................................          1               67,605.31           0.05
                                                                            ---         ---------------         ------
      Total ........................................................        966         $130,262,267.00         100.00%
                                                                            ===         ===============         ======

                      Original Terms to Maturity -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
              Range of Original Term to                                 Number of           Principal         Scheduled
                  Maturity (months)                                   Mortgage Loans         Balance      Principal Balance
              -------------------------                               --------------        ---------     -----------------
   60 to   180 .....................................................         10         $  1,072,726.30           0.82%
  301 to   360 .....................................................        956          129,189,540.70          99.18
                                                                            ---         ---------------         ------
      Total ........................................................        966         $130,262,267.00         100.00%
                                                                            ===         ===============         ======

   The weighted average original term to maturity for Mortgage Loans in Pool 2 is approximately 359 months.

                      Remaining Terms to Maturity -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
              Range of Remaining Term to                                 Number of          Principal         Scheduled
                  Maturity (months)                                   Mortgage Loans         Balance      Principal Balance
              --------------------------                              --------------        ---------     -----------------
    0 to   180 .....................................................         10         $  1,072,726.30           0.82%
  301 to   360 .....................................................        956          129,189,540.70          99.18
                                                                            ---         ---------------         ------
      Total ........................................................        966         $130,262,267.00         100.00%
                                                                            ===         ===============         ======

   The weighted average remaining term to maturity for Mortgage Loans in
                      Pool 2 is approximately 357 months.

                Original Combined Loan-to-Value Ratios -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                       Range of                                         Number of           Principal         Scheduled
            Combined Loan-to-Value Ratios (%)                         Mortgage Loans         Balance      Principal Balance
            --------------------------------                          --------------        ---------     -----------------
  10.001 to   20.000 ...............................................          3         $    206,722.50           0.16%
  20.001 to   30.000 ...............................................          1               39,964.37           0.03
  30.001 to   40.000 ...............................................          4              339,812.84           0.26
  40.001 to   50.000 ...............................................          5              678,653.02           0.52
  50.001 to   60.000 ...............................................         35            4,283,831.57           3.29
  60.001 to   70.000 ...............................................         84            8,854,915.79           6.80
  70.001 to   80.000 ...............................................        503           74,037,516.68          56.84
  80.001 to   90.000 ...............................................        305           38,289,069.89          29.39
  90.001 to  100.000 ...............................................         26            3,531,780.34           2.71
                                                                            ---         ---------------         ------
      Total ........................................................        966         $130,262,267.00         100.00%
                                                                            ===         ===============         ======

   The weighted average original combined loan-to-value for Mortgage Loans in
                        Pool 2 is approximately 79.688%.

                             Lien Priority -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
                    Lien Priority                                     Mortgage Loans         Balance      Principal Balance
                    -------------                                     --------------        ---------     -----------------
First Lien .........................................................        965         $130,235,160.93          99.98%
Second Lien ........................................................          1               27,106.07           0.02
                                                                            ---         ---------------         ------
      Total ........................................................        966         $130,262,267.00         100.00%
                                                                            ===         ===============         ======

                        Geographic Distribution -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
               Geographic Distribution                                Mortgage Loans         Balance      Principal Balance
               -----------------------                                --------------        ---------     -----------------
Alabama ............................................................          1         $     89,365.35           0.07%
Arizona ............................................................         19            1,999,375.50           1.53
Arkansas ...........................................................          6              842,702.68           0.65
California .........................................................        315           58,338,869.20          44.79
Colorado ...........................................................         16            2,496,704.43           1.92
Connecticut ........................................................          4              425,015.23           0.33
Delaware ...........................................................          2              168,616.33           0.13
Florida ............................................................        147           15,572,416.56          11.95
Hawaii .............................................................         44            7,583,010.44           5.82
Idaho ..............................................................          3              237,944.38           0.18
Illinois ...........................................................         34            5,046,135.40           3.87
Indiana ............................................................         11              825,850.13           0.63
Iowa ...............................................................          3              179,723.91           0.14
Kansas .............................................................          3              174,048.66           0.13
Louisiana ..........................................................          2              292,294.01           0.22
Maine ..............................................................          1               94,957.52           0.07
Maryland ...........................................................         13            1,756,349.73           1.35
Massachusetts ......................................................          5              939,929.17           0.72
Michigan ...........................................................         48            3,912,242.98           3.00
Minnesota ..........................................................          7              814,196.62           0.63
Mississippi ........................................................          2              122,069.93           0.09
Missouri ...........................................................         14              945,083.02           0.73
Nebraska ...........................................................          2              258,862.20           0.20
Nevada .............................................................         14            1,926,122.44           1.48
New Jersey .........................................................         20            2,662,429.39           2.04
New Mexico .........................................................          2              213,190.56           0.16
New York ...........................................................          3              864,310.32           0.66
North Carolina .....................................................         11            1,135,140.80           0.87
Ohio ...............................................................         69            5,818,628.40           4.47
Oklahoma ...........................................................          9              598,526.25           0.46
Oregon .............................................................         15            1,935,055.39           1.49
Pennsylvania .......................................................         45            3,413,427.23           2.62
South Carolina .....................................................          1              191,740.96           0.15
Tennessee ..........................................................          9              881,829.03           0.68
Texas ..............................................................         31            3,119,758.35           2.39
Utah ...............................................................          2              227,766.67           0.17
Virginia ...........................................................          6              505,009.78           0.39
Washington .........................................................         24            3,458,318.61           2.65
Wisconsin ..........................................................          3              195,249.44           0.15
                                                                            ---         ---------------         ------
      Total ........................................................        966         $130,262,267.00         100.00%
                                                                            ===         ===============         ======

                            Property Type -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
                   Property Type                                      Mortgage Loans         Balance      Principal Balance
                   -------------                                      --------------        ---------     -----------------
Single Family ......................................................        696         $ 91,858,679.47          70.52%
Condominium ........................................................        123           14,917,460.62          11.45
Planned Unit Development ...........................................         69           11,563,123.26           8.88
Two- to Four-Family ................................................         66           10,830,463.11           8.31
Row House ..........................................................         11            1,009,343.94           0.77
Manufactured Housing ...............................................          1               83,196.60           0.06
                                                                            ---         ---------------         ------
      Total ........................................................        966         $130,262,267.00         100.00%
                                                                          =====         ===============         ======

                             Loan Purpose -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
                   Loan Purpose                                       Mortgage Loans         Balance      Principal Balance
                   ------------                                       --------------        ---------     -----------------
Purchase ...........................................................        454         $ 62,221,029.14          47.77%
Cash Out Refinance .................................................        388           52,604,879.10          40.38
Rate/Term Refinance ................................................         99           12,952,473.87           9.94
Debt Consolidation .................................................         25            2,483,884.89           1.91
                                                                            ---         ---------------         ------
      Total ........................................................        966         $130,262,267.00         100.00%
                                                                          =====         ===============         ======

                           Occupancy Status -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
               Occupancy Status                                       Mortgage Loans         Balance      Principal Balance
               ----------------                                       --------------        ---------     -----------------
Primary Home .......................................................        832         $116,621,789.66          89.53%
Investment .........................................................        132           13,459,745.89          10.33
Second Home ........................................................          2              180,731.45           0.14
                                                                            ---         ---------------         ------
      Total ........................................................        966         $130,262,267.00         100.00%
                                                                            ===         ===============         ======

                          Loan Documentation -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
             Loan Documentation                                       Mortgage Loans         Balance      Principal Balance
             ------------------                                       --------------        ---------     -----------------
Full Documentation .................................................        559         $ 68,580,279.59          52.65%
Stated Documentation ...............................................        344           51,187,725.17          39.30
Limited Documentation ..............................................         59            9,636,992.70           7.40
No Documentation ...................................................          4              857,269.54           0.66
                                                                            ---         ---------------         ------
      Total ........................................................        966         $130,262,267.00         100.00%
                                                                            ===         ===============         ======

                       Prepayment Premium Years -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                         Number of          Principal         Scheduled
               Prepayment Premium (Years)                             Mortgage Loans          Balance     Principal Balance
                -------------------------                             --------------        ---------     -----------------
No Penalty .........................................................         66         $  9,077,372.85           6.97%
 0.001  to  1.000 ..................................................         58           10,360,359.11           7.95
 1.001  to  2.000 ..................................................        551           76,618,773.41          58.82
 2.001  to  3.000 ..................................................        291           34,205,761.63          26.26
                                                                            ---         ---------------         ------
      Total ........................................................        966         $130,262,267.00         100.00%
                                                                            ===         ===============         ======

                              Rate Type -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
                Rate Type                                             Mortgage Loans         Balance      Principal Balance
                ---------                                             --------------        ---------     -----------------
Fixed ..............................................................        124         $ 19,467,857.12          14.95%
Adjustable .........................................................        842          110,794,409.88          85.05
                                                                            ---         ---------------         ------
      Total ........................................................        966         $130,262,267.00         100.00%
                                                                            ===         ===============         ======

         Gross Margins of the Adjustable Rate Mortgage Loans -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                     Range of Gross                                      Number of          Principal         Scheduled
                    Margin Rates (%)                                  Mortgage Loans         Balance      Principal Balance
                    ----------------                                  --------------        ---------     -----------------
   3.501 to    4.000 ...............................................          2         $    453,273.15           0.41%
   4.001 to    4.500 ...............................................          8            1,656,277.82           1.49
   4.501 to    5.000 ...............................................         45            7,334,691.71           6.62
   5.001 to    5.500 ...............................................         42            7,091,845.76           6.40
   5.501 to    6.000 ...............................................        326           43,503,495.94          39.27
   6.001 to    6.500 ...............................................        261           31,641,898.34          28.56
   6.501 to    7.000 ...............................................        102           12,884,729.00          11.63
   7.001 to    7.500 ...............................................         21            2,009,776.17           1.81
   7.501 to    8.000 ...............................................          7              973,975.99           0.88
   8.001 to    8.500 ...............................................         17            2,309,948.83           2.08
   8.501 to    9.000 ...............................................          5              545,346.27           0.49
   9.001 to    9.500 ...............................................          2              168,645.16           0.15
   9.501 to   10.000 ...............................................          1               52,973.65           0.05
  10.001 to   10.500 ...............................................          3              167,532.09           0.15
                                                                            ---         ---------------         ------
      Total ........................................................        842         $110,794,409.88         100.00%
                                                                            ===         ===============         ======

     The weighted average Gross Margin for Adjustable Rate Mortgage Loans in
                        Pool 2 is approximately 6.155%.

          Maximum Rates of the Adjustable Rate Mortgage Loans -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                   Range of Gross                                       Number of           Principal         Scheduled
                  Maximum Rates (%)                                   Mortgage Loans         Balance      Principal Balance
                  -----------------                                   --------------        ---------     -----------------
  11.001 to   11.500 ...............................................          1         $    258,802.38           0.23%
  11.501 to   12.000 ...............................................          4              778,059.69           0.70
  12.001 to   12.500 ...............................................         15            2,587,164.03           2.34
  12.501 to   13.000 ...............................................         57           10,453,628.28           9.44
  13.001 to   13.500 ...............................................         84           13,643,008.48          12.31
  13.501 to   14.000 ...............................................        110           18,014,777.97          16.26
  14.001 to   14.500 ...............................................        112           15,779,440.78          14.24
  14.501 to   15.000 ...............................................        116           15,832,047.39          14.29
  15.001 to   15.500 ...............................................         90            9,904,235.48           8.94
  15.501 to   16.000 ...............................................         90            9,042,820.65           8.16
  16.001 to   16.500 ...............................................         66            5,947,253.68           5.37
  16.501 to   17.000 ...............................................         43            4,324,376.66           3.90
  17.001 to   17.500 ...............................................         23            2,174,050.66           1.96
  17.501 to   18.000 ...............................................         17            1,145,144.46           1.03
  18.001 to   18.500 ...............................................          7              468,922.70           0.42
  18.501 to   19.000 ...............................................          7              440,676.59           0.40
                                                                            ---         ---------------         ------
      Total ........................................................        842         $110,794,409.88         100.00%
                                                                            ===         ===============         ======

     The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in
                        Pool 2 is approximately 14.553%.

          Minimum Rates of the Adjustable Rate Mortgage Loans -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                   Range of Gross                                       Number of           Principal         Scheduled
                  Minimum Rates (%)                                   Mortgage Loans         Balance      Principal Balance
                  -----------------                                   --------------        ---------     -----------------
   4.501 to    5.000 ...............................................          3         $    382,230.64           0.34%
   5.501 to    6.000 ...............................................          6            1,259,251.36           1.14
   6.001 to    6.500 ...............................................         12            2,101,355.58           1.90
   6.501 to    7.000 ...............................................         53            9,366,230.40           8.45
   7.001 to    7.500 ...............................................         92           14,514,466.78          13.10
   7.501 to    8.000 ...............................................        123           20,018,534.83          18.07
   8.001 to    8.500 ...............................................        124           17,386,393.76          15.69
   8.501 to    9.000 ...............................................        123           16,656,696.66          15.03
   9.001 to    9.500 ...............................................         90            9,934,489.59           8.97
   9.501 to   10.000 ...............................................         80            8,025,100.32           7.24
  10.001 to   10.500 ...............................................         55            4,585,067.19           4.14
  10.501 to   11.000 ...............................................         40            3,558,865.11           3.21
  11.001 to   11.500 ...............................................         20            1,709,840.40           1.54
  11.501 to   12.000 ...............................................         15              990,774.86           0.89
  12.001 to   12.500 ...............................................          4              232,726.82           0.21
  12.501 to   13.000 ...............................................          2               72,385.58           0.07
                                                                            ---         ---------------         ------
      Total ........................................................        842         $110,794,409.88         100.00%
                                                                            ===         ===============         ======

     The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in
                         Pool 2 is approximately 8.451.

    Next Rate Adjustment Date of the Adjustable Rate Mortgage Loans -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
               Next Rate Adjustment Date                              Mortgage Loans         Balance      Principal Balance
               -------------------------                              --------------        ---------     -----------------
March 2003 .........................................................          1         $    258,802.38           0.23%
April 2003 .........................................................          1               89,365.35           0.08
October 2003 .......................................................          1              236,131.91           0.21
February 2004 ......................................................          1              284,937.19           0.26
July 2004 ..........................................................          2              161,734.67           0.15
August 2004 ........................................................          5              861,130.27           0.78
September 2004 .....................................................         28            3,894,997.18           3.52
October 2004 .......................................................        460           64,603,140.16          58.31
November 2004 ......................................................        119           15,013,052.51          13.55
December 2004 ......................................................          1              221,000.00           0.20
September 2005 .....................................................          7              798,254.26           0.72
October 2005 .......................................................        182           20,533,815.15          18.53
November 2005 ......................................................         32            3,344,962.89           3.02
September 2007 .....................................................          1              223,498.13           0.20
October 2007 .......................................................          1              269,587.83           0.24
                                                                            ---         ---------------         ------
      Total ........................................................        842         $110,794,409.88         100.00%
                                                                            ===         ===============         ======

     Initial Periodic Caps of the Adjustable Rate Mortgage Loans -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                      Initial                                           Number of           Principal         Scheduled
                  Periodic Cap (%)                                    Mortgage Loans         Balance      Principal Balance
                  ----------------                                    --------------        ---------     -----------------
1.000 ..............................................................          1         $    258,802.38           0.23%
1.500 ..............................................................          5              668,311.22           0.60
2.000 ..............................................................        114           13,049,687.83          11.78
3.000 ..............................................................        722           96,817,608.45          87.38
                                                                            ---         ---------------         ------
      Total ........................................................        842         $110,794,409.88         100.00%
                                                                            ===         ===============         ======

 The weighted average of the Initial Caps of the Adjustable Rate Mortgage Loans
                       in Pool 2 is approximately 2.868%.

    Subsequent Periodic Caps of the Adjustable Rate Mortgage Loans -- Pool 2

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                     Subsequent                                         Number of           Principal         Scheduled
                  Periodic Cap (%)                                    Mortgage Loans         Balance      Principal Balance
                  ----------------                                    --------------        ---------     -----------------
1.000 ..............................................................        831         $109,033,957.47          98.41%
1.500 ..............................................................         10            1,612,672.78           1.46
3.000 ..............................................................          1              147,779.63           0.13
                                                                          -----         ---------------         ------
      Total ........................................................      1,823         $278,879,357.41         100.00%
                                                                          =====         ===============         ======

      The weighted average of the Subsequent Periodic Caps of the Adjustable Rate Mortgage Loans in Pool 2 is approximately 1.010%.

Pool 3 Mortgage Loans

      The Mortgage Loans included in Pool 3 are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from Pool 3 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

   Number of Mortgage Loans .................................  721
   Number of Fixed Rate Mortgage Loans ......................  344
   Number of Adjustable Rate Mortgage Loans .................  377
   Total Scheduled Principal Balance ........................  $177,049,871
   Mortgage Rates:
     Weighted Average .......................................  8.115
     Range ..................................................  5.750% to 14.000%
   Weighted Average Remaining Term to
    Maturity (months) .......................................  354

      The Scheduled Principal Balances of the Pool 3 Mortgage Loans range from approximately $9,946 to $999,137. The Pool 3 Mortgage Loans have an average Scheduled Principal Balance of approximately $245,561.

      The weighted average Combined Loan-to-Value Ratio at origination of the Pool 3 Mortgage Loans is approximately 82.285%, and approximately 49.56% of the Pool 3 Mortgage Loans have a Combined Loan-to-Value Ratio at origination exceeding 80%.

      No more than approximately 1.11% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      Approximately 35.52%, 33.18%, 24.25% and 7.05% of the Pool 3 Mortgage Loans are serviced by Ocwen, Option One, Fairbanks and Aurora, respectively.

      The following tables set forth as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Pool 3 Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

              Cut-Off Date Scheduled Principal Balances -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
          Range of Scheduled                                            Number of           Principal         Scheduled
          Principal Balances ($)                                      Mortgage Loans         Balance      Principal Balance
          ----------------------                                      --------------        ---------     -----------------
      0.01   to     50,000.00 ......................................        111         $  3,723,566.57           2.10%
 50,000.01   to    100,000.00 ......................................        164           11,837,994.35           6.69
100,000.01   to    150,000.00 ......................................         60            7,308,547.12           4.13
150,000.01   to    200,000.00 ......................................         33            5,664,571.04           3.20
200,000.01   to    250,000.00 ......................................         13            2,893,949.39           1.63
250,000.01   to    300,000.00 ......................................          5            1,356,782.86           0.77
300,000.01   to    350,000.00 ......................................         78           26,162,311.07          14.78
350,000.01   to    400,000.00 ......................................        105           39,436,784.45          22.27
400,000.01   to    450,000.00 ......................................         48           20,569,525.31          11.62
450,000.01   to    500,000.00 ......................................         47           22,504,635.96          12.71
500,000.01   to    550,000.00 ......................................         16            8,472,196.00           4.79
550,001.01   to    600,000.00 ......................................          8            4,627,385.57           2.61
600,000.01   to    650,000.00 ......................................         24           15,271,845.87           8.63
650,000.01   to    700,000.00 ......................................          2            1,353,494.32           0.76
700,000.01   to    750,000.00 ......................................          1              748,319.71           0.42
750,000.01   to    800,000.00 ......................................          2            1,528,974.89           0.86
800,000.01   to    850,000.00 ......................................          2            1,657,813.94           0.94
900,000.01   to    950,000.00 ......................................          1              932,035.24           0.53
950,000.01   to  1,000,000.00 ......................................          1              999,137.34           0.56
                                                                            ---         ---------------         ------
      Total ........................................................        721         $177,049,871.00         100.00%
                                                                            ===         ===============         ======

   The average Cut-off Date Scheduled Principal Balance for Mortgage Loans in
                       Pool 3 is approximately $245,561.

                            Mortgage Rates -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                    Range of                                            Number of           Principal         Scheduled
                Mortgage Rate (%)                                     Mortgage Loans         Balance      Principal Balance
                -----------------                                     --------------        ---------     -----------------
   5.501 to    6.000 ...............................................          4         $  1,940,837.52           1.10%
   6.001 to    6.500 ...............................................         22            8,726,736.93           4.93
   6.501 to    7.000 ...............................................         61           26,447,657.37          14.94
   7.001 to    7.500 ...............................................         85           33,950,244.10          19.18
   7.501 to    8.000 ...............................................         83           31,848,568.82          17.99
   8.001 to    8.500 ...............................................         68           23,450,902.12          13.25
   8.501 to    9.000 ...............................................         91           20,061,706.31          11.33
   9.001 to    9.500 ...............................................         55            9,778,490.60           5.52
   9.501 to   10.000 ...............................................         35            4,876,376.45           2.75
  10.001 to   10.500 ...............................................         52            3,960,482.84           2.24
  10.501 to   11.000 ...............................................         55            5,251,250.09           2.97
  11.001 to   11.500 ...............................................         60            3,036,402.28           1.71
  11.501 to   12.000 ...............................................         19            1,962,347.78           1.11
  12.001 to   12.500 ...............................................         11              702,807.89           0.40
  12.501 to   13.000 ...............................................          9              660,903.45           0.37
  13.001 to   13.500 ...............................................          1                9,946.15           0.01
  13.501 to   14.000 ...............................................         10              384,210.30           0.22
                                                                            ---         ---------------         ------
      Total ........................................................        721         $177,049,871.00         100.00%
                                                                            ===         ===============         ======

            The weighted average Mortgage Rate for Mortgage Loans in
                         Pool 3 is approximately 8.115%

                               Loan Type -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
                     Loan Type                                        Mortgage Loans         Balance      Principal Balance
                    ----------                                        --------------        ---------     -----------------
2/28 ARM (LIBOR) ...................................................        322         $119,932,149.67          67.74%
Fixed Rate (Fully Amortizing) ......................................        318           39,026,169.62          22.04
3/27 ARM (LIBOR) ...................................................         55           16,253,307.37           9.18
Fixed Rate (Balloon) ...............................................         26            1,838,244.34           1.04
                                                                            ---         ---------------         ------
      Total ........................................................        721         $177,049,871.00         100.00%
                                                                            ===         ===============         ======

                      Original Terms to Maturity -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
              Range of Original Term to                                 Number of           Principal         Scheduled
                  Maturity (months)                                   Mortgage Loans         Balance      Principal Balance
              -------------------------                               --------------        ---------     -----------------
   60 to   180 .....................................................         58         $  3,540,484.99           2.00%
  181 to   240 .....................................................          4              219,972.48           0.12
  301 to   360 .....................................................        659          173,289,413.53          97.88
                                                                            ---         ---------------         ------
      Total ........................................................        721         $177,049,871.00         100.00%
                                                                            ===         ===============         ======

      The weighted average original term to maturity for Mortgage Loans in
                      Pool 3 is approximately 356 months.

                     Remaining Terms to Maturity -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
              Range of Remaining Term to                                 Number of           Principal         Scheduled
                  Maturity (months)                                   Mortgage Loans         Balance      Principal Balance
              --------------------------                              --------------        ---------     -----------------
    0 to   180 .....................................................         58         $  3,540,484.99           2.00%
  181 to   240 .....................................................          4              219,972.48           0.12
  301 to   360 .....................................................        659          173,289,413.53          97.88
                                                                            ---         ---------------         ------
      Total ........................................................        721         $177,049,871.00         100.00%
                                                                            ===         ===============         ======

   The weighted average remaining term to maturity for Mortgage Loans in Pool
                         3 is approximately 354 months.

                Original Combined Loan-to-Value Ratios -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                       Range of                                         Number of          Principal         Scheduled
            Combined Loan-to-Value Ratios (%)                         Mortgage Loans         Balance      Principal Balance
            --------------------------------                          --------------        ---------     -----------------
  10.001 to   20.000 ...............................................          1            $  31,979.46           0.02%
  20.001 to   30.000 ...............................................          4              942,703.85           0.53
  30.001 to   40.000 ...............................................          3              421,348.70           0.24
  40.001 to   50.000 ...............................................         10            1,644,183.18           0.93
  50.001 to   60.000 ...............................................          7            2,299,514.61           1.30
  60.001 to   70.000 ...............................................         48           13,328,502.98           7.53
  70.001 to   80.000 ...............................................        237           70,629,582.64          39.89
  80.001 to   90.000 ...............................................        210           58,928,861.71          33.28
  90.001 to  100.000 ...............................................        201           28,823,193.87          16.28
                                                                            ---         ---------------         ------
      Total ........................................................        721         $177,049,871.00         100.00%
                                                                            ===         ===============         ======

   The weighted average original combined loan-to-value for Mortgage Loans in
                        Pool 3 is approximately 82.285%.

                             Lien Priority -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
                    Lien Priority                                     Mortgage Loans         Balance      Principal Balance
                    -------------                                     --------------        ---------     -----------------
First Lien .........................................................        601         $171,570,357.38          96.91%
Second Lien ........................................................        120            5,479,513.62           3.09
                                                                            ---         ---------------         ------
      Total ........................................................        721         $177,049,871.00         100.00%
                                                                            ===         ===============         ======

                       Geographic Distribution -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
               Geographic Distribution                                Mortgage Loans         Balance      Principal Balance
               -----------------------                                --------------        ---------     -----------------
Alabama ............................................................          3         $    249,863.46           0.14%
Arizona ............................................................         13            2,808,043.13           1.59
Arkansas ...........................................................          6              277,038.77           0.16
California .........................................................        297           98,651,693.87          55.72
Colorado ...........................................................         13            3,718,001.33           2.10
Connecticut ........................................................          2              944,949.36           0.53
Delaware ...........................................................          1              261,959.22           0.15
Florida ............................................................         77           10,666,825.94           6.02
Georgia ............................................................         11            2,251,212.31           1.27
Hawaii .............................................................         18            4,018,454.66           2.27
Idaho ..............................................................          1              323,830.26           0.18
Illinois ...........................................................         23            5,881,333.66           3.32
Indiana ............................................................          6              607,474.75           0.34
Iowa ...............................................................          1               55,590.75           0.03
Kentucky ...........................................................          1               64,128.77           0.04
Louisiana ..........................................................          7            1,059,719.29           0.60
Maryland ...........................................................          8            2,048,543.72           1.16
Massachusetts ......................................................          6            1,729,610.49           0.98
Michigan ...........................................................         12            3,534,196.70           2.00
Minnesota ..........................................................          3              424,077.16           0.24
Mississippi ........................................................          1               66,845.59           0.04
Missouri ...........................................................          2              345,106.20           0.19
Nebraska ...........................................................          5            1,059,771.38           0.60
Nevada .............................................................         10            2,508,703.87           1.42
New Jersey .........................................................          9            3,131,264.40           1.77
New Mexico .........................................................          3              516,170.23           0.29
New York ...........................................................         16            6,443,882.69           3.64
North Carolina .....................................................         10            1,100,721.05           0.62
Ohio ...............................................................         46            4,514,661.68           2.55
Oklahoma ...........................................................          3              472,830.70           0.27
Oregon .............................................................         13            1,942,095.71           1.10
Pennsylvania .......................................................         15            1,996,764.58           1.13
Rhode Island .......................................................          2              553,182.33           0.31
South Carolina .....................................................          2              143,639.50           0.08
Tennessee ..........................................................         17            1,006,215.73           0.57
Texas ..............................................................         30            5,616,139.00           3.17
Utah ...............................................................          2              858,039.19           0.48
Virginia ...........................................................          9            2,068,948.15           1.17
Washington .........................................................         15            2,914,217.52           1.65
West Virginia ......................................................          1              147,553.97           0.08
Wyoming ............................................................          1               66,569.93           0.04
                                                                            ---         ---------------         ------
      Total ........................................................        721         $177,049,871.00         100.00%
                                                                            ===         ===============         ======

                            Property Type -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
                   Property Type                                      Mortgage Loans         Balance      Principal Balance
                   -------------                                      --------------        ---------     -----------------
Single Family ......................................................        536         $127,774,763.50          72.17%
Planned Unit Development ...........................................         87           30,308,479.57          17.12
Condominium ........................................................         52           10,110,757.55           5.71
Two- to Four-Family ................................................         28            7,308,517.74           4.13
Manufactured Housing ...............................................         17            1,449,817.68           0.82
Townhouse ..........................................................          1               97,534.96           0.06
                                                                            ---         ---------------         ------
      Total ........................................................        721         $177,049,871.00         100.00%
                                                                            ===         ===============         ======

                             Loan Purpose -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
                   Loan Purpose                                       Mortgage Loans         Balance      Principal Balance
                   ------------                                       --------------        ---------     -----------------
Purchase ...........................................................        327         $ 77,523,402.66          43.79%
Cash Out Refinance .................................................        291           74,631,227.92          42.15
Rate/Term Refinance ................................................         68           16,516,511.78           9.33
Debt Consolidation .................................................         34            8,295,070.80           4.69
Construction Permanent .............................................          1               83,657.84           0.05
                                                                            ---         ---------------         ------
      Total ........................................................        721         $177,049,871.00         100.00%
                                                                            ===         ===============         ======

                           Occupancy Status -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
               Occupancy Status                                       Mortgage Loans         Balance      Principal Balance
               ----------------                                       --------------        ---------     -----------------
Primary Home .......................................................        667         $164,358,141.46          92.83%
Investment .........................................................         45            8,066,582.35           4.56
Second Home ........................................................          9            4,625,147.19           2.61
                                                                            ---         ---------------         ------
      Total ........................................................        721         $177,049,871.00         100.00%
                                                                            ===         ===============         ======

                          Loan Documentation -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
             Loan Documentation                                       Mortgage Loans         Balance      Principal Balance
             ------------------                                       --------------        ---------     -----------------
Full Documentation .................................................        436         $110,455,191.21          62.39%
Stated Documentation ...............................................        238           56,268,410.24          31.78
Limited Documentation ..............................................         43            9,329,703.53           5.27
No Ratio Documentation .............................................          2              599,003.96           0.34
No Documentation ...................................................          2              397,562.06           0.22
                                                                            ---         ---------------         ------
      Total ........................................................        721         $177,049,871.00         100.00%
                                                                            ===         ===============         ======

                       Prepayment Premium Years -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                         Number of          Principal         Scheduled
               Prepayment Premium (Years)                             Mortgage Loans          Balance     Principal Balance
               --------------------------                             --------------        ---------     -----------------
No Penalty .........................................................        117         $ 30,182,387.20          17.05%
 0.001  to  1.000 ..................................................         33           12,512,739.04           7.07
 1.001  to  2.000 ..................................................        300           90,450,190.66          51.09
 2.001  to  3.000 ..................................................        136           26,303,037.62          14.86
 3.001  to  4.000 ..................................................          5              476,181.28           0.27
 4.001  to  5.000 ..................................................        130           17,125,335.20           9.67
                                                                            ---         ---------------         ------
      Total ........................................................        721         $177,049,871.00         100.00%
                                                                            ===         ===============         ======

                               Rate Type -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
                Rate Type                                             Mortgage Loans         Balance      Principal Balance
                ---------                                             --------------        ---------     -----------------
Fixed ..............................................................        344         $ 40,864,413.96          23.08%
Adjustable .........................................................        377          136,185,457.04          76.92
                                                                            ---         ---------------         ------
      Total ........................................................        721         $177,049,871.00         100.00%
                                                                            ===         ===============         ======

          Gross Margins of the Adjustable Rate Mortgage Loans -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                     Range of Gross                                      Number of          Principal         Scheduled
                    Margin Rates (%)                                  Mortgage Loans         Balance      Principal Balance
                    ----------------                                  --------------        ---------     -----------------
   3.001 to    3.500 ...............................................          2         $    933,630.39           0.69%
   3.501 to    4.000 ...............................................          2            1,122,925.65           0.82
   4.001 to    4.500 ...............................................          3            1,210,479.09           0.89
   4.501 to    5.000 ...............................................          5            2,224,988.20           1.63
   5.001 to    5.500 ...............................................         10            3,142,752.23           2.31
   5.501 to    6.000 ...............................................        113           47,913,588.20          35.18
   6.001 to    6.500 ...............................................        121           44,968,167.34          33.02
   6.501 to    7.000 ...............................................         59           20,153,417.39          14.80
   7.001 to    7.500 ...............................................         23            7,673,711.27           5.63
   7.501 to    8.000 ...............................................         19            4,116,924.09           3.02
   8.001 to    8.500 ...............................................          7            1,313,083.21           0.96
   8.501 to    9.000 ...............................................          7              779,272.99           0.57
   9.001 to    9.500 ...............................................          1              129,015.75           0.09
   9.501 to   10.000 ...............................................          1               65,048.39           0.05
  10.001 to   10.500 ...............................................          1              100,804.10           0.07
  10.501 to   11.000 ...............................................          2              120,248.97           0.09
  11.001 to   11.500 ...............................................          1              217,399.78           0.16
                                                                            ---         ---------------         ------
      Total ........................................................        377         $136,185,457.04         100.00%
                                                                            ===         ===============         ======

     The weighted average Gross Margin for Adjustable Rate Mortgage Loans in
                        Pool 3 is approximately 6.300%.

          Maximum Rates of the Adjustable Rate Mortgage Loans -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                   Range of Gross                                       Number of           Principal         Scheduled
                  Maximum Rates (%)                                   Mortgage Loans         Balance      Principal Balance
                  -----------------                                   --------------        ---------     -----------------
  11.501 to   12.000 ...............................................          3         $  1,566,702.27           1.15%
  12.001 to   12.500 ...............................................         10            4,082,025.96           3.00
  12.501 to   13.000 ...............................................         24           11,973,170.85           8.79
  13.001 to   13.500 ...............................................         45           19,421,572.32          14.26
  13.501 to   14.000 ...............................................         58           24,994,317.55          18.35
  14.001 to   14.500 ...............................................         62           24,941,667.75          18.31
  14.501 to   15.000 ...............................................         64           23,026,880.05          16.91
  15.001 to   15.500 ...............................................         29           10,745,745.20           7.89
  15.501 to   16.000 ...............................................         18            4,823,296.21           3.54
  16.001 to   16.500 ...............................................         16            3,649,585.77           2.68
  16.501 to   17.000 ...............................................         17            2,882,231.60           2.12
  17.001 to   17.500 ...............................................         14            1,605,530.34           1.18
  17.501 to   18.000 ...............................................          9            1,742,460.08           1.28
  18.001 to   18.500 ...............................................          3              253,315.20           0.19
  18.501 to   19.000 ...............................................          4              423,634.87           0.31
  19.001 to   19.500 ...............................................          1               53,321.02           0.04
                                                                            ---         ---------------         ------
      Total ........................................................        377         $136,185,457.04         100.00%
                                                                            ===         ===============         ======

     The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in
                        Pool 3 is approximately 14.302%.

          Minimum Rates of the Adjustable Rate Mortgage Loans -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                   Range of Gross                                       Number of           Principal         Scheduled
                  Minimum Rates (%)                                   Mortgage Loans         Balance      Principal Balance
                  -----------------                                   --------------        ---------     -----------------
   5.501 to    6.000 ...............................................          4         $  1,940,837.52           1.43%
   6.001 to    6.500 ...............................................         21            8,399,039.26           6.17
   6.501 to    7.000 ...............................................         46           20,910,838.35          15.35
   7.001 to    7.500 ...............................................         66           28,119,399.99          20.65
   7.501 to    8.000 ...............................................         65           27,713,796.90          20.35
   8.001 to    8.500 ...............................................         47           19,390,572.33          14.24
   8.501 to    9.000 ...............................................         41           13,623,968.52          10.00
   9.001 to    9.500 ...............................................         19            5,916,603.69           4.34
   9.501 to   10.000 ...............................................         16            3,279,611.28           2.41
  10.001 to   10.500 ...............................................         15            2,045,987.54           1.50
  10.501 to   11.000 ...............................................         17            2,705,919.46           1.99
  11.001 to   11.500 ...............................................         10              915,547.25           0.67
  11.501 to   12.000 ...............................................          5              769,511.56           0.57
  12.001 to   12.500 ...............................................          2              114,528.56           0.08
  12.501 to   13.000 ...............................................          3              339,294.83           0.25
                                                                            ---         ---------------         ------
      Total ........................................................        377         $136,185,457.04         100.00%
                                                                            ===         ===============         ======

     The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in
                        Pool 3 is approximately 7.896%.

    Next Rate Adjustment Date of the Adjustable Rate Mortgage Loans -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                                                                        Number of           Principal         Scheduled
               Next Rate Adjustment Date                              Mortgage Loans         Balance      Principal Balance
               -------------------------                              --------------        ---------     -----------------
January 2003 .......................................................          1         $    118,683.05           0.09%
February 2003 ......................................................          3              335,843.00           0.25
March 2003 .........................................................          3              216,307.61           0.16
April 2003 .........................................................          3              336,691.42           0.25
May 2003 ...........................................................          6              608,380.85           0.45
June 2003 ..........................................................          6              541,054.10           0.40
July 2003 ..........................................................          5              482,131.94           0.35
August 2003 ........................................................          2              184,606.50           0.14
September 2003 .....................................................          5              787,307.55           0.58
October 2003 .......................................................          1               52,751.64           0.04
November 2003 ......................................................          6              811,802.60           0.60
December 2003 ......................................................          3              487,829.60           0.36
January 2004 .......................................................          3              302,377.73           0.22
February 2004 ......................................................          1              147,553.97           0.11
March 2004 .........................................................          3              441,814.79           0.32
April 2004 .........................................................          3              593,735.04           0.44
May 2004 ...........................................................          3              291,815.39           0.21
June 2004 ..........................................................          1              112,374.81           0.08
July 2004 ..........................................................          2              761,780.25           0.56
August 2004 ........................................................          2              465,320.38           0.34
September 2004 .....................................................         14            6,177,101.99           4.54
October 2004 .......................................................        127           50,295,505.55          36.93
November 2004 ......................................................        135           57,068,476.51          41.90
December 2004 ......................................................          2              246,714.04           0.18
February 2005 ......................................................          1               83,657.84           0.06
April 2005 .........................................................          1              100,804.10           0.07
October 2005 .......................................................         13            5,517,541.70           4.05
November 2005 ......................................................         21            8,286,993.09           6.09
December 2005 ......................................................          1              328,500.00           0.24
                                                                            ---         ---------------         ------
      Total ........................................................        377         $136,185,457.04         100.00%
                                                                            ===         ===============         ======

      Initial Periodic Caps of the Adjustable Rate Mortgage Loans -- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                      Initial                                           Number of           Principal         Scheduled
                  Periodic Cap (%)                                    Mortgage Loans         Balance      Principal Balance
                  ----------------                                    --------------        ---------     -----------------
1.500 ..............................................................         10         $  3,014,718.17           2.21%
2.000 ..............................................................        140           53,838,273.52          39.53
3.000 ..............................................................        227           79,332,465.35          58.25
                                                                            ---         ---------------         ------
      Total ........................................................        377         $136,185,457.04         100.00%
                                                                            ===         ===============         ======

 The weighted average of the Initial Caps of the Adjustable Rate Mortgage Loans
                       in Pool 3 is approximately 2.571%.

     Subsequent Periodic Caps of the Adjustable Rate Mortgage Loans-- Pool 3

                                                                                                            Percentage of
                                                                                            Aggregate       Mortgage Loans
                                                                                            Scheduled        by Aggregate
                     Subsequent                                         Number of           Principal         Scheduled
                  Periodic Cap (%)                                    Mortgage Loans         Balance      Principal Balance
                  ----------------                                    --------------        ---------     -----------------
1.000 ..............................................................        364         $133,945,367.54          98.36%
1.500 ..............................................................         12            2,165,383.40           1.59
2.000 ..............................................................          1               74,706.10           0.05
                                                                            ---         ---------------         ------
      Total ........................................................        377         $136,185,457.04         100.00%
                                                                            ===         ===============         ======

      The weighted average of the Subsequent Periodic Caps of the Adjustable Rate Mortgage Loans in Pool 3 is approximately 1.008%.

                             Additional Information

      The description in this Prospectus Supplement of the Mortgage Pools and the Mortgaged Properties is based upon each Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

      Pursuant to the Trust Agreement, the Trustee will prepare a monthly statement to Certificateholders containing certain information regarding the Certificates and the Mortgage Pools. The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website. The Trustee's website will be located at www.ctslink.com and assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Trustee at Wells Fargo Bank Minnesota, National Association, P.O. Box 98, Columbia, Maryland 21046, Attention: Trustee, ARC 2002-BC10. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

                            Underwriting Guidelines

      The Mortgage Loans have been originated or acquired by the Originators in accordance with the underwriting guidelines established by each of them (collectively, the "Underwriting Guidelines"). Such Underwriting Guidelines differ among the Originators in various particulars. The following is a general summary of the Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each Originator. This does not purport to be a complete description of the underwriting standards of any of the Originators.

      The Underwriting Guidelines are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratio of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, such guidelines also evaluate the value and adequacy of the Mortgage Property as collateral. On a case-by-case basis, the Originators may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low loan-to-value ratio, relatively low debt-to-income ratio, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans may represent such underwriting exceptions.

      Under the Underwriting Guidelines, the Originators review and verify the loan applicant's sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application or similar documentation, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review the Mortgaged Property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure that generally requires (i) an appraisal of the Mortgaged Property that conforms to Fannie Mae and Freddie Mac standards and (ii) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the amount of property data available, the original principal balance and loan-to-value ratio of the Mortgaged Property, may include a review of the original appraisal or a drive-by review appraisal of the Mortgaged Property. The Underwriting Guidelines generally permit single-family loans with loan-to-value ratios at origination of up to 90% (or, with respect to certain Mortgage Loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the mortgagor and, in some cases, the type and use of the property and the debt-to-income ratio. Under the Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

      The Mortgage Loans were originated on the basis of loan application packages submitted through mortgage brokerage companies or at the related Originator's retail branches or were purchased from originators approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

      Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income (except with respect to certain "No Documentation" mortgage loans described below) and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and (to the extent reported) any record of payment defaults, bankruptcy, repossession, suits or judgments.

      Mortgaged Properties that are to secure mortgage loans are generally appraised by qualified independent appraisers. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, independent appraisals are generally reviewed by the related Originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each state or when property data is unavailable. With respect to purchase money mortgage loans, an independent appraisal may or may not be reviewed by the Originator.

      The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac. Mortgagors who qualify under the Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors. Because such Underwriting Guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. See "Risk Factors--Higher Expected Delinquencies of the Mortgage Loans" herein.

      In general, a substantial majority of the Mortgage Loans were originated consistent with and generally conform to "Full Documentation," "Limited Documentation," or "Stated Income Documentation" residential loan programs. Under each of such programs, the related Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the type and use of the property being financed. The Underwriting Guidelines require that mortgage loans be underwritten according to a standardized procedure that complies with applicable federal and state laws and regulations and requires the Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, supports the outstanding loan balance. The Underwriting Guidelines permit two-to four-family loans to have loan-to-value ratios at origination of generally up to 90% (or, in certain cases, 100%), depending on, among other things, the loan documentation program, the purpose of the mortgage loan, the mortgagor's credit history, and repayment ability, as well as the type and use of the property. With respect to mortgage loans secured by Mortgaged Properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

      Certain of the Mortgage Loans were originated under "No Documentation" programs pursuant to which no information was obtained regarding the borrower's income or employment and there was no verification of the borrower's assets.

      Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 12 to 24 months, depending on the particular Originator and its guidelines. Under the Limited Documentation programs, generally one such form of verification is required for six or 12 months, depending upon the practices of the applicable Originator. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines, except, with respect to certain Originators, in the case of mortgage loans with loan-to-value ratios below a specified level. Generally, no such verification is required under the other programs.

      Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgage property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

      A substantial portion of the Mortgage Loans were classified by the related Originators in relatively low (i.e., relatively higher risk) credit categories. The incidence of delinquency, default and bankruptcy with respect to such Mortgage Loans is expected to be greater than if such Mortgage Loans had been classified in relatively higher categories.

                               The Master Servicer

      The information in this section has been provided by Aurora Loan Services Inc. ("Aurora" or the "Master Servicer"), and none of the Depositor, the Trustee, the Sellers, the Underwriter, the Credit Risk Manager or any other Servicer makes any representation or warranty as to the accuracy or completeness of this information.

      Aurora is an affiliate of Lehman Brothers Holdings Inc. engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates, (ii) servicing residential mortgage loans for its own account, (iii) master servicing residential mortgage loans for the account of its affiliates and (iv) servicing and subservicing residential mortgage loans for the account of its affiliates and others.

      Aurora's executive offices and centralized real estate master servicing facility are located at 2530 South Parker Road, Suite 601, Aurora, Colorado 80014, and its centralized real estate loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. Aurora has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac.

      As of September 30, 2002, Aurora's total loan servicing and subservicing portfolio included loans with total outstanding principal balance of approximately $23.74 billion, of which the substantial majority are sub-serviced for Lehman Brothers Holdings Inc. and Lehman Brothers Bank, FSB. The following table sets forth certain information regarding the delinquency and foreclosure experience of Aurora with respect to mortgage loans other than mortgage loans guaranteed by the FHA or VA. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                         Delinquencies and Foreclosures
                              (Dollars in Millions)

                                                                                                            As of
                                                                    As of December 31,                  September 30,
                                                        --------------------------------------------    -------------
                                                        1998(3)     1999(3)      2000(3)     2001(3)       2002(3)
                                                        -------     -------      -------     -------       -------
Total balance of mortgage loans serviced                $6,096      $3,870       $4,598      $10,490      $16,301
Percentage of mortgage loans delinquent by
  period of delinquency(1)(2)
  30 to 59 days                                          3.21%       4.03%        4.30%        3.43%        2.45%
  60 to 89 days                                          0.92%       1.19%        1.10%        1.33%        0.67%
  90 days or more                                        0.42%       0.30%        0.45%        1.23%        0.46%
                                                        ------      ------       ------      -------      -------
Total percentage of mortgage loans
  delinquent(1)(2)                                       4.55%       5.52%        5.85%        5.99%        3.58%
In foreclosure (excluding bankruptcies)                  2.10%       1.11%        1.10%        0.91%        0.88%
In bankruptcy                                            0.61%       1.15%        1.05%        0.67%        0.57%
                                                        ------      ------       ------      -------      -------
Total(2)                                                 7.26%       7.78%        8.00%        7.57%        5.03%
                                                        ======      ======       ======      =======      =======

----------
(1) Total portfolio and delinquency information is for conventional loans only, excluding bankruptcies.

(2)   Percentages are based on the principal balances of the mortgage loans.

(3) A weighted average of the MBS method for conventional loans and the ABS method for subprime loans is used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. In contrast, under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

      The above delinquency and foreclosure statistics represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

      The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

      As Master Servicer, Aurora will monitor the performance of the primary Servicers of the Mortgage Loans (see "The Servicers" below) in accordance with the provisions of the underlying servicing agreements and the Trust Agreement. Aurora will not, however, be ultimately responsible for the servicing of the Mortgage Loans (other than for those Mortgage Loans for which Aurora also acts in the capacity of a primary Servicer), except to the extent described under "Servicing of the Mortgage Loans" below.

                                 The Servicers

General

      The primary servicers of the Mortgage Loans include Ocwen Federal Bank FSB ("Ocwen"), Option One, Fairbanks Capital Corp. ("Fairbanks") and Aurora (collectively, the "Servicers") which will service approximately 27.90%, 50.09%, 17.58% and 4.43% of the Mortgage Loans in the Trust Fund (by Cut-off Date Balance).

      It is anticipated that certain Mortgage Loans being serviced by Option One will be subject to a servicing transfer to Fairbanks within approximately two months following the Closing Date. If this servicing transfer is effected, it is expected that Fairbanks will be the primary Servicer for approximately 67.67% of the Mortgage Loans. In addition, substantially all of the Mortgage Loans serviced by Aurora may be subject to a servicing transfer at any time.

      The Servicers will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the servicing agreement between one or both Sellers and the Servicer (each, a "Servicing Agreement"). Each of the Trustee, the Master Servicer and the NIMS Insurer are either parties or third-party beneficiaries under the Servicing Agreements and can enforce the rights of the Sellers thereunder. Under a separate Credit Risk Management Agreement between the Credit Risk Manager and each Servicer, the Credit Risk Manager will provide certain monitoring and advisory services with respect to delinquent Mortgage Loans. See "Servicing of the Mortgage Loans" below.

      Under each Servicing Agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the Servicing Agreement. See "Servicing of the Mortgage Loans" below. In addition, under certain of the Servicing Agreements, the Sellers generally have the right to terminate the related Servicer, without cause, upon thirty days' notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed Advances, servicing advances, servicing fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer, and in some cases, payment of a termination fee. Any such termination requires the consent of the Master Servicer, the Trustee and the NIMS Insurer and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates.

      The information in the following paragraphs has been provided by each of Ocwen, Option One and Fairbanks, respectively. None of the Depositor, the Sellers, the Trustee, the Master Servicer, the Credit Risk Manager, the Underwriter or any Servicer with respect to information provided by the other Servicers or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

      The delinquency and loan loss data set forth below for each Servicer represents the historical experience of such Servicer's servicing portfolio for the periods indicated. The actual delinquency and loss experience of the Mortgage Pools will be affected by a number of factors, including but not limited to the borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. In addition, the servicing portfolios described below may include mortgage loans that have not been outstanding long enough to have "seasoned" to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of recently originated mortgage loans to an unseasoned portfolio, it is possible that the delinquency and foreclosure percentages experienced could be significantly higher than that indicated in the tables below. Accordingly, there can be no assurance and no representation is made by any Servicer that the delinquency and loss experience of the Mortgage Pools will be similar to that of the Servicer's own servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Mortgage Pools.

Ocwen

      Ocwen is a federally chartered savings bank with its home office in Fort Lee, New Jersey, its servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company ("OCN") headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

      Ocwen is rated "SQ1" as a primary servicer of subprime loans and as a special servicer by Moody's, is rated as a "Strong" residential subprime servicer and residential special servicer by S&P and has an "RSP2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch Ratings. In addition, Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer. As of September 30, 2002, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $29.8 billion, substantially all of which are being serviced for third parties.

      As of September 30, 2002, OCN had approximately $1.369 billion in assets, approximately $1.048 billion in liabilities and approximately $321 million in equity. As of September 30, 2002, Ocwen's core capital ratio was approximately 14.58% and its total risk-based capital ratio was approximately 22.34%, as measured by the Office of Thrift Supervision. For the quarter ended September 30, 2002, OCN's net loss was approximately $4.0 million, down from an approximate net loss of $50.2 million reported as of June 30, 2002. OCN reported approximately $275.7 million of cash and cash equivalents as of September 30, 2002, up from approximately $244.4 million as of June 30, 2002. On August 14, 2002, S&P lowered its long term credit rating on OCN and Ocwen to "B-" and "B+", respectively.

      The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                         Delinquencies and Foreclosures
                             (Dollars in Thousands)

                                               As of December 31, 1998                         As of December 31, 1999
                                    --------------------------------------------    --------------------------------------------
                                                             Percent    Percent                              Percent    Percent
                                      By No.    By Dollar     By No.   By Dollar      By No.     By Dollar    By No.   By Dollar
                                    of Loans     Amount      of Loans    Amount     of Loans      Amount     of Loans    Amount
                                    --------    ---------    --------  ---------    --------    ---------    --------  ---------
Total Portfolio ...................  68,274    $6,099,336    100.00%    100.00%      91,948     $8,080,272    100.00%   100.00%
Period of Delinquency(1)
  30-59 days ......................   3,325    $  265,396      4.87%      4.35%       4,194     $  348,575      4.56%     4.31%
  60-89 days ......................   1,555    $  129,439      2.28%      2.12%       1,873     $  157,404      2.04%     1.95%
  90 days or more .................   6,322    $  561,709      9.26%      9.21%      13,853     $1,173,259     15.07%    14.52%
                                     ------    ----------     ------     ------      ------     ----------     ------    ------
Total Delinquent
  Loans ...........................  11,202    $  956,544     16.41%     15.68%      19,920     $1,679,238     21.66%    20.78%
                                     ======    ==========     =====      =====       ======     ==========     =====     =====
Loans in
  Foreclosure(2) ..................   3,158    $  297,859      4.63%      4.88%       5,629     $  514,476      6.12%     6.37%


                                               As of December 31, 2000                         As of December 31, 2001
                                    --------------------------------------------    --------------------------------------------
                                                             Percent    Percent                              Percent    Percent
                                      By No.    By Dollar     By No.   By Dollar      By No.    By Dollar     By No.   By Dollar
                                    of Loans     Amount      of Loans    Amount     of Loans     Amount      of Loans    Amount
                                    --------    ---------    --------  ---------    --------    ---------    --------  ---------
Total Portfolio ...................  87,846    $7,436,096    100.00%     100.00%    186,955    $17,422,016   100.00%    100.00%
Period of Delinquency(1)
  30-59 days ......................   4,654    $  383,087      5.30%       5.15%      8,520    $   719,620     4.56%      4.13%
  60-89 days ......................   2,164    $  178,911      2.46%       2.41%      3,755    $   324,753     2.01%      1.86%
  90 days or more .................  14,119    $1,192,144     16.07%      16.03%     22,709    $ 1,896,796    12.15%     10.89%
                                     ------    ----------    ------      ------      ------    -----------    ------    ------
Total Delinquent
  Loans ...........................  20,937    $1,754,142     23.83%      23.59%     34,984    $ 2,941,169    18.71%     16.88%
                                     ======    ==========     =====       =====      ======    ===========    =====      =====
Loans in
  Foreclosure(2) ..................   6,015    $  530,414      6.85%       7.13%     10,286    $   908,884     5.50%      5.22%

                                                  As of September 30, 2002
                                        --------------------------------------------
                                                                 Percent    Percent
                                          By No.     By Dollar    By No.   By Dollar
                                        of Loans      Amount     of Loans    Amount
                                        --------    ---------    --------  ---------
Total Portfolio ..................       231,226   $25,548.025   100.00%    100.00%
Period of Delinquency(1):
  30-59 days .....................         7,331   $   700,105     3.17%      2.74%
  60-89 days .....................         3,446   $   350,783     1.49%      1.37%
  90 days or more ................        19,418   $ 1,710,530     8.40%      6.70%
                                         -------   -----------   ------     ------
Total Delinquent
                 Loans ...........        30,195   $ 2,761,418    13.06%     10.81%
                                         =======   ===========   ======     ======
Loans in Foreclosure(2) ..........         8,900   $   866,056     3.85%      3.39%

----------
(1) Includes 22,463 loans totaling $1,913,522 for September 30, 2002, which were delinquent at the time of transfer to Ocwen.

(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                Real Estate Owned
                             (Dollars in Thousands)

                                     At                    At                        At
                            December 31, 1998       December 31, 1999         December 31, 2000
                           ---------------------   ---------------------     --------------------
                           By No. of   By Dollar   By No. of   By Dollar     By No. of  By Dollar
                             Loans      Amount        Loans      Amount       Loans       Amount
                             -----      ------        -----      ------       -----       ------
Total Portfolio .........    68,274   $6,099,336     91,948   $8,080,272     87,846   $7,436,096
Foreclosed Loans(1) .....       808   $   70,592      2,913   $  232,157      2,982   $  236,264
Foreclosure Ratio(2) ....      1.18%        1.16%      3.17%        2.87%      3.39%        3.18%

                                            At                              At
                                    December 31, 2001              September 30, 2002
                                 ------------------------       ----------------------
                                 By No. of      By Dollar       By No. of    By Dollar
                                  Loans           Amount          Loans        Amount
                                  -----           ------          -----        ------
Total Portfolio ............     186,955       $17,422,016       231,226     $25,548,025
Foreclosed Loans(1) ........       3,983       $   301,782         3,420     $   265,524
Foreclosure Ratio(2) .......        2.13%             1.73%         1.48%           1.04%

----------
(1) For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                           Loan Gain/(Loss) Experience
                             (Dollars in Thousands)

                                       As of               As of               As of               As of               As of
                                 December 31, 1998   December 31, 1999   December 31, 2000   December 31, 2001  September 30, 2002
                                 -----------------   -----------------   -----------------   -----------------    -----------------
Total Portfolio(1) .............     $6,099,366          $8,080,272          $7,436,096         $17,422,016        $25,548,025
Net Gains/(Losses)(2)(3) .......       ($26,068)          ($139,000)          ($282,261)          ($266,262)         ($304,101)
Net Gains/(Losses) as a
   Percentage of Total
   Portfolio ...................          (0.43)%             (1.72)%             (3.80)%             (1.53)%            (1.19)%

----------
(1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3) Includes ($213,463) as of September 30, 2002 of losses attributable to loans which were delinquent at the time of transfer to Ocwen.

Option One

      Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

      Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. ("H&R Block").

      As of September 30, 2002, Option One had six loan origination centers in California, five loan origination centers in Florida, three origination centers in each of Arizona and Illinois, two loan origination centers in each of Georgia, Massachusetts, Ohio, Rhode Island, Texas and Virginia, one loan origination center in each of Colorado, Connecticut, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Oklahoma, Pennsylvania, Washington and Wisconsin, 37 retail financial centers in 32 states and 8 mortgage only branches.

      Option One operates as a stand-alone mortgage banking company and is a Freddie Mac approved seller/servicer.

      The following tables set forth, as of December 31, 1998, 1999, 2000 and 2001 and September 30, 2002 certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one-to-four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under Option One's underwriting guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date.

                         Delinquencies and Foreclosures
                             (Dollars in Thousands)

                          At December 31, 1998                 At December 31, 1999                   At December 31, 2000
                 ------------------------------------- --------------------------------------- -------------------------------------
                                    Percent   Percent                       Percent   Percent                     Percent   Percent
                  By No.  By Dollar  by No.  by Dollar  By No.  By Dollar   by No.   by Dollar  By No.  By Dollar  by No.  by Dollar
                 of Loans   Amount  of Loans   Amount  of Loans   Amount   of Loans   Amount   of Loans  Amount   of Loans  Amount
                 --------   ------  --------   ------  --------   ------   --------   ------   --------  ------   --------  ------
Total Portfolio . 55,708 $5,601,703    N/A       N/A    98,910  $9,924,101    N/A       N/A    167,472 $17,467,500    N/A      N/A
Period of
  Delinquency
  30-59 Days ....    514     47,806   0.92%     0.85%    1,085      94,371   1.10%     0.95%     3,164     295,509   1.89%    1.69%
  60-89 Days ....    276     25,731   0.50      0.46       605      53,276   0.61      0.54      1,613     150,916   0.96     0.86
  90 days or
   more .........  1,161    101,984   2.08      1.82     2,167     193,290   2.19      1.95      6,252     564,483   3.73     3.23
Total Delinquent
  Loan* .........  1,951 $  175,521   3.50%     3.13%    3,857  $  340,937   3.90%     3.44%    11,029 $ 1,010,908   6.59%    5.79%
Loans in
  Foreclosure** .    939 $   83,757   1.69%     1.50%    1,983  $  177,763   2.00%     1.79%     5,695 $   521,941   3.40%    2.99%

                                                    At December 31, 1999                            At December 31, 2000
                                         ---------------------------------------------   -------------------------------------------
                                                                  Percent     Percent                           Percent     Percent
                                          By No.    By Dollar     by No.     by Dollar    By No.    By Dollar    by No.    by Dollar
                                         of Loans     Amount     of Loans     Amount     of Loans    Amount     of Loans    Amount
                                         --------     ------     --------     ------     --------    ------     --------    ------
Total Portfolio .......................  191,998    $21,403,400     N/A          N/A      216,007  $26,122,916     N/A        N/A
Period of Delinquency
  30-59 Days ..........................    3,968        400,922    2.07%        1.87%       4,452      481,590    2.06%      1.84%
  60-89 Days ..........................    2,220        226,156    1.16         1.06        2,171      231,258    1.01%      0.89%
  90 days or more .....................   10,892      1,003,217    5.67         4.69       12,910    1,235,750    5.98%      4.73%
Total Delinquent Loans* ...............   17,080      1,630,294    8.90%        7.62%      19,533  $ 1,948,598    9.04%      7.46%
Loans in Foreclosure** ................    8,752    $   817,455    4.56%        3.82%       9,802      977,679    4.54%      3.74%

----------
 * Loans in foreclosure are also included under the heading "Total Delinquent Loans."
** Due to rounding the delinquency loan totals do not correspond exactly with the Delinquency Statistic by Investor report.

                            Total Real Estate Owned
                             (Dollars in Thousands)

                          At                   At                     At                     At                       At
                  December 31, 1998     December 31, 1999      December 31, 2000      December 31, 2001        December 31, 2002
                --------------------  --------------------  ----------------------  ---------------------    ---------------------
                By No. of  By Dollar  By No. of  By Dollar  By No. of    By Dollar  By No. of   By Dollar    By No. of   By Dollar
                  Loans     Amount      Loans     Amount      Loans        Amount     Loans      Amount        Loans      Amount
                ---------  ---------  ---------  ---------  ---------    ---------  ---------   ---------    ---------   ---------
Total
  Portfolio ...  55,708   $5,601,703   98,910    $9,924,101  167,472    $17,467,500  191,998   $21,403,400    216,007   $26,122,916
Foreclosed
  Loans(1) ....     336   $   28,344      367    $   28,940      873    $    74,258    2,466   $   202,012      3,246   $   267,683
Foreclosure
  Ratio(2) ....    0.60%        0.51%    0.37%         0.29%    0.52%          0.43%    1.28%         0.94%      1.50%         1.02%

----------
(1) For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgage properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                              Loan Loss Experience
                             (Dollars in Thousands)

                                                                                                     Quarter Ended
                                                  Year Ended December 31,                          September 30, 2002
                                   ----------------------------------------------------    -----------------------------------
                                         1998              1999              2000                2001             2002
                                   ----------------  ----------------  ----------------    ----------------  -----------------
Total Portfolio(1) ...............     $5,601,703        $9,924,101       $17,467,500         $21,403,400      $26,122,916
Net Losses(2)(3) .................     $   22,146        $   26,480       $    43,346         $    85,829      $   125,227
Net Losses as a Percentage of
Total Portfolio(4) ...............           0.40%             0.27%             0.25%               0.40%            0.64%

----------
(1) Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.

(2) "Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(3) "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects costs and recoveries through September 30, 2002.

(4) For September 30, 2002, "Net losses as a Percentage of Total Portfolio" was annualized by multiplying "Net Losses" by 1.33 before calculating the percentage of "Net Losses as a Percentage of Total Portfolio."

Fairbanks Capital Corp.

      General. Fairbanks commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party mortgage loan portfolios since 1994. Fairbanks conducts operations in Salt Lake City, Utah, Hatboro, Pennsylvania, Jacksonville, Florida and Austin, Texas.

      Fairbanks is approved by the U.S. Department of Housing and Urban Development as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans. Fairbanks was incorporated on February 24, 1989 under the laws of the State of Utah. The Fairbanks's corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84165-0250.

      Servicing Portfolio. At September 30, 2002, December 31, 2001 and December 31, 2000, Fairbanks serviced a total portfolio of 486,865, 225,934 and 174,247 mortgage loans and real estate owned, respectively, having aggregate unpaid principal balances of approximately $36.178 billion, approximately $14.106 billion and approximately $12.058 billion respectively, for itself and others.*

      Fairbanks's Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of the mortgage loans serviced by Fairbanks as of the date indicated. Fairbanks's portfolio of mortgage loans may differ significantly from the Mortgage Loans in the Mortgage Pools in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. For example, the delinquency and loss experience of Fairbanks's servicing portfolio may include loans and financial assets originated pursuant to different underwriting standards than the Mortgage Loans in the Mortgage Pools and loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans in the Mortgage Pools. In addition, Fairbanks's consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans in the Mortgage Pools. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans in the Mortgage Pools will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Mortgage Pools. The actual delinquency experience on the Mortgage Loans in the Mortgage Pools will depend, among other things, upon the value of the real estate securing such Mortgage Loans in the Mortgage Pools and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Fairbanks. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans in the Mortgage Pools and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pools. Finally, the statistics shown below represent the delinquency experience for Fairbanks's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pools will depend on the results obtained over the life of the Mortgage Pool. It should be noted that Fairbanks's business emphasizes, to a certain degree, the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and Fairbanks has been an active participant in the market for such servicing rights over the past several years. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of Fairbanks in the periods ended on September 30, 2002, December 31, 2001 and December 31, 2000.

----------
* See footnote 5 in the table of Fairbank's Delinquency and Foreclosure Experience below with respect to the number of mortgage loans and aggregate unpaid principal balance as of September 30, 2002.

                   Delinquencies and Foreclosure Experience(1)
                             (Dollars in Thousands)

                                As of December 31, 2000            As of December 31, 2001          As of September 30, 2002(5)
                            ------------------------------    ------------------------------      --------------------------------
                                                Percent By                         Percent By                           Percent By
                            No. of    Principal  Principal    No. of     Principal  Principal     No. of     Principal   Principal
                             Loans   Balance(2)   Balance      Loans    Balance(2)   Balance       Loans    Balance(2)    Balance
                            -------  ---------- ----------    -------   ---------- ----------     -------   ----------   ---------
Current Loans ............ 124,057  $ 8,532,766   70.76%     146,090   $ 8,773,115   62.20%       324,493  $24,524,297    67.79%
Period of Delinquency(3)
  30-59 Days .............  13,479      951,019    7.89%      17,813     1,146,710    8.13%        45,407    3,434,696     9.49%
  60-89 Days .............   3,439      244,210    2.03%       4,374       297,317    2.11%        11,437      908,532     2.51%
  90 Days or more ........   2,275      132,348    1.10%       5,718       311,464    2.21%        12,032      610,569     1.69%
                           -------  -----------  ------      -------   -----------  ------        -------  -----------   ------
Total Delinquencies(4) ...  19,193    1,327,577   11.01%      27,905     1,755,491   12.45%        68,876    4,953,798    13.69%
Foreclosures .............  15,514    1,140,819    9.46%      27,376     1,992,691   14.13%        47,266    3,707,813    10.25%
Bankruptcies .............  10,426      721,034    5.98%      17,710     1,143,619    8.11%        32,646    2,134,933     5.90%
                           -------  -----------  ------      -------   -----------  ------        -------  -----------   ------
Total Foreclosures/
Bankruptcies(4) ..........  25,940    1,861,853   15.44%      45,086     3,136,310   22.23%        79,912    5,842,746    16.15%
Real Estate Owned ........   5,057      336,219    2.79%       6,853       440,739    3.12%        13,584      857,585     2.37%
                           -------  -----------  ------      -------   -----------  ------        -------  -----------   ------
Total Portfolio(4) ....... 174,247  $12,058,415  100.00%     225,934   $14,105,655  100.00%       486,865  $36,178,427   100.00%
                           =======  ===========  ======      =======   ===========  ======        =======  ===========   ======

----------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure or delivery of a deed-in-lieu of foreclosure.

(3) No mortgage loan is included in this section of the table as delinquent until it is one-month past due.

(4)   Certain totals may not equal 100% due to rounding.

(5) The September 30, 2002 information does not incorporate data with respect to approximately $10,000,000,000 of Alt-A mortgage loans which were transferred to Fairbanks on September 1, 2002 and which were converted to Fairbanks's data management system after September 30, 2002. Fairbanks has indicated that the inclusion of data with respect to these loans in the table would not have a materially adverse affect on the delinquency and foreclosure information reported in the table for September 30, 2002.

                         Servicing of the Mortgage Loans

General

      Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "--Servicing Compensation and Payment of Expenses" "--Prepayment Interest Shortfalls" and "--Advances" below. If any Servicer fails to fulfill its obligations under the applicable servicing agreement, the Master Servicer is obligated to terminate that Servicer and appoint a successor servicer as provided in the Trust Agreement.

      Generally, the Sellers may transfer the servicing of the related Mortgage Loans to one or more successor servicers at any time with 30 days' notice, subject to the conditions set forth in the Trust Agreement and the related servicing agreement, with the prior consent of the Trustee, the Master Servicer and the NIMS Insurer and the requirement that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, if the successor servicer is not at that time already a servicer of Mortgage Loans for the Trust Fund, that the Rating Agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates.

Servicing Compensation and Payment of Expenses

      As compensation for master servicing, the Master Servicer is entitled to retain all investment earnings on amounts on deposit in the Collection Account established by the Master Servicer prior to their remittance to the Trustee one Business Day prior to the related Distribution Date (the "Master Servicer Remittance Date").

      The related Seller has agreed to pay a monthly fee (the "Servicing Fee") to each Servicer with respect to each Mortgage Loan serviced by it calculated at a rate equal to 0.50% annually on the outstanding balance of each Mortgage Loan serviced by it (each, a "Servicing Fee Rate"). Any successors to the Servicers will in all cases receive a fee in an amount equal to, but not greater than, the Servicing Fee calculated at the related Servicing Fee Rate. As additional servicing compensation, each Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, together with any interest or other income earned on funds held in the custodial accounts and escrow accounts and other similar items described under each related Servicing Agreement.

      The Master Servicing Fees and the Servicing Fees are subject to reduction as described below under "Prepayment Interest Shortfalls." See "Servicing of Loans--Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See "Collection Procedures; Escrow Accounts--Servicing Compensation and Payment of Expenses" in the Prospectus.

Prepayment Interest Shortfalls

      When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.

      Any Prepayment Interest Shortfall required to be funded but not funded by the Servicers or a successor servicer as discussed herein is required to be funded by the Master Servicer to the extent that such amount does not exceed the total of its Master Servicing compensation for the applicable Distribution Date, through a reduction in the amount of that compensation.

Advances

      Each Servicer will generally be obligated to make an advance with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the related Servicing Fee Rate (an "Advance"), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer and each Servicer, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

      The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

Primary Mortgage Insurance

      The Master Servicer and each Servicer will be required to take such action in servicing the Mortgage Loans as is necessary to keep the PMI Policy in effect, and the Servicers will be responsible for filing claims under the PMI Policy on behalf of the Trust Fund.

Collection of Taxes, Assessments and Similar Items

      The Master Servicer and the Servicers will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

      The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

      The Trust Agreement will provide that each year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a statement to the Trustee and the NIMS Insurer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer acceptable to the NIMS Insurer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.

Master Servicer Default; Servicer Default

      If the Master Servicer is in default in its obligations under the Trust Agreement, the Trustee may, and must if directed to do so by the NIMS Insurer or Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby terminate the Master Servicer and either appoint a successor Master Servicer acceptable to the NIMS Insurer (which acceptance shall not be unreasonably withheld), in accordance with the Trust Agreement or succeed to the responsibilities of the Master Servicer.

      If a Servicer is in default in its obligations under the applicable Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the applicable Servicing Agreement or succeed to the responsibilities of the terminated Servicer.

The Credit Risk Manager

      The Murrayhill Company, a Colorado corporation, (the "Credit Risk Manager") will monitor and make recommendations to the Master Servicer and the Servicers regarding certain delinquent and defaulted Mortgage Loans, and will report to the Trustee and the NIMS Insurer on the performance of such Mortgage Loans. The Credit Risk Manager will rely on mortgage loan data that is provided to it by the Servicers in performing its advisory and monitoring functions.

      The Credit Risk Manager will be entitled to receive a fee (the "Credit Risk Manager's Fee") until the termination of the Trust Fund or until its removal by a vote of at least 662/3% of the Certificateholders. This fee will be paid by the Trust Fund and will be calculated as 0.015% annually (the "Credit Risk Manager's Fee Rate") on the Scheduled Principal Balance of each Mortgage Loan.

Optional Repurchase of Defaulted Mortgage Loans

      Subject to certain limitations set forth in certain of the servicing agreements, the NIMS Insurer will have the right, but not the obligation, to purchase for its own account any Mortgage Loan which becomes more than 90 days delinquent or for which the Servicer has accepted a deed in lieu of foreclosure (a "Distressed Mortgage Loan") for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, Servicing Advances or Servicing Fees allocable to the Distressed Mortgage Loan. The NIMS Insurer is prohibited from using any procedure in selecting Distressed Mortgage Loans to be repurchased which would be materially adverse to Certificateholders. Any such repurchase shall be accomplished by remittance to the Master Servicer of the purchase price for the Distressed Mortgage Loan for deposit into the Collection Account established by the Master Servicer pursuant to the Trust Agreement.

Special Servicer for Distressed Mortgage Loans

      Each Seller, with the consent of the Master Servicer and the NIMS Insurer, has the option to transfer any Mortgage Loan serviced by Ocwen which becomes more than 90 days delinquent or for which such Servicer has accepted a deed in lieu of foreclosure (a "Distressed Mortgage Loan") for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate. The NIMS Insurer, in lieu of providing its consent, may purchase any Distressed Mortgage Loan precluding a transfer of a Distressed Mortgage Loan to a special servicer, as described above.

                               The Trust Agreement

General

      The Certificates will be issued pursuant to a Trust Agreement (the "Trust Agreement"), dated as of December 1, 2002, among the Depositor, the Master Servicer, the Credit Risk Manager and the Trustee. The NIMS Insurer will be a third-party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIMS Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIMS Securities. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Trust Agreement. Requests should be addressed to Wells Fargo Bank Minnesota, National Association, P.O. Box 98, Columbia, Maryland 21046,
Attention: ARC 2002-BC10.

Assignment of Mortgage Loans

      The Mortgage Loans will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the applicable Seller, Servicer and custodian of the mortgage file, whether the Mortgage Loan is covered by the PMI Policy and the applicable prepayment penalty provisions, if any.

      As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Trust
Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) an original assignment of the Mortgage to the Trustee or in blank in recordable form (except as described below), (4) the policies of title insurance issued with respect to each Mortgage Loan, and (5) the originals of any assumption, modification, extension or guaranty agreements. With respect to certain Servicers, it is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no Mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

      The Mortgage Loans were purchased by the Sellers from the Originators or their correspondents (collectively, the "Transferors") pursuant to various mortgage loan sale agreements (each a "Sale Agreement"). Pursuant to the terms of each Sale Agreement, each Transferor has made to the related Seller, as of the date of (or provided in) the applicable agreement (each such date, a "Sale Date") certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the Prospectus under the heading "Loan Underwriting Procedures and Standards--Representations and Warranties." In addition, the Transferors have represented to the Sellers (and/or the Sellers have represented to the Depositors) that (i) each Mortgage Loan is in compliance with applicable federal and state laws, including the Truth-in-Lending Act, as implemented by Regulation Z; (ii) none of the Mortgage Loans are subject to the Home Ownership and Equity Protection Act of 1994 or the Georgia Fair Lending Act; (iii) no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies;
(iv) no Mortgage Loan imposes a prepayment premium for a term in excess of five years (three years, in the case of Pool 1); and (v) the Seller has no reason to believe any borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date. The related Seller will assign its rights under the Sale Agreements to the Depositor under a mortgage loan sale and assignment agreement (the "Sale and Assignment Agreement"). The Depositor will in turn assign such rights to the Trustee for the benefit of the Certificateholders pursuant to the Trust Agreement. Within the period of time specified in the applicable Sale Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Certificateholders in a Mortgage Loan or receipt of notice of such breach, the applicable Transferor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, to substitute another mortgage loan).

      Pursuant to the terms of each Sale and Assignment Agreement whereby the Mortgage Loans will be purchased by the Depositor, Lehman Capital or the Bank (in the case of those Mortgage Loans originated by the Transferors other than the Bank) will make to the Depositor (and the Depositor will assign its rights thereunder to the Trustee for the benefit of Certificateholders) only certain limited representations and warranties intended to address, for the most part, certain material conditions that may arise with respect to the Mortgage Loans between the applicable Sale Date and the Closing Date. In the event of a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan and otherwise does not constitute a breach of any representation or warranty made by the applicable Transferor as described above, the related Seller will be obligated in the same manner as the Transferor to cure such breach or repurchase the affected Mortgage Loans, as described above.

      To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the applicable Transferor or by the applicable Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Offered Certificates, in particular the Offered Subordinate Certificates, may incur a loss.

Voting Rights

      At all times 97% of all voting rights will be allocated among the holders of the Offered Certificates (other than the Class A-IO Certificates) and the Class R Certificates as provided below. The portion of such voting rights allocated to the Offered Certificates shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Loans. The remainder of such percentage portion of voting rights shall be allocated to the Class R Certificates. At all times during the term of the Trust Fund, the holders of the Class A-IO, Class P and Class X Certificates shall each be allocated 1% of the voting rights. The voting rights allocation to any class of Certificates shall be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

                  Yield, Prepayment and Weighted Average Life

General

      The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

      Yields on the Class A1, Class A2 and Class A3 Certificates will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool, primarily, and to a lesser extent (if at all) by the rate of principal prepayments on the Mortgage Loans in the other Mortgage Pools. Yields on the Subordinate Senior Certificates and the Offered Subordinate Certificates will be affected by the rate of principal payments on the Mortgage Loans in each Mortgage Pool.

      Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

      All of the Adjustable Rate Mortgage Loans in Pool 1, Pool 2 and Pool 3 have Mortgage Rates that provide for a fixed interest rate during an initial period of two, three and five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis. When such Adjustable Rate Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Cap, except in the case of the first adjustment, the Maximum Rate and the Minimum Rate, if any, and will be based on the Six-Month LIBOR Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The Six-Month LIBOR Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Mortgage Loan has a Maximum Rate, and each Adjustable Rate Mortgage Loan has a Minimum Rate, which in some cases is equal to the related Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Offered Certificates (other than the Class A-IO Certificates) beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

      Approximately 85.21%, 93.03%, and 82.95% of the Mortgage Loans in Pool 1, Pool 2 and Pool 3, respectively, are subject to Prepayment Premiums during intervals ranging from three months to five years following origination in the case of Pool 1, six months to three years following origination in the case Pool 2, and one to five years following origination, in the case of Pool 3, as described under "Description of the Mortgage Pools--General" herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period.

      The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      As described herein, approximately 0.11%, 0.37% and 1.04% of the Mortgage Loans in Pool 1, Pool 2 and Pool 3, respectively, are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. The Balloon Loans are generally expected to have original terms to maturity of 15 years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Investors should consider that they will bear any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan, to the extent not covered by the applicable credit enhancement described herein.

      From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Sale and Assignment Agreements, the related Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the related Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the related Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

      Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

      The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the LIBOR Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates."

      As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Offered Certificates to maintain limited overcollateralization. The level of excess interest available on any Distribution Date will be influenced by, among other things:

      o The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the Certificate Principal Amounts of the Certificates;

      o The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

      o     The value of LIBOR; and

      o The extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the pass-through rates of the Offered Certificates.

      No assurances can be given as to the amount or timing of excess interest distributable on the Certificates.

      The yields to investors in the Offered Certificates will be affected by the exercise by the Master Servicer of its right to purchase the Mortgage Loans, as described under "Description of the Certificates--Optional Purchase of Mortgage Loans" herein, or the failure of the NIMS Insurer (or an affiliate of Lehman Capital, if the NIMS Insurer fails to exercise such option) to exercise that right.

      If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium, particularly a Class A-IO Certificate, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the related seller due to breaches of representations and warranties.

      The Class A-IO Certificates will have no principal amount and therefore are offered at a premium. The Class Notional Amount of the Class A-IO Certificates will decrease according to a schedule as described herein. After the Distribution Date in December 2004, the Class Notional Amount of the Class A-IO Certificates will be zero, and the Class A-IO Certificates will not be entitled to distributions in respect of Current Interest. In the event that the Mortgage Loans prepay at an extremely rapid rate resulting in a decline in the Aggregate Loan Balance below the applicable scheduled Class Notional Balance, investors in such Certificates could fail to recover their initial investments.

      The Interest Rates applicable to the LIBOR Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates."

Overcollateralization

      The yields of the Offered Certificates will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to the rate at which overcollateralization will be maintained at the levels described herein. In addition, because of the cross-collateralization features of the Pools as described under "Description of the Certificates--Distributions of Principal", payments of principal on the Class A1, Class A2 and Class A3 Certificates may be accelerated before principal payments are applied to the Subordinate Certificates.

Subordination of the Offered Subordinate Certificates

      As described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of the Interest Remittance Amount and principal to the extent of the Principal Distribution Amount. In addition, Applied Loss Amounts will be allocated to the Class B, Class M3, Class M2 and Class M1 and Class A4 Certificates in inverse order of seniority. As a result, the yields of the Offered Subordinate Certificates and the Subordinate Senior Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Certificates.

Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest (or, in some cases, payments under the Cap Agreement) applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

      Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans is a prepayment assumption (the "Prepayment Assumption") that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans. A 100% Prepayment Assumption for the Adjustable Rate Mortgage Loans assumes a constant rate of prepayment of 27.00% per annum of the outstanding principal balance of such Mortgage Loans and for the Fixed Rate Mortgage Loans assumes a constant rate of prepayment of 23.00% per annum of the outstanding principal balance of such Mortgage Loans. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

      The tables beginning on page S-94 were prepared based on the following assumptions (collectively, the "Modeling Assumptions"): (1) the initial Class Principal Amounts are as set forth in the table on page S-2 and the Interest Rates are as described herein; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in January 2003; (3) principal prepayments are received in full on the last day of each month commencing in December 2002 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans;
(5) Distribution Dates occur on the 25th day of each month, commencing in January 2003; (6) there are no purchases or substitutions of Mortgage Loans; (7) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Six-Month LIBOR Index set forth below plus the related Gross Margin; (8) the value of Six-Month LIBOR is equal to 1.46% and the value of One-Month LIBOR is equal to 1.42%; (9) the applicable Index for the Class A1, Class A2, Class A3, Class A4, Class M1, Class M2 and Class M3 Certificates is One-Month LIBOR calculated as described under "Description of the Certificates--Determination of LIBOR"; (10) there is no optional termination of the Trust Fund by the Master Servicer (except in the case of Weighted Average Life in Years With Optional Termination); (11) the Certificates are issued on December 30, 2002; (12) no Prepayment Premiums are collected on the Mortgage Loans; (13) the Credit Risk Manager's Fee Rate equals 0.015% annually; (14) no payments are received by the Trust Fund pursuant to the Cap Agreement; and (15) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

                 Assumed Mortgage Loan Characteristics of Pool 1

                                                                                             Remaining     Remaining     Original
                                                                      Gross          Net      Term to    Amortization    Term to
                                                       Principal     Mortgage      Mortgage   Maturity       Term        Maturity
Mortgage Loan Type                                    Balance ($)    Rate (%)      Rate (%)   (months)    (months)(1)    (months)
------------------                                    -----------    --------      --------   --------    -----------    --------
Fixed Rate (15 Year) ........................        3,345,449.49     7.882         7.143       179           179          180
2/28 ARM (LIBOR) ............................      237,957,470.05     8.386         7.131       359           359          360
Fixed Rate (30 Year) ........................       52,243,237.72     8.182         7.220       358           358          359
3/27 ARM (LIBOR) ............................       40,708,842.84     7.905         6.745       358           358          359
Fixed Rate (Balloon) ........................          352,479.56     9.583         8.558       179           359          180

                                                                                                                          Rate
                                              Next Rate                                         Initial     Subsequent Adjustment
                                             Adjustment      Gross      Maximum    Minimum      Periodic     Periodic   Frequency
Mortgage Loan Type                              Date       Margin (%)   Rate (%)    Rate(%)      Cap (%)      Cap (%)   (months)
------------------                          -----------   ----------   --------    -------      -------      -------    --------
Fixed Rate (15 Year) ................               N/A        N/A         N/A        N/A          N/A          N/A        N/A
2/28 ARM (LIBOR) ....................        2004-10-01      6.463      15.103      8.385        2.283        1.000          6
Fixed Rate (30 Year) ................               N/A        N/A         N/A        N/A          N/A          N/A        N/A
3/27 ARM (LIBOR) ....................        2005-10-01      6.595      14.876      7.905        2.029        1.000          6
Fixed Rate (Balloon) ................               N/A        N/A         N/A        N/A          N/A          N/A        N/A

                Assumed Mortgage Loan Characteristics of Pool 2

                                                                                             Remaining     Remaining     Original
                                                                      Gross          Net      Term to    Amortization    Term to
                                                       Principal     Mortgage      Mortgage   Maturity       Term        Maturity
Mortgage Loan Type                                    Balance ($)    Rate (%)      Rate (%)   (months)    (months)(1)    (months)
------------------                                    -----------    --------      --------   --------    -----------    --------
Fixed Rate (15 Year) .........................         458,539.42     7.713         6.780       179           179          180
2/13 ARM (LIBOR) .............................          67,605.31     7.990         5.632       178           178          180
2/28 ARM (LIBOR) .............................      85,724,581.88     8.354         7.352       358           358          360
Fixed Rate (30 Year) .........................      18,527,549.94     7.341         6.673       358           358          360
3/27 ARM (LIBOR) .............................      24,509,136.73     8.861         7.855       358           358          360
5/25 ARM (LIBOR) .............................         493,085.96     7.432         6.924       358           358          360
Fixed Rate (Balloon) .........................         481,767.76     7.416         6.908       178           358          180

                                                                                                                          Rate
                                              Next Rate                                         Initial     Subsequent Adjustment
                                             Adjustment      Gross      Maximum    Minimum      Periodic     Periodic   Frequency
Mortgage Loan Type                              Date       Margin (%)   Rate (%)    Rate(%)      Cap (%)      Cap (%)   (months)
------------------                          -----------   ----------   --------    -------      -------      -------    --------
Fixed Rate (15 Year) ..................             N/A        N/A        N/A         N/A          N/A          N/A        N/A
2/13 ARM (LIBOR) ......................      2004-10-01      7.000     13.990       7.990        3.000        1.000          6
2/28 ARM (LIBOR) ......................      2004-10-01      6.132     14.444       8.344        2.865        1.010          6
Fixed Rate (30 Year) ..................             N/A        N/A        N/A         N/A          N/A          N/A        N/A
3/27 ARM (LIBOR) ......................      2005-10-01      6.234     14.960       8.847        2.877        1.011          6
5/25 ARM (LIBOR) ......................      2007-09-01      6.000     13.434       7.432        3.000        1.000          6
Fixed Rate (Balloon) ..................             N/A        N/A        N/A         N/A          N/A          N/A        N/A

                 Assumed Mortgage Loan Characteristics of Pool 3

                                                                                             Remaining     Remaining     Original
                                                                      Gross          Net      Term to    Amortization    Term to
                                                       Principal     Mortgage      Mortgage   Maturity       Term        Maturity
Mortgage Loan Type                                    Balance ($)    Rate (%)      Rate (%)   (months)    (months)(1)    (months)
------------------                                    -----------    --------      --------   --------    -----------    --------
Fixed Rate (15 Year) .........................       1,702,240.65     9.868         9.300       177           177          180
2/28 ARM (LIBOR) .............................     119,932,149.67     7.898         7.047       358           358          360
Fixed Rate (30 Year) .........................      37,323,928.97     8.664         7.946       356           356          359
3/27 ARM (LIBOR) .............................      16,253,307.37     7.885         6.953       356           356          360
Fixed Rate (Balloon) .........................       1,838,244.34    11.525        11.017       173           353          180

                                                                                                                          Rate
                                              Next Rate                                         Initial     Subsequent Adjustment
                                             Adjustment      Gross      Maximum    Minimum      Periodic     Periodic   Frequency
Mortgage Loan Type                              Date       Margin (%)   Rate (%)    Rate(%)      Cap (%)      Cap (%)   (months)
------------------                          -----------   ----------   --------    -------      -------      -------    --------
Fixed Rate (15 Year) ..................             N/A        N/A        N/A         N/A          N/A          N/A        N/A
2/28 ARM (LIBOR) ......................      2004-09-01      6.258     14.268       7.898        2.610        1.006          6
Fixed Rate (30 Year) ..................             N/A        N/A        N/A         N/A          N/A          N/A        N/A
3/27 ARM (LIBOR) ......................      2005-08-01      6.611     14.548       7.885        2.285        1.026          6
Fixed Rate (Balloon) ..................             N/A        N/A        N/A         N/A          N/A          N/A        N/A

----------
(1) Each Mortgage Loan has an original amortization that is the same as its original term to maturity, except for Balloon Mortgage Loans which have an original amortization of 360 months.

      The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rate of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

      Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption.

      The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in
(1) above.

               Percentage of Initial Class Principal Amount of the
             Class A1 and Class A2 Certificates Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                              Class A1 Certificates              Class A2 Certificates
                                                          -----------------------------       ----------------------------
                                                           0%    50%  100%  150%  200%         0%   50%  100%  150%  200%
                                                          ----- ----  ----- ----- -----       ---- ----  ---- -----  -----
Initial Percentage ....................................    100  100   100   100   100         100  100   100   100   100
December 25, 2003 .....................................     99   83    68    52    37          99   83    68    52    37
December 25, 2004 .....................................     98   69    44    24     7          98   69    44    24     7
December 25, 2005 .....................................     97   57    27     7     0          97   57    27     7     0
December 25, 2006 .....................................     96   46    23     7     0          96   46    23     7     0
December 25, 2007 .....................................     94   38    17     6     0          94   38    17     6     0
December 25, 2008 .....................................     93   33    12     4     0          93   32    12     4     0
December 25, 2009 .....................................     91   28     9     2     0          91   28     9     2     0
December 25, 2010 .....................................     89   24     6     1     0          89   24     6     1     0
December 25, 2011 .....................................     87   20     5     1     0          88   20     5     *     0
December 25, 2012 .....................................     85   17     3     *     0          86   17     3     *     0
December 25, 2013 .....................................     83   15     2     0     0          83   15     2     0     0
December 25, 2014 .....................................     81   12     2     0     0          81   12     2     0     0
December 25, 2015 .....................................     78   11     1     0     0          78   11     1     0     0
December 25, 2016 .....................................     75    9     1     0     0          76    9     1     0     0
December 25, 2017 .....................................     72    7     *     0     0          72    7     *     0     0
December 25, 2018 .....................................     69    6     *     0     0          69    6     *     0     0
December 25, 2019 .....................................     65    5     0     0     0          65    5     0     0     0
December 25, 2020 .....................................     61    4     0     0     0          61    4     0     0     0
December 25, 2021 .....................................     57    4     0     0     0          57    3     0     0     0
December 25, 2022 .....................................     53    3     0     0     0          53    3     0     0     0
December 25, 2023 .....................................     48    2     0     0     0          48    2     0     0     0
December 25, 2024 .....................................     43    2     0     0     0          42    2     0     0     0
December 25, 2025 .....................................     38    1     0     0     0          38    1     0     0     0
December 25, 2026 .....................................     34    1     0     0     0          34    1     0     0     0
December 25, 2027 .....................................     29    1     0     0     0          29    1     0     0     0
December 25, 2028 .....................................     24    *     0     0     0          24    *     0     0     0
December 25, 2029 .....................................     19    0     0     0     0          18    0     0     0     0
December 25, 2030 .....................................     13    0     0     0     0          12    0     0     0     0
December 25, 2031 .....................................      6    0     0     0     0           6    0     0     0     0
December 25, 2032 .....................................      0    0     0     0     0           0    0     0     0     0
                                                           ---  ---   ---   ---   ---         ---  ---   ---   ---   ---
Weighted Average Life in Years:
Without Optional Termination ..........................  19.32 5.51  2.73  1.53  0.89       19.31 5.49  2.71  1.51  0.89
With Optional Termination .............................  19.28 5.14  2.51  1.39  0.89       19.27 5.13  2.50  1.39  0.89

----------
*     Indicates a value greater than 0.0% and less than 0.5%.

              Percentage of Initial Class Principal Amount of the
             Class A3 and Class A4 Certificates Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                              Class A3 Certificates              Class A4 Certificates
                                                          -----------------------------       ----------------------------
                                                           0%    50%  100%  150%  200%         0%   50%  100%  150%  200%
                                                          ----- ----  ----- ----- -----       ---- ----  ---- -----  -----
Initial Percentage ....................................    100  100   100   100   100         100  100   100   100   100
December 25, 2003 .....................................     99   84    68    53    37         100  100   100   100   100
December 25, 2004 .....................................     98   69    45    24     8         100  100   100   100   100
December 25, 2005 .....................................     97   57    28     7     0         100  100   100   100    22
December 25, 2006 .....................................     95   46    23     7     0         100  100    57    71    22
December 25, 2007 .....................................     94   38    17     7     0         100   94    42    16    22
December 25, 2008 .....................................     92   33    13     4     0         100   81    30     9     9
December 25, 2009 .....................................     91   28     9     3     0         100   69    22     6     1
December 25, 2010 .....................................     89   24     7     2     0         100   59    16     1     0
December 25, 2011 .....................................     87   21     5     1     0         100   50    12     0     0
December 25, 2012 .....................................     85   18     4     *     0         100   43     8     0     0
December 25, 2013 .....................................     83   15     3     0     0         100   37     6     0     0
December 25, 2014 .....................................     80   13     2     0     0         100   31     3     0     0
December 25, 2015 .....................................     77   11     1     0     0         100   26     *     0     0
December 25, 2016 .....................................     74    9     1     0     0         100   22     0     0     0
December 25, 2017 .....................................     70    8     1     0     0         100   18     0     0     0
December 25, 2018 .....................................     67    6     *     0     0         100   15     0     0     0
December 25, 2019 .....................................     63    5     0     0     0         100   13     0     0     0
December 25, 2020 .....................................     60    4     0     0     0         100   11     0     0     0
December 25, 2021 .....................................     55    4     0     0     0         100    9     0     0     0
December 25, 2022 .....................................     51    3     0     0     0         100    7     0     0     0
December 25, 2023 .....................................     46    2     0     0     0         100    6     0     0     0
December 25, 2024 .....................................     41    2     0     0     0         100    4     0     0     0
December 25, 2025 .....................................     36    2     0     0     0          93    1     0     0     0
December 25, 2026 .....................................     32    1     0     0     0          82    0     0     0     0
December 25, 2027 .....................................     27    1     0     0     0          71    0     0     0     0
December 25, 2028 .....................................     22    *     0     0     0          59    0     0     0     0
December 25, 2029 .....................................     17    *     0     0     0          45    0     0     0     0
December 25, 2030 .....................................     11    0     0     0     0          30    0     0     0     0
December 25, 2031 .....................................      5    0     0     0     0          15    0     0     0     0
December 25, 2032 .....................................      0    0     0     0     0           0    0     0     0     0
                                                           ---  ---   ---   ---   ---         ---  ---   ---   ---   ---
Weighted Average Life in Years:
Without Optional Termination ..........................  18.98 5.56  2.78  1.57  0.90       26.4810.50  5.45  4.60  3.44
With Optional Termination .............................  18.95 5.18  2.53  1.41  0.90       26.39 9.68  4.96  4.29  2.82

----------
*     Indicates a value greater than 0.0% and less than 0.5%.

              Percentage of Initial Class Principal Amount of the
             Class M1 and Class M2 Certificates Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                              Class M1 Certificates              Class M2 Certificates
                                                          -----------------------------       ----------------------------
                                                           0%    50%  100%  150%  200%         0%   50%  100%  150%  200%
                                                          ----- ----  ----- ----- -----       ---- ----  ---- -----  -----
Initial Percentage ....................................    100  100   100   100   100         100  100   100   100   100
December 25, 2003 .....................................    100  100   100   100   100         100  100   100   100   100
December 25, 2004 .....................................    100  100   100   100   100         100  100   100   100   100
December 25, 2005 .....................................    100  100   100   100   100         100  100   100   100   100
December 25, 2006 .....................................    100  100    57    26    84         100  100    57    26     2
December 25, 2007 .....................................    100   94    42    16    10         100   94    42    15     0
December 25, 2008 .....................................    100   81    30     9     0         100   81    30     1     0
December 25, 2009 .....................................    100   69    22     *     0         100   69    22     0     0
December 25, 2010 .....................................    100   59    16     0     0         100   59    15     0     0
December 25, 2011 .....................................    100   50    12     0     0         100   50     6     0     0
December 25, 2012 .....................................    100   43     8     0     0         100   43     0     0     0
December 25, 2013 .....................................    100   37     2     0     0         100   37     0     0     0
December 25, 2014 .....................................    100   31     0     0     0         100   31     0     0     0
December 25, 2015 .....................................    100   26     0     0     0         100   26     0     0     0
December 25, 2016 .....................................    100   22     0     0     0         100   22     0     0     0
December 25, 2017 .....................................    100   18     0     0     0         100   18     0     0     0
December 25, 2018 .....................................    100   15     0     0     0         100   14     0     0     0
December 25, 2019 .....................................    100   13     0     0     0         100    8     0     0     0
December 25, 2020 .....................................    100   11     0     0     0         100    4     0     0     0
December 25, 2021 .....................................    100    8     0     0     0         100    0     0     0     0
December 25, 2022 .....................................    100    4     0     0     0         100    0     0     0     0
December 25, 2023 .....................................    100    1     0     0     0         100    0     0     0     0
December 25, 2024 .....................................    100    0     0     0     0         100    0     0     0     0
December 25, 2025 .....................................     93    0     0     0     0          93    0     0     0     0
December 25, 2026 .....................................     82    0     0     0     0          82    0     0     0     0
December 25, 2027 .....................................     71    0     0     0     0          71    0     0     0     0
December 25, 2028 .....................................     59    0     0     0     0          59    0     0     0     0
December 25, 2029 .....................................     45    0     0     0     0          45    0     0     0     0
December 25, 2030 .....................................     30    0     0     0     0          30    0     0     0     0
December 25, 2031 .....................................     15    0     0     0     0          12    0     0     0     0
December 25, 2032 .....................................      0    0     0     0     0           0    0     0     0     0
                                                           ---  ---   ---   ---   ---         ---  ---   ---   ---   ---
Weighted Average Life in Years:
Without Optional Termination ..........................  26.4710.37  5.31  4.05  4.46       26.4410.10  5.14  3.80  3.63
With Optional Termination .............................  26.39 9.68  4.92  3.81  3.15       26.39 9.68  4.90  3.66  3.15

----------
*     Indicates a value greater than 0.0% and less than 0.5%.

              Percentage of Initial Class Principal Amount of the
              Class M3 and Class B Certificates Outstanding at the
               Following Percentages of the Prepayment Assumption

                                                              Class M3 Certificates              Class B Certificates
                                                          -----------------------------       ----------------------------
                                                           0%    50%  100%  150%  200%         0%   50%  100%  150%  200%
                                                          ----- ----  ----- ----- -----       ---- ----  ---- -----  -----
Initial Percentage ....................................    100  100   100   100   100         100  100   100   100   100
December 25, 2003 .....................................    100  100   100   100   100         100  100   100   100   100
December 25, 2004 .....................................    100  100   100   100   100         100  100   100   100   100
December 25, 2005 .....................................    100  100   100   100   100         100  100   100   100   100
December 25, 2006 .....................................    100  100    57    23     0         100  100    50     0     0
December 25, 2007 .....................................    100   94    42     0     0         100   94    23     0     0
December 25, 2008 .....................................    100   81    30     0     0         100   81     3     0     0
December 25, 2009 .....................................    100   69    13     0     0         100   69     0     0     0
December 25, 2010 .....................................    100   59     0     0     0         100   53     0     0     0
December 25, 2011 .....................................    100   50     0     0     0         100   38     0     0     0
December 25, 2012 .....................................    100   43     0     0     0         100   25     0     0     0
December 25, 2013 .....................................    100   37     0     0     0         100   14     0     0     0
December 25, 2014 .....................................    100   31     0     0     0         100    4     0     0     0
December 25, 2015 .....................................    100   23     0     0     0         100    0     0     0     0
December 25, 2016 .....................................    100   13     0     0     0         100    0     0     0     0
December 25, 2017 .....................................    100    4     0     0     0         100    0     0     0     0
December 25, 2018 .....................................    100    0     0     0     0         100    0     0     0     0
December 25, 2019 .....................................    100    0     0     0     0         100    0     0     0     0
December 25, 2020 .....................................    100    0     0     0     0         100    0     0     0     0
December 25, 2021 .....................................    100    0     0     0     0         100    0     0     0     0
December 25, 2022 .....................................    100    0     0     0     0         100    0     0     0     0
December 25, 2023 .....................................    100    0     0     0     0         100    0     0     0     0
December 25, 2024 .....................................    100    0     0     0     0         100    0     0     0     0
December 25, 2025 .....................................     93    0     0     0     0          93    0     0     0     0
December 25, 2026 .....................................     82    0     0     0     0          82    0     0     0     0
December 25, 2027 .....................................     71    0     0     0     0          71    0     0     0     0
December 25, 2028 .....................................     59    0     0     0     0          53    0     0     0     0
December 25, 2029 .....................................     45    0     0     0     0          29    0     0     0     0
December 25, 2030 .....................................     30    0     0     0     0           3    0     0     0     0
December 25, 2031 .....................................      0    0     0     0     0           0    0     0     0     0
December 25, 2032 .....................................      0    0     0     0     0           0    0     0     0     0
                                                           ---  ---   ---   ---   ---         ---  ---   ---   ---   ---
Weighted Average Life in Years:
Without Optional Termination ..........................  26.34 9.58  4.83  3.53  3.30       25.85 8.32  4.17  3.17  3.12
With Optional Termination .............................  26.34 9.54  4.81  3.53  3.15       25.85 8.32  4.17  3.17  3.12

                   Material Federal Income Tax Considerations

General

      The Trust Agreement provides that the Trust Fund, exclusive of (i) the Basis Risk Reserve Fund and (ii) the Cap Agreement will comprise multiple lower tier REMICs (each, a "Lower Tier REMIC") and a single upper tier REMIC (the "Upper Tier REMIC") in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

      Upon the issuance of the Offered Certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion to the effect that the Basis Risk Reserve Fund is an "outside reserve fund" that is beneficially owned by the beneficial owner of the Class X Certificate. Moreover, Tax Counsel will deliver an opinion to the effect that the rights of beneficial owners of the Offered Certificates to receive payments from the Basis Risk Reserve Fund represent interests in an interest rate cap contract for federal income tax purposes.

Tax Treatment of the Class A-IO Certificates

      The Class A-IO Certificates will represent ownership of REMIC regular interests for federal income tax purposes. See "Material Federal Income Tax Considerations--Types of Securities--REMIC Certificates Generally" in the Prospectus. In addition, the Class A-IO Certificates will be issued with original issue discount ("OID"). A beneficial owner of a certificate issued with OID must include the OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Interest Income and OID" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption with respect to both the Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans. See "Yield, Prepayment and Weighted Average Life--Weighted Average Life" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

Tax Treatment of the Component Certificates

      For federal income tax purposes, a beneficial owner of an Offered Certificate other than a Class A-IO Certificate (a "Component Certificate") will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the "Cap Contract"). The REMIC regular interest corresponding to a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificate to which it corresponds, except that the interest payments will be determined (i) without regard to any payments made from the Basis Risk Reserve Fund. Any amount paid on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been paid on such certificate from the Basis Risk Reserve Fund and will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Considerations--Types of Securities--REMIC Certificates Generally" in the Prospectus. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Component Certificate.

Allocations

      A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

      Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see "Material Federal Income Tax Considerations--Types of Securities--REMIC Certificates Generally" in the Prospectus.

Original Issue Discount

      The REMIC regular interest component of a Component Certificate may be issued with OID. A beneficial owner of a Component Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Considerations--Taxation of Securities Treated as Debt Instruments--Interest Income and OID" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption with respect to both the Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans. See "Yield, Prepayment and Weighted Average Life--Weighted Average Life" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

The Cap Contract Components

      The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

      Any payments made to a beneficial owner of a Component Certificate from the Basis Risk Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

Status of the Component Certificates

      The REMIC regular interest components of Component Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Component Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Component Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

                         Legal Investment Considerations

      Because of the inclusion of Second Lien Mortgage Loans in the Trust Fund, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

      Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

      Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See "Legal Investment Considerations" in the Prospectus.

                              ERISA Considerations

      Subject to the limitations and qualifications described under "ERISA Considerations" in the Prospectus, the Offered Certificates may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or to
Section 4975 of the Internal Revenue Code of 1986, as amended (collectively, a "Plan"), or by a person investing on behalf of or with plan assets of such a plan or arrangement. A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Code, should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in the Prospectus.

      The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be purchased by or sold to a Plan (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it).

                                Use of Proceeds

      The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and the repayment of any related financing. Immediately prior to the sale of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by an affiliate of Lehman Brothers Inc. The Depositor will apply a portion of the proceeds from the sale of the Certificates to repay the financing.

                                  Underwriting

      Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and Lehman Brothers Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

      The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

      Expenses incurred by the Depositor in connection with this offering are expected to be approximately $680,000.

      Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class P, Class X and Class R Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

      Lehman Brothers Inc. is an affiliate of the Depositor, Lehman Capital, the Bank, the Cap Provider and the Master Servicer.

      After the initial distribution of the Offered Certificates by the Underwriter, the Prospectus and Prospectus Supplement may be used by the Underwriter in connection with market making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                 Legal Matters

      Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, Washington, D.C.

                                    Ratings

      It is a condition to the issuance of the Class A1, Class A2, Class A3 and Class A-IO Certificates that they be rated "AAA" by each of S&P and Fitch Ratings and "Aaa" by Moody's (together with S&P and Fitch Ratings, the "Rating Agencies"). It is a condition to the issuance of the Class A4 Certificates that they be rated "AAA" by S&P. It is a condition to the issuance of the Class M1 Certificates that they be rated "AA" by S&P. It is a condition to the issuance of the Class M2 Certificates that they be rated "A" by each of S&P and Fitch Ratings. It is a condition to issuance of the Class M3 Certificates that they be rated "BBB+" by each of S&P and Fitch Ratings and "Baa2" by Moody's. It is a condition to the issuance of the Class B Certificates that they be rated "BBB-" by each of S&P and Fitch Ratings and "Baa3" by Moody's.

      The rating of "AAA" and "Aaa" are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

      The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be repaid to Certificateholders from Monthly Excess Cashflow or the Cap Agreement. In addition, the ratings on the Class A-IO Certificates do not address whether investors in those Certificates will fail to recoup their initial investment due to a faster than anticipated rate of prepayments.

      The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

      The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                            Index of Principal Terms

Defined Term                                                                Page
------------                                                                ----
80+ LTV Loans ..........................................................   S-46
A1 Spread ..............................................................   S-25
A2 Spread ..............................................................   S-25
A3 Spread ..............................................................   S-25
A4 Spread ..............................................................   S-25
A4 Principal Distribution Amount .......................................   S-39
A4 Target Amount .......................................................   S-41
Accrual Period .........................................................   S-25
Act ....................................................................  S-101
Adjustable Rate Mortgage Loans .........................................   S-19
Adjustment Date ........................................................   S-48
Advance ................................................................   S-84
Aggregate Expense Rate .................................................   S-28
Aggregate Loan Balance .................................................   S-28
Aggregate Overcollateralization Release Amount .........................   S-40
A-IO(1) Component ......................................................   S-26
A-IO(2) Component ......................................................   S-26
Applied Loss Amount ....................................................   S-42
Aurora .................................................................   S-76
B Fixed Rate ...........................................................   S-26
B Principal Distribution Amount ........................................   S-39
B Target Amount ........................................................   S-41
Balloon Loans ..........................................................   S-47
Balloon Payments .......................................................   S-47
Bank ...................................................................   S-46
Basis Risk Payment .....................................................   S-30
Basis Risk Reserve Fund ................................................   S-28
Basis Risk Shortfall ...................................................   S-28
BBA ....................................................................   S-33
BBAM ...................................................................   S-33
Beneficial Owner .......................................................   S-21
Book-Entry Certificates ................................................   S-20
Business Day ...........................................................   S-20
Cap Agreement ..........................................................   S-19
Cap Contract ...........................................................   S-98
Cap Guarantor ..........................................................   S-31
Carryforward Interest ..................................................   S-25
Certificate Account ....................................................   S-19
Certificate Principal Amount ...........................................   S-26
Certificateholder ......................................................   S-21
Certificates ...........................................................   S-19
Class Notional Amount ..................................................   S-19
Class Principal Amount .................................................   S-19
Clearstream Luxembourg .................................................   S-21
Clearstream Luxembourg Participants ....................................   S-22
Closing Date ...........................................................   S-26
Code ...................................................................   S-98
Collection Period ......................................................   S-34
Combined Loan-to-Value Ratio ...........................................   S-47
Compensating Interest ..................................................   S-33
Component Certificate ..................................................   S-98
Cooperative ............................................................   S-23
Corporate Trust Office .................................................   S-45
Counterparty ...........................................................   S-30
Credit Risk Manager ....................................................   S-85
Credit Risk Manager's Fee ..............................................   S-85
Credit Risk Manager's Fee Rate .........................................   S-85
Cumulative Loss Trigger Event ..........................................   S-38
Current Interest .......................................................   S-25
Cut-off Date Balance ...................................................   S-46
Deferred Amount ........................................................   S-44
Definitive Certificate .................................................   S-21
Delinquency Event ......................................................   S-38
Delinquency Rate .......................................................   S-38
Depositor ..............................................................   S-21
Designated Telerate Page ...............................................   S-33
Distressed Mortgage Loan ...............................................   S-86
Distribution Date ......................................................   S-20
DTC ....................................................................   S-20
ERISA ..................................................................  S-100
ERISA Considerations ...................................................  S-100
Euroclear ..............................................................   S-21
Euroclear Operator .....................................................   S-23
Euroclear Participants .................................................   S-23
European Depositaries ..................................................   S-21
Fairbanks ..............................................................   S-77
Financial Intermediary .................................................   S-21
First Lien Mortgage Loans ..............................................   S-46
Fitch Ratings ..........................................................   S-31
Fixed Rate Mortgage Loans ..............................................   S-19
Gross Margin ...........................................................   S-48
H&R Block ..............................................................   S-80
Initial Cap ............................................................   S-48
Initial Purchase Date ..................................................   S-45
Insurance Proceeds .....................................................   S-34
Interest Rate ..........................................................   S-28
Interest Rates .........................................................   S-25
Interest Remittance Amount .............................................   S-32
Interest Settlement Rate ...............................................   S-33
Interest-only Certificates .............................................   S-19
IRS ....................................................................   S-99
Lehman Capital .........................................................   S-46
LIBOR ..................................................................   S-33
LIBOR Business Day .....................................................   S-33
LIBOR Certificates .....................................................   S-19
LIBOR Determination Date ...............................................   S-33
LIBOR Mortgage Loans ...................................................   S-48
LIBOR01 ................................................................   S-33
Liquidated Mortgage Loan ...............................................   S-42
Loan-to-Value Ratio ....................................................   S-46
Lower Tier REMIC .......................................................   S-98
M1 Principal Distribution Amount .......................................   S-39
M1 Spread ..............................................................   S-25
M1 Target Amount .......................................................   S-41
M2 Principal Distribution Amount .......................................   S-39
M2 Spread ..............................................................   S-25
M2 Target Amount .......................................................   S-41
M3 Principal Distribution Amount .......................................   S-39
M3 Spread ..............................................................   S-26
M3 Target Amount .......................................................   S-41
Master Servicer ........................................................   S-76
Master Servicer Remittance Date ........................................   S-83

                            Index of Principal Terms

Defined Term                                                                Page
------------                                                                ----
Maximum Interest Rate ..................................................   S-29
Maximum Rate ...........................................................   S-48
MGIC ...................................................................   S-49
Minimum Rate ...........................................................   S-48
Modeling Assumptions ...................................................   S-91
Monthly Excess Cashflow ................................................   S-42
Moody's ................................................................   S-31
Mortgage Loans .........................................................   S-19
Mortgage Pool ..........................................................   S-19
Mortgage Rate ..........................................................   S-28
Net Liquidation Proceeds ...............................................   S-34
Net Mortgage Rate ......................................................   S-28
Net Prepayment Interest Shortfalls .....................................   S-33
NIMS Insurer ...........................................................   S-20
NIMS Securities ........................................................   S-20
NIMS Transaction .......................................................   S-20
Notional Amount ........................................................   S-26
OCN ....................................................................   S-78
Ocwen ..................................................................   S-77
Offered Certificates ...................................................   S-19
Offered Subordinate Certificates .......................................   S-19
OID ....................................................................   S-98
Optional Termination ...................................................   S-45
Originators ............................................................   S-46
Overcollateralization Amount ...........................................   S-40
Overcollateralization Deficiency .......................................   S-40
Overcollateralization Cumulative Loss
  Trigger Event ........................................................   S-38
Overcollateralization Trigger Event ....................................   S-39
Participant ............................................................   S-21
Payahead ...............................................................   S-32
Penalty Period .........................................................   S-47
Percentage Interest ....................................................   S-27
Plan ...................................................................  S-100
PMI Insurance Premiums .................................................   S-50
PMI Insurer ............................................................   S-49
PMI Policy .............................................................   S-49
Pool 1 .................................................................   S-19
Pool 1 Monthly Excess Interest .........................................   S-32
Pool 1 Net Funds Cap ...................................................   S-27
Pool 1 Optimal Interest Remittance Amount ..............................   S-27
Pool 2 .................................................................   S-19
Pool 2 Monthly Excess Interest .........................................   S-32
Pool 2 Net Funds Cap ...................................................   S-27
Pool 2 Optimal Interest Remittance Amount ..............................   S-27
Pool 3 .................................................................   S-19
Pool 3 Monthly Excess Interest .........................................   S-32
Pool 3 Net Funds Cap ...................................................   S-27
Pool 3 Optimal Interest Remittance Amount ..............................   S-27
Pool Balance ...........................................................   S-28
Pool Percentage ........................................................   S-28
Pool Subordinate Amount ................................................   S-28
Prepayment Assumption ..................................................   S-91
Prepayment Interest Shortfall ..........................................   S-33
Prepayment Period ......................................................   S-34
Prepayment Premium .....................................................   S-47
Principal Distribution Amount ..........................................   S-34
Principal Remittance Amount ............................................   S-34
Purchase Price .........................................................   S-45
Rating Agencies ........................................................  S-101
Realized Loss ..........................................................   S-41
Record Date ............................................................   S-20
Relevant Depositary ....................................................   S-21
Residual Certificate ...................................................   S-19
Rolling Three Month Delinquency Rate ...................................   S-38
Rules ..................................................................   S-21
S&P ....................................................................   S-31
Sale Agreement .........................................................   S-87
Sale and Assignment Agreement ..........................................   S-87
Sale Date ..............................................................   S-87
Scheduled Payment ......................................................   S-34
Scheduled Principal Balance ............................................   S-34
Second Lien Mortgage Loans .............................................   S-46
Sellers ................................................................   S-46
Senior Certificates ....................................................   S-19
Senior Enhancement Percentage ..........................................   S-40
Senior Principal Distribution Amount ...................................   S-39
Senior Proportionate Percentage ........................................   S-40
Senior Target Amount ...................................................   S-40
Servicers ..............................................................   S-77
Servicing Agreement ....................................................   S-78
Servicing Fee ..........................................................   S-83
Servicing Fee Rate .....................................................   S-83
Six-Month LIBOR Index ..................................................   S-49
SMMEA ..................................................................  S-100
Stepdown Date ..........................................................   S-39
Strike Rate ............................................................   S-30
Subordinate Certificates ...............................................   S-19
Subordinate Net Funds Cap ..............................................   S-28
Subordinate Senior Certificate .........................................   S-19
Subsequent Periodic Cap ................................................   S-48
Substitution Amount ....................................................   S-32
Target Amount ..........................................................   S-38
Targeted Overcollateralization Amount ..................................   S-40
Tax Counsel ............................................................   S-98
Terms and Conditions ...................................................   S-23
Transferors ............................................................   S-87
Trigger Event ..........................................................   S-38
Trust Agreement ........................................................   S-86
Trust Fund .............................................................   S-19
Trustee ................................................................   S-45
Trustee Fee ............................................................   S-45
Trustee Fee Rate .......................................................   S-45
Underwriter ............................................................  S-101
Underwriting Agreement .................................................  S-101
Underwriting Guidelines ................................................   S-74
Unpaid Basis Risk Shortfall ............................................   S-29
Upper Tier REMIC .......................................................   S-98

                                    ANNEX A

Global Clearance, Settlement and Tax Documentation Procedures

      Except in certain limited circumstances, the globally offered Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2002-BC10 (the Global Securities) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

      Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.


                                     S-A-1

      Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment


                                     S-A-2
will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC
            Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

            I. the Trustee or the U.S. withholding agent receives a statement--

                  (a) from the holder on Internal Revenue Service (IRS) Form
            W-8BEN (or any successor form) that--

                  (i) is signed by the certificateholder under penalties of perjury,

                  (ii) certifies that such owner is not a United States person, and

                  (iii) provides the name and address of the certificateholder,
                        or

                  (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

                  (i) is signed under penalties of perjury by an authorized representative of the financial institution,

                  (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

                  (iii) provides the name and address of the certificateholder,
                        and

                  (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;


                                     S-A-3

            II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

            III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

            IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

      A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

            I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

            II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

            III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

      The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                     S-A-4

PROSPECTUS

                     Structured Asset Securities Corporation
                                    Depositor
                            Asset-Backed Certificates
                               Asset-Backed Notes
                              (Issuable in Series)

                                   ----------

Each Trust Fund:

o may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

o will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

      o mortgage loans or participation interests in mortgage loans, including manufactured home loans;

      o mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

      o private mortgage backed certificates, as described in this prospectus; and

      o payments due on those mortgage loans and mortgage backed certificates.

      The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

The Securities:

o     will be offered for sale pursuant to a prospectus supplement;

o will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in this prospectus; and

o     may have one or more forms of credit enhancement.

      The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

      The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC or FASIT election for federal income tax purposes.

      The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 LEHMAN BROTHERS

                 The date of this prospectus is October 28, 2002

                          Description of the Securities

General

      The asset-backed certificates (the "Certificates") of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the "Notes," and together with the Certificates, the "Securities") that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See "The Agreements."

      Each series of Securities will consist of one or more classes of Securities, one or more of which may:

      o accrue interest based on a variable or adjustable rate ("Floating Rate Securities");

      o provide for the accrual of interest, which is periodically added to the principal balance of the Securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement ("Compound Interest Securities");

      o be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled ("Interest Weighted Securities");

      o be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled ("Principal Weighted Securities");

      o not be entitled to principal until the earlier of the date specified in the prospectus supplement or the date on which the principal of all Securities of the series having an earlier Final Scheduled Distribution Date have been paid in full ("Planned Amortization Certificates" or "PACs");

      o be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement ("Subordinate Securities"); and/or

      o be other types of Securities, as described in the prospectus supplement.

      If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an "Asset Group").

      Each class of Securities offered by this prospectus and the prospectus supplement (the "Offered Securities") will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or issued in book-entry form only ("Book-Entry Securities") Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "-- Book-Entry Registration."

Distributions on the Securities

      General

      Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

      Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of 12 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

      The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

      For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders."

      Single Class Securities Generally

      With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by the Security, or on the basis of the Security's outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See "Subordinate Securities" below.

      If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the "Interest Rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

      If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

      Multi-Class Series

      A series of Securities may include Floating Rate Securities, Compound Interest Securities and Planned Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a "Multi-Class Series"). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Unless otherwise specified in the prospectus supplement, each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See "-- Subordinate Securities" below and "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

      Distributions of interest on Compound Interest Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Compound Interest Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Compound Interest Securities on the basis of the current Compound Value of the class. The "Compound Value" of a class of Compound Interest Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

      A Multi-Class Series may also include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, index, or other method by which the Floating Rate for each period will be determined.

      Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the "Principal Distribution Amount" for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Compound Interest Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The "Minimum Principal Distribution Amount" is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

      Subordinate Securities

      A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the "Subordinate Securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the "Senior Securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

Optional Termination

      If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

      o "Asset Principal Balance" means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

      o "Aggregate Asset Principal Balance" means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

      The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements -- Event of Default; Rights Upon Event of Default" and "-- Termination."

Optional Purchase of Securities

      The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases

      If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class or mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

      The depositor may also have the option to obtain for any series of Securities, one or more guarantees from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of Securities:

      o     call protection for any class of Securities of a series;

      o a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

      o     certain other guarantees described in the prospectus supplement.

Book-Entry Registration

      General

      If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking, societe anonyme (formerly Cedelbank) (referred to herein as "Clearstream") or the Euroclear System ("Euroclear"). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

      No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "-- Definitive Securities." Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

      Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      DTC

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

      Clearstream

      Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly.

      Euroclear

      Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 35 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

      Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

      Beneficial Ownership of Book-Entry Securities

      Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" or "Noteholders" as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

      The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

      Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

      Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," "-- REMIC Residual Certificates -- Foreign Persons," "-- Grantor Trust Certificates -- Foreign Persons" and "-- Partner Certificates -- Foreign Persons" herein and, if the Book-Entry Securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

      Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

      Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," "-- REMIC Residual Certificates -- Administrative Provisions," "-- Grantor Trust Certificates -- Trust Reporting" and "-- Partner Certificates -- Information Reporting" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

      Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

      Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the

Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

      None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      Definitive Securities

      Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor, (2) if the depositor, at its option, elects to end the book-entry system through DTC or (3) in accordance with any other provisions described in the prospectus supplement.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

                  Yield, Prepayment and Maturity Considerations

Payment Delays

      With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

      With respect to a series for which the Primary Assets consist of Loans or participation interests in Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See "Servicing of Loans -- Advances and Limitations Thereon."

Timing of Reduction of Principal Amount

      A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

      If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

Final Scheduled Distribution Date

      The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.

      CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

      The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

      Type of Loan

      Mortgage Loans secured by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Properties") may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi- weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

      In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related scheduled payment of principal and interest (the "Scheduled Payment"), negative amortization may result or the amount of interest accrued on the Stated Principal Balance thereof may exceed the amount of interest paid by the mortgagor in any month (such excess, "Deferred Interest"). However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

      To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

      In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial interest rates borne by the Loans ("Mortgage Rates"), Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

      If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the master servicer, servicer, or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

      A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

      In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

      Foreclosures and Payment Plans

      The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

      Due on Sale Clauses

      The acceleration of repayment as a result of certain transfers of the real property securing a Mortgage Loan (the "Mortgaged Property") is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the master servicer or the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

      Optional Termination

      If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See "Description of the Securities -- Optional Termination."

                                 The Trust Funds

General

      The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

      The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

      o amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the "Cut-off Date");

      o amounts held from time to time in the Collection Account and the Distribution Account established for a series of Securities;

      o Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

      o any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

      o any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

      o any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

      o any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

      o investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

      o any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement).

      The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the "Retained Interest"). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

      The "Primary Assets" in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

      o Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

      o     Fannie Mae certificates;

      o     Freddie Mac certificates;

      o mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans ("Private Mortgage-Backed Securities");

      o     Mortgage Loans or participation interests in Mortgage Loans; and

      o Manufactured Home Loans or participation interests in Manufactured Home Loans.

      To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans may also include loans ("Assistance Loans") made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

      Mortgage Loans, Manufactured Home Loans and Assistance Loans are referred to in this prospectus as "Loans." Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as "Agency Certificates."

      Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Participation interests in a Loan or a loan pool will be purchased by the depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the depositor under the Participation Agreement will be evidenced by a participation certificate. The trustee will be the holder of a participation certificate. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See "The Agreements -- Assignment of Primary Assets."

Ginnie Mae Certificates

      General

      The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

      The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

      Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

      Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

      With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by Chemical Bank, as paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

      The Underlying Mortgage Loans

      Unless otherwise specified in the prospectus supplement, mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans and/or housing loans partially guaranteed by the VA ("VA Loans"), all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

      All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

      Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

      The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

      Ginnie Mae

      The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act") authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD ("FHA") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

      General

      Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

      Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

      Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Bank of New York (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

      The Underlying Mortgage Loans

      Unless otherwise specified in the prospectus supplement for a series of Securities, mortgage loans underlying Fannie Mae certificates in the trust fund for a series will consist of:

      o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

      o     fixed-rate level payment FHA Loans or VA Loans;

      o     adjustable rate mortgage loans;

      o     GEM Loans, Buy-Down Loans or GPM Loans; and

      o mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings ("Single Family Property") or by Multifamily Property.

      Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

      Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

      Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between .50 and 2.50 percentage points greater than the annual interest rate for the Fannie Mae certificate (or the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security), and, under a special servicing option (pursuant to which the mortgagee or other servicer is reimbursed by Fannie Mae for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between .55 and 2.55 percentage points greater than the annual Fannie Mae certificate interest rate (or the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security).

      The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

      Fannie Mae

      Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

      General

      The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

      Under Freddie Mac's Cash Program, with respect to PC Pools formed prior to June 1, 1987 there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after that date, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates cannot exceed the pass-through rate on the Freddie Mac certificates by more than 200 basis points.

      Under this program, Freddie Mac purchases groups of whole mortgage loans from a number of sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by Freddie Mac. No loan or participation is purchased by Freddie Mac at greater than 100% of the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a PC Pool for a Freddie Mac certificate issued under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a PC Pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. However, beginning with PC Pools formed on or after June 1, 1987, the range of interest rates on the mortgages in Cash Program PC Pools will not exceed 100 basis points.

      Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a PC Pool may not exceed 200 basis points, and beginning with PC Pools formed in December 1987 under the Guarantor Program, the range of the interest rates on the mortgage loans in a PC Pools will not exceed 100 basis points.

      The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

      Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

      o     30 days following foreclosure sale;

      o     30 days following payment of the claim by any mortgage insurer; or

      o     30 days following the expiration of any right of redemption.

      In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

      Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

      Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

      Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

      Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

      The Underlying Mortgage Loans

      Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

      The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

      Freddie Mac

      The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.ss. 1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Guarantor Program under which Freddie Mac purchases mortgages from sellers in exchange for Freddie Mac certificates representing interests in the mortgages so purchased. Transactions under the Guarantor Program have resulted in a significant increase in the volume of Freddie Mac's purchases of mortgages and sales of Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Private Mortgage-Backed Securities

      General

      The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

      o mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

      o collateralized mortgage obligations secured by Loans or Agency Certificates.

      Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

      The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

      Underlying Loans

      The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the prospectus supplement:

      o no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

      o each Mortgage Loan secured by a Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

      o each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

      o no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

      o each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

      o each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

      Credit Support Relating to Private Mortgage-Backed Securities

      Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance Policies") required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

      Additional Information

      The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

      o the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

      o certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

      o the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

      o the weighted average interest rate of the Private Mortgage-Backed Securities;

      o the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

      o certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

      o the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

      o the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

      If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

The Mortgage Loans

      General

      The Primary Assets in a trust fund for a series of Securities may include mortgage loans or participation interests in mortgage loans (together, "Mortgage Loans"). Generally, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

      The Mortgage Loans in a trust fund may be Conventional Loans, housing loans insured by the FHA ("FHA Loans") or VA Loans, with the following interest rate and payment characteristics:

      o     fixed interest rate or adjustable interest rate Mortgage Loans;

      o "GPM Loans," which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or
            (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

      o "GEM Loans," which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

      o     Buy-Down Loans;

      o "Bi-Weekly Loans," which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks; or

      o Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

      The Mortgage Loans may include:

      o "Cooperative Loans," which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ("Cooperative Dwellings"); or

      o "Condominium Loans," which are secured by a mortgage on an individual housing unit (a "Condominium Unit") in which the owner of the real property (the "Condominium") is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit's appurtenant interest in the common elements.

      Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on Mortgaged Property. If specified in the prospectus supplement, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

      The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) or Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property or Single Family Property may include mixed commercial and residential structures.

      Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See "Legal Aspects of Loans."

      The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower's mailing address, as reflected in the servicer's records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

      The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, unless otherwise specified in the prospectus supplement, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

      o no first lien Mortgage Loan may have a Loan-to-Value Ratio at origination in excess of 95%, and no second lien Mortgage Loan may have a Loan-to-Value Ratio at origination in excess of 125%;

      o no first lien Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described in this prospectus;

      o each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

      o no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

      o no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

      The initial "Loan-to-Value Ratio" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

      Unless otherwise specified in the prospectus supplement, "Buy-Down Loans," which are level payment Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of the Mortgage Loan, are also generally subject to the following requirements:

      o during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the Buy-Down Loans must provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that is not more than 3% below the mortgage rate at origination and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%;

      o     the Buy-Down Period may not exceed three years;

      o the maximum amount of funds that may be contributed for a Mortgaged Property having a Loan-to-Value Ratio (1) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged Property, and (2) of over 90% at origination is limited to 6% of the Appraised Value of the Mortgaged Property;

      o the maximum amount of funds (the "Buy-Down Amounts") that may be contributed by the servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. (This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor); and

      o the borrower under each Buy-Down Loan must be qualified at a mortgage rate that is not more than 3% per annum below the current mortgage rate at origination. (Accordingly, the repayment of a Buy-Down Loan depends on the borrower's ability to make larger Scheduled Payments after the Buy-Down Amounts are depleted).

      Multifamily Properties are generally subject to the following requirements, unless otherwise specified in the prospectus supplement:

      o no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

      o no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

      o Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

      o the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

      As specified in the prospectus supplement, "ARMs" or "Adjustable Rate Mortgages," which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

      Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

      These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the Deferred Interest is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

      The index (the "Index") applicable to any ARM comprising the Primary Assets will be the one-month LIBOR Index, the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of Funds Index or the National Monthly Median Cost of Funds Ratio to institutions insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"), or any other index or indices as described in the prospectus supplement.

      Certain of the Mortgage Loans may be fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

      o     the death of the borrower, or the last living of two co-borrowers;

      o the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

      o     the sale of the related Mortgaged Property.

      The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

      The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

            (1) the aggregate outstanding principal balance of the Mortgage
      Loans;

            (2) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

            (3) the average outstanding principal balance of the Mortgage Loans;

            (4) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

            (5) the range of Loan-to-Value Ratios for the Mortgage Loans;

            (6) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

            (7) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

            (8) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

            (9) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans; and

            (10) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes.

      If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

The Manufactured Home Loans

      The Loans secured by Manufactured Homes ("Manufactured Home Loans") comprising or underlying the Primary Assets for a series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution that is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to
Section 2 of the National Housing Act.

      The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

      Each "Manufactured Home" securing the Manufactured Home Loan consists of a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or 40 body feet or more in length, or, when erected on site, is 320 or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Unless otherwise specified in the prospectus supplement for a series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Primary Assets for a series:

      o no Manufactured Home Loan may have a Loan-to-Value Ratio at origination in excess of 95%;

      o each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 30 years;

      o no Manufactured Home Loan may be as of the Cut-off Date more than 59 days delinquent as to payment of principal or interest; and

      o each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

      The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of the loan divided by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the "Appraised Value"). The fair market value of the Manufactured Home securing any Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of the Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "Loan Underwriting Procedures and Standards." With respect to servicing of Manufactured Home Loans, see "Servicing of Loans."

      The prospectus supplement for a series of Securities will provide information about the Manufactured Home Loans comprising the Primary Assets as of the Cut-off Date, including:

            (1) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Primary Assets;

            (2) the weighted average interest rate on the Manufactured Home
      Loans;

            (3) the average outstanding principal balance of the Manufactured Home Loans;

            (4) the weighted average scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity;

            (5) the range of Loan-to-Value Ratios of the Manufactured Home
      Loans;

            (6) the relative percentages (by principal balance as of the Cut-off
      Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;

            (7) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and

            (8) the distribution by state of Manufactured Homes securing the Loans.

      If information of the type specified above respecting the Manufactured Home Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

      The information described above regarding the Manufactured Home Loans in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the Mortgage Loans in the trust fund.

Pre-Funding Arrangements

      The depositor may be required to deposit cash or liquid securities into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Subsequent Primary Assets") following the date on which the Securities are issued (a "Pre-Funding Arrangement"). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. Unless otherwise specified in the prospectus supplement, the Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

      If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

      Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Collection Account and Distribution Account

      The trustee, or the master servicer, in the name of the trustee, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities -- Distributions on the Securities."

      Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account.

      A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also "The Agreements -- Distribution Account."

Other Funds or Accounts

      A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See "Servicing of Loans -- Collection Procedures; Escrow Accounts" and "-- Deposits to and Withdrawals from the Collection Account." If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See "Servicing of Loans -- Deposits to and Withdrawals from the Collection Account." Other similar accounts may be established as specified in the prospectus supplement.

                   Loan Underwriting Procedures and Standards

Underwriting Standards

      The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

      Unless otherwise specified in the prospectus supplement, the originators of the Mortgage Loans will have been savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by subsidiaries of the depositor. Manufactured Home Loans may have been originated by these institutions (other than a subsidiary of the depositor) or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

      In general, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In general, an employment verification is obtained from an independent source (typically the borrower's employer), which reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue that employment in the future. If the borrower was self-employed, the borrower may have been required to submit copies of recent signed tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

      The adequacy of the property financed by the related Loan as security for repayment of the Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. If an appraisal was required, the appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      In general, based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative or a condominium association) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan.

      With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

      Certain types of Loans that may be included in the Primary Assets for a series of Securities may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

      To the extent specified in the prospectus supplement, the depositor may purchase Loans (or participation interests therein) for inclusion in a trust fund that are underwritten under standards and procedures that vary from and are less stringent than those described in this prospectus. For instance, Loans may be underwritten under a "limited documentation" or "no documentation" program. With respect to those Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination.

      In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

      Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans."

Loss Experience

      The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; in fact, some regions of the country have experienced significant depreciation in real estate values in recent periods. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "Legal Aspects of Loans."

      No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

      To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

Representations and Warranties

      Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will represent and warrant to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund, that:

      o any required title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of the representation and warranty;

      o immediately prior to the transfer and assignment of the Mortgage Loans the depositor (or other entity) with respect to each Mortgage Loan had good title to and was sole owner of each Mortgage Loan;

      o with respect to first lien Mortgage Loans, each Mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage and was in good repair;

      o each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; and

      o each Mortgage Loan was current as to all required payments (i.e., not more than one or two payments delinquent).

      If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the "Condominium Association") are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the "Condominium Building") (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures."

      With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

      Unless otherwise specified in the prospectus supplement, with respect to each Manufactured Home Loan, the depositor or another entity, based, in part, upon representations and warranties of the originator of the Manufactured Home Loan, will represent and warrant, among other things that:

      o immediately prior to the transfer and assignment of the Manufactured Home Loans to the trustee, the depositor had good title to, and was the sole owner of, each Manufactured Home Loan;

      o as of the date of the transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims;

      o each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

      o with respect to first lien Manufactured Home Loans, as of the date of the transfer and assignment, each Manufactured Home Loan constitutes a valid lien on the related Manufactured Home and is free of material damage and is in good repair;

      o as of the date of the representation and warranty, no Manufactured Home Loan is more than 59 days delinquent, and there are no delinquent tax or assessment liens against the related Manufactured Home; and

      o with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the depositor and that all premiums due on the insurance have been paid in full.

      Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described below under "The Agreements -- Assignment of Primary Assets."

      The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the Loans. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

      Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

                               Servicing of Loans

General

      Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable Agreement for a series and services the Loans directly or through one or more subservicers (the "Subservicers"). In general, descriptions of the rights and obligations of a master servicer will also be applicable to a servicer, and descriptions of the rights and obligations of servicers that service Loans under the supervision of a master servicer will generally be applicable to Subservicers. If the master servicer is not directly servicing the Loans, then the master servicer will generally:

      o administer and supervise the performance by the servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the master servicer;

      o maintain any standard or special hazard insurance policy, primary mortgage insurance, bankruptcy bond or pool insurance policy required for the related Loans; and

      o     advance funds as described below under "Advances and Limitations
            Thereon."

      If the master servicer services the Loans through servicers as its agents, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers. If a single servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities.

      The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates that constitute the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

      The master servicer will be paid a Servicing Fee for the performance of its services and duties under each Agreement as specified in the prospectus supplement. Each servicer, if any, will be entitled to receive either a portion of the Servicing Fee or a separate fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the fee paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

      The master servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

      o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

      o withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

      o requesting that the trustee pay the Servicing Fee out of amounts in the Distribution Account.

Collection Procedures; Escrow Accounts

      The master servicer, acting directly or through servicers, will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Agreement for a series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the master servicer and any servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (2) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on the Loan.

      As specified in the prospectus supplement, the master servicer or the servicers acting under its supervision, to the extent permitted by law, may establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account with respect to those Loans.

      Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate the Escrow Account. The master servicer or the applicable servicers will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

      The master servicer or the trustee will establish a separate account (the "Collection Account") in the name of the trustee. The Collection Account will be maintained in an account or accounts (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Securities of the related series, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each Rating Agency or (3) with a depository institution otherwise acceptable to each Rating Agency.

      The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

      As specified in the applicable Agreement, the master servicer will deposit into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date but received by the master servicer on or before the closing date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

      o all payments on account of principal, including prepayments, on the Loans;

      o all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of the Loans;

      o all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Loan;

      o all proceeds received by the trustee under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the related Agreement (which will be retained by the master servicer and not deposited in the Collection Account);

      o all amounts required to be deposited therein from any applicable Reserve Fund for the related series pursuant to the related Agreement;

      o all Advances for the related series made by the master servicer pursuant to the related Agreement; and

      o all proceeds of any Loans repurchased by the depositor pursuant to the related Agreement.

      Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes:

      o to reimburse itself for Advances for the related series made by it pursuant to the related Agreement; the master servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any Advance was made;

      o to reimburse itself for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

      o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

      o in the event it has elected not to pay itself the Servicing Fee out of any interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from the related Scheduled Payment, late payment or other recovery, to the extent permitted by the Agreement;

      o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

      o to pay to itself with respect to each Loan or REO Property acquired in respect thereof that has been repurchased by the depositor pursuant to the related Agreement all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

      o to reimburse itself for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

      o to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement; and

      o to clear and terminate the Collection Account pursuant to the related Agreement.

      In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

      In those cases where a servicer is servicing a Mortgage Loan, the servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the master servicer. The servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its servicing compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

      With respect to each Buy-Down Loan, if any, included in a trust fund, the master servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

      Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the master servicer will deposit in the Collection Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

      If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the Buy-Down Period, the master servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the master servicer will withdraw from the Buy-Down Fund for deposit in the Collection Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the master servicer or the insurer under any related insurance policy), the master servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Collection Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

      The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the master servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (a "Subsidy Fund"). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

      If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan's scheduled maximum principal balance, the master servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

      With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

      General

      The prospectus supplement will describe the circumstances under which the master servicer or servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and the obligation to do so may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of Insurance Policies, or Liquidation Proceeds from the related Loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

      Payments in Connection With Prepaid Loans

      In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a "Due Date"), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the trustee for deposit into the Distribution Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest
Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the master servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

Maintenance of Insurance Policies and Other Servicing Procedures

      Standard Hazard Insurance; Flood Insurance

      Except as otherwise specified in the prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance." Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

      The master servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will cause to be maintained or use its best reasonable efforts to cause the servicer to maintain with respect to property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

      Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

      The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium
Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

      Special Hazard Insurance Policy

      To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans."

      Primary Mortgage Insurance

      To the extent described in the prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of the Securities that is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee or insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located duly authorized and licensed in the state to transact the applicable insurance business and to write the insurance provided (each, a "Qualified Insurer").

      Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

      FHA Insurance and VA Guarantees

      To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

      Pool Insurance Policy

      If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

      The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

      Bankruptcy Bond

      If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See "Description of Mortgage and Other Insurance -- Bankruptcy Bond."

Presentation of Claims; Realization Upon Defaulted Loans

      The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

      The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

      Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer will not liquidate any collateral acquired through foreclosure later than one year after the acquisition of the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

      Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

      As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Legal Aspects of Loans -- Realizing Upon Cooperative Loan Security." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

      Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, exercise its rights to accelerate the maturity of the Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In this case, or if the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the Loan and pursuant to which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the prospectus supplement, securityholders would not benefit from any increase.

Certain Rights Related to Foreclosure

      Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

      The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the master servicer or any servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

      As provided in the prospectus supplement, the trust fund or the master servicer will pay the fees of the servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

      The master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

      In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer is also entitled to reimbursement from the Collection Account for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

      If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the master servicer's remittance to the trustee for deposit into the Distribution Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

      The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

      If specified in the prospectus supplement, the related Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of mortgage loans by the master servicer and that, on the basis of its examination, the firm is of the opinion that the servicing has been conducted in compliance with the related Agreement except for exceptions that the firm believes to be immaterial and any other exceptions as set forth in the statement.

      The related Agreement for each series may also provide for delivery to the trustee for the series of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

Certain Matters Regarding the Master Servicer

      The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

      In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements -- Event of Default; Rights upon Events of Default."

      The master servicer will generally have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that the purchaser or transferee accepting the assignment or delegation:

      o     is qualified to service mortgage loans for Fannie Mae or Freddie
            Mac;

      o     is reasonably satisfactory to the trustee for the related series;

      o     has a net worth of not less than $15,000,000; and

      o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the master servicer under the related Agreement from and after the date of the agreement;

provided further that each Rating Agency's rating of the Securities for the related series in effect immediately prior to the assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of the assignment, sale or transfer.

      No assignment will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above, however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer set forth in the preceding paragraph.

      Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

      Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

                                 Credit Support

General

      Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

      o     an irrevocable letter of credit;

      o the subordination of one or more classes of the Securities of a series;

      o     reserve funds;

      o a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

      o     a surety bond or financial guaranty insurance policy;

      o     the use of cross-support features; or

      o another method of credit support described in the prospectus supplement.

      In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

      Unless otherwise specified in the prospectus supplement for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See "The Agreement -- Event of Default; Rights Upon Event of Default." Moreover, if a form of credit support covers more than one trust fund (each, a "Covered Trust"), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

      If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

      o     the amount payable under the credit support;

      o any conditions to payment thereunder not otherwise described in this prospectus;

      o the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      o the material provisions of any agreement relating to the credit support.

      Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

      o     a brief description of its principal business activities;

      o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

      o     if applicable, the credit ratings assigned to it by rating agencies;
            and

      o     certain financial information.

Subordinate Securities; Subordination Reserve Fund

      If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable "Subordinated Amount" as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the "Subordination Reserve Fund") and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

      A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code ss. 101 et seq., and related rules and regulations promulgated thereunder (the "Bankruptcy Code"), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

      With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

      Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Cross-Support Features

      If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Insurance

      Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance."

      Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

      The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the "L/C Percentage"). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See "Description of the Securities -- Optional Termination" and "The Agreements -- Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

      Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

      One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

      Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

      Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

      Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

                   Description of Mortgage and Other Insurance

      The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

      General

      Unless otherwise specified in the prospectus supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

      A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Legal Aspects of Loans." These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

      To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders.

      Primary Mortgage Insurance

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

      o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

      o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

      o     amounts expended but not approved by the mortgage insurer;

      o     claim payments previously made by the mortgage insurer; and

      o     unpaid premiums.

      Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

      o fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

      o failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

      o     physical damage to the Mortgaged Property; and

      o the related servicer not being approved as a servicer by the mortgage insurer.

      Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

      As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

      o advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees;

      o in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

      o tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

      Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

      o no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

      o written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

      o the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

      o the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

      o the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

      o the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

      The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

      FHA Insurance and VA Guaranty

      The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

      Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

      FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

      The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower's control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

      HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

      On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related master servicer or servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Mortgage Loan for an amount equal to the principal balance of the debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

      Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a master servicer or servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

      VA Mortgage Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $50,750.

      With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

      In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

      When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

      In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

      Pool Insurance Policy

      If specified in the prospectus supplement, the master servicer will be required to maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

      The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

      Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

      o the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

      o the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

      o advances made by the insured as described above less certain payments.

      An "approved sale" is:

      o a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

      o a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

      o the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

      o     the acquisition of the Mortgaged Property by the pool insurer.

      As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

      The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Legal Aspects of Loans." Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans -- Advances and Limitations Thereon."

      Mortgage Insurance with Respect to Manufactured Home Loans

      A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

Hazard Insurance on the Loans

      Standard Hazard Insurance Policies

      The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

      The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

      The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

      Special Hazard Insurance Policy

      Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

      Other Hazard-Related Insurance; Liability Insurance

      With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

      In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

      If specified in the prospectus supplement, the depositor or master servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the master servicer.

                                 The Agreements

      The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

      Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC, a FASIT or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement between the depositor and the trustee. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement with the indenture trustee and the issuer.

      As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the "Agreements." In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

      General

      At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

      Assignment of Private Mortgage-Backed Securities

      The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds -- Private Mortgage-Backed Securities."

      Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

            (1) that the information contained in the Mortgage Certificate
      Schedule is true and correct in all material respects;

            (2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

            (3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

            (4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

      Assignment of Mortgage Loans

      As specified in the prospectus supplement, the depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

      o the mortgage note endorsed without recourse to the order of the trustee or in blank;

      o the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

      o     an assignment of the Mortgage in recordable form.

      The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

      If so specified in the prospectus supplement, the depositor will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Mortgage Loan. If specified in the prospectus supplement, the depositor will cause the assignments to be so recorded within the time after delivery of the Securities as is specified in the prospectus supplement, in which event, the Agreement may, as specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

      With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

      The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the party (the "Seller") from which the depositor, or an affiliate thereof, purchased the Mortgage Loan.

      If the Seller cannot cure the omission or defect within the time period specified in the related Agreement after receipt of notice, the Seller will be obligated to purchase the related Mortgage Loan from the trustee at the Purchase Price or, if specified in the prospectus supplement, replace the Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. We cannot assure you that a Seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "Loan Underwriting Procedures and Standards -- Representations and Warranties," neither the master servicer nor the depositor will be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the prospectus supplement, this purchase obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, any document.

      Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC or a FASIT election is to be made, unless the prospectus supplement otherwise provides, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

      Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are

Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

      Assignment of Manufactured Home Loans

      The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Manufactured Home Loan Schedule") appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

      In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See "Legal Aspects of Loans -- Manufactured Home Loans."

      Assignment of Participation Certificates

      The depositor will cause any certificates evidencing a participation interest in a Loan or a pool of loans ("Participation Certificates") obtained under a participation agreement to be assigned to the trustee by delivering to the trustee the Participation Certificates, which will be reregistered in the name of the trustee. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record with respect to the Loans represented by any Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Certificate. In the related Agreement, the depositor will represent and warrant to the trustee regarding each Participation Certificate:

      o     that the information contained in the Participation Certificate
            Schedule is true and correct in all material respects;

      o that, immediately prior to the conveyance of the Participation Certificates, the depositor had good title to and was sole owner of the Participation Certificates;

      o that there has been no other sale by it of the Participation Certificates; and

      o that the Participation Certificates are not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

Repurchase and Substitution of Non-Conforming Loans

      Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect and the depositor does not cure the defect within 90 days, or any other period specified in the prospectus supplement, the depositor will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee's notice to the depositor or the master servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee.

      Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund's federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

      If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Mortgage Loan") provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and
(2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

      Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

      Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

      The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See "Loan Underwriting Procedures and Standards -- Representations and Warranties" above. If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

      The trustee will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

            (1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

            (2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or
      (b) that is not a Multi-Class Series, the amount of the interest distribution;

            (3) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

            (4) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

            (5) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

            (6) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in
      (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

            (7) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

            (8) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

            (9) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the determination date to which the distribution relates;

            (10) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

            (11) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve
      Fund), if any, on the Distribution Date, after giving effect to distributions made on that date; and

            (12) any other information as specified in the related Agreement.

      In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through
(4), (6) and (8) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer's servicing of the Loans. See "Servicing of Loans -- Evidence as to Compliance."

Investment of Funds

      The Distribution Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), can be invested only in "Eligible Investments" acceptable to each Rating Agency, which may include, without limitation:

      o direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

      o demand and time deposits, certificates of deposit or bankers' acceptances;

      o repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

      o securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

      o commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

      o a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

      o any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

      Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement ("Eligible Reserve Fund Investments").

      Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

      If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account or the Distribution Account may be property of the master servicer or a servicer and not available for distributions to securityholders. See "Servicing of Loans."

Event of Default; Rights Upon Event of Default

      Trust Agreement

      As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

      o any failure by the master servicer or servicer to distribute or remit any required payment that continues unremedied for five business days (or any shorter period as is specified in the applicable agreement) after the giving of written notice of the failure to the master servicer or servicer by the trustee for the related series, or to the master servicer or servicer and the trustee by the holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series;

      o any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer or servicer by the trustee, or to the master servicer or servicer and the trustee by the holders of Certificates of the related series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates; and

      o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

      So long as an Event of Default remains unremedied under the trust agreement for a series, the trustee for the related series or holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series may terminate all of the rights and obligations of the master servicer as servicer under the trust agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the trust agreement which rights the master servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the trust agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the trust agreement.

      In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the trust agreement relating to the servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the trust agreement.

      During the continuance of any event of default under the trust agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

      No holder of a series of Certificates, solely by virtue of that holder's status as a Certificateholder, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

      Indenture

      As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

      o a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

      o failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

      o any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

      o any other event of default provided with respect to Notes of that series.

      If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

      If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

      o the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

      As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

      Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

      The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

      The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related

Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

      The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see "Event of Default; Rights Upon Event of Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

      The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

      The trustee may also be removed at any time:

      o if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

      o     if the trustee becomes insolvent; or

      o by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

      The trustee will establish a separate account (the "Distribution Account") in its name as trustee for the securityholders. Unless otherwise specified in the prospectus supplement, the Distribution Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series, pursuant to the terms of the Agreement, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer and required withdrawals from any Reserve Funds. Unless otherwise specified in the prospectus supplement, the trustee is permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Servicing Fee to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

      Unless otherwise specified in the prospectus supplement, "Business Day" means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

Expense Reserve Fund

      If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the "Expense Reserve Fund") cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

      Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

            (1) to cure any ambiguity;

            (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

            (3) to add any other provisions with respect to matters or questions arising under the Agreement; or

            (4) to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

      As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

      o reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

      o reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

      The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC or FASIT Administrator

      For any Multi-Class Series with respect to which a REMIC or FASIT election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC or a FASIT administrator, who may be an affiliate of the depositor.

Administration Agreement

      If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Periodic Reports

      The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

      To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

Termination

      Trust Agreement

      The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

      o the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and
            (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO Property"); and

      o the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

      As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

      o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

      o with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, minus

      o related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

      o unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

      o accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;


provided, however, that if an election is made for treatment as a REMIC or as a FASIT under the Code, the repurchase price may equal the greater of:

      o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

      o the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

      The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the aggregate asset principal balance on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See "Description of the Securities -- Optional Termination."

      Indenture

      The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

      In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                             Legal Aspects of Loans

      The following discussion contains summaries of certain legal aspects of housing loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

      The Mortgage Loans (other than any Cooperative Loans) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

      If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

      The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

      If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

      A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

      If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See " -- Realizing Upon Cooperative Loan Security" below.

      There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

      Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Realizing Upon Cooperative Loan Security

      The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

Rights of Redemption

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

      Cooperative Loans

      Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

      Leases and Rents

      Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

      Federal Bankruptcy and Other Laws Affecting Creditors' Rights

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

      In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

      Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

      Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

      Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

      Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

      Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

      o are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of military service;

      o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

      o may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

      However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

      As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

Environmental Risks

      Under the laws of some states, and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), it is conceivable that a secured lender (such as the trust fund) may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgage Property, even though the environmental damage or threat was caused by a prior or current owner or "responsible parties", including owners and operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the property as an investment (including leasing the property to a third party), or fails to market the property in a timely fashion.

      Amendments to CERCLA enacted in 1996 have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. However, liability for costs associated with the investigation and cleanup of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The United States Environmental Protection Agency ("EPA") has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, amendments to RCRA, enacted concurrently with the CERCLA amendments discussed in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders, or, alternatively, may not impose liability on lenders at all.

Due-on-Sale Clauses in Mortgage Loans

      Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

      o originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

      o originated by lenders other than national banks, federal savings institutions and federal credit unions.

      Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", five states -- Arizona, Michigan, Minnesota, New Mexico and Utah -- have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

      The depositor has been advised by counsel that a court interpreting Title V would hold that Mortgage Loans related to a series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the Mortgage Loans, any such limitation under the state's usury law would not apply to the Mortgage Loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Adjustable Interest Rate Loans

      ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

      The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

Manufactured Home Loans

      Security Interests in the Manufactured Homes

      Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

      As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

      Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the prospectus supplement, have substantially similar requirements for perfection of a security interest.

      In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

      Relocation of a Manufactured Home

      In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

      A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

      In the ordinary course of servicing the Manufactured Home Loans, the master servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

      Intervening Liens

      Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

      Enforcement of Security Interests in Manufactured Homes

      So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "Antideficiency Legislation and Other Limitations on Lenders" above.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "Equitable Limitations on Remedies" above.

      Consumer Protection Laws

      The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

      Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

      Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

      In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "Due-On-Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-On-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

      Applicability of Usury Laws

      Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.

                   Material Federal Income Tax Considerations

General

      The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP and Morgan, Lewis & Bockius LLP, each as special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

      This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

      In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

      In this discussion, when we use the term:

      o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

      o     "Code," we mean the Internal Revenue Code of 1986, as amended;

      o     "IRS," we mean the Internal Revenue Service;

      o "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

      o     "Foreign Person," we mean any person other than a U.S. Person; and

      o "U.S. Person," we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

      Types of Securities

      This discussion addresses the following four types of securities:

      o     REMIC certificates,

      o     FASIT certificates,

      o notes issued by a trust, including a trust for which a REIT election has been made, and

      o trust certificates issued by trusts for which a REMIC or FASIT election is not made.

      The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-- Special Tax Attributes" and "-- Backup Withholding" below address all types of securities.

      REMIC Certificates Generally

      With respect to each series of REMIC certificates, McKee Nelson LLP or Morgan, Lewis & Bockius LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

      A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

      We refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "-- REMIC Residual Certificates" below.

      A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

      If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

      To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

      FASIT Certificates Generally

      With respect to each series of FASIT certificates, Company Counsel will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a "FASIT" within the meaning of Section 860L of the Code. In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as "FASIT regular certificates," and a single ownership interest, which we refer to herein as the "Ownership certificate." The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

      FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method. The tax treatment of securities treated as debt instruments, including FASIT regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below.

      Certain FASIT regular interests, referred to as "High-Yield Interests," are subject to special rules. The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests. Generally, High-Yield Interests may be held only by domestic "C" corporations, other FASITs, and dealers in securities who hold such interests in inventory. If a securities dealer (other than a domestic "C" corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

      The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield Interests.

      The Ownership certificate in a FASIT must be held by an "eligible corporation" within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative). The tax treatment of Ownership certificates is discussed under "-- FASIT Ownership Certificates" below.

      Qualification as a FASIT requires ongoing compliance with certain conditions. If a trust for which a FASIT election has been made fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership. The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

      On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs. Subject to certain exceptions, the proposed regulations would become effective at the time the regulations are issued in final form. Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

      Issuance of Notes Generally

      For each issuance of notes by a trust (which does not make a REMIC or FASIT election), Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "-- Taxation of Securities Treated as Debt Instruments."

      With respect to certain trusts that issue notes, an election may be made to treat the trust as a "real estate investment trust" within the meaning of
Section 856(a) of the Code (a "REIT"). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

      Classification of Trust Certificates Generally

      With respect to each series of trust certificates for which no REMIC or FASIT election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "-- Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "Partner Certificates" below.

Taxation of Securities Treated as Debt Instruments

      When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates, (ii) FASIT regular certificates, and (iii) notes issued by a trust that does not make a REMIC or FASIT election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID") with respect to Debt Securities.

      Interest Income and OID

      Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

      For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

      The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

      To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates or FASIT regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

      If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

      The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

      The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt

Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

      For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

      Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

      Variable Rate Securities

      Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "-- Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Acquisition Premium

      If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

      Market Discount

      If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "-- Interest Income and OID" above.

      Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

      Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

      The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

      If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under
Section 1278(b) of the Code, the interest deferral rule will not apply.

      Amortizable Bond Premium

      A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

      Non-Pro Rata Securities

      A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

      Election to Treat All Interest as OID

      The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in
Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

      Treatment of Losses

      Security Owners that own REMIC regular certificates or FASIT regular certificates, or in the case of Debt Securities for which a REMIC of FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of
Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

      Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

      Sale or Other Disposition

      If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

      Foreign Persons

      Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

      Information Reporting

      Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

      Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

      If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "-- Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

      Taxable Income or Net Loss of the REMIC

      Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

      Pass Through of Certain Expenses

      A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates -- Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

      Excess Inclusions

      Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

      For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

      Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      Taxable Income May Exceed Distributions

      In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

      Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "-- Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

      Basis Rules and Distributions

      A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

      A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

      A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

      The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Residual Certificates."

      Sales of REMIC Residual Certificates

      If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

      Inducement Payments

      The tax treatment of any payments made by a transferor of a REMIC residual certificate to a transferee to induce the transferee to acquire the REMIC residual certificate is unclear. We recommend, therefore, that you consult your tax advisor concerning the tax treatment of such payments.

      Disqualified Organizations

      If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

      In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

      Noneconomic REMIC Residual Certificates

      A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

      A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion concerning prepayment assumptions.

      All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

      o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due,

      o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

      o the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

      o either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

      Restrictions on Transfers of Residual Certificates to Foreign Persons

      Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

      Foreign Persons

      The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "-- Restrictions on Transfers of Residual Certificates to

Foreign Persons" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

      Administrative Provisions

      The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

      Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

      The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Certificates" below.

      Mark-to-Market Rules

      Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT Ownership Certificates

      An Ownership certificate represents the residual equity interest in a FASIT. The beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income. In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests. See "-- Types of Securities -- FASIT Certificates Generally" above.

      A Security Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Security Owner's basis in those assets. In the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments. Any gain recognized will increase the Security Owner's basis in the assets held in the FASIT. Proposed Treasury regulations would, if issued in final form, provide that the Security Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

      Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate. Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.

      The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

      o the receipt of income derived from assets that are not permitted assets,

      o     certain dispositions of permitted assets,

      o the receipt of any income derived from any loan originated by a FASIT, and

      o in certain cases, the receipt of income representing a servicing fee or other compensation.

      Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

Grantor Trust Certificates

      For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

      Classification of Stripped Certificates

      There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

      Taxation of Stripped Certificates

      Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of

"stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

      Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of Securities Treated as Debt Instruments" above.

      Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "-- Taxation of Securities Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

      For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

      A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

      In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "-- Trust Expenses" below, subject to the limitation described therein.

      Purchase of More Than One Class of Stripped Certificates

      When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

      Taxation of Standard Certificates

      For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses" above.

      For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

      Trust Expenses

      Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

      Sales of Grantor Trust Certificates

      If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments -- Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

      Trust Reporting

      Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

      Foreign Persons

      The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons."

Partner Certificates

      If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

      Security Owner's Distributive Share

      The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

      A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates -- Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

      Distributions

      A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

      A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

      If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

      Sale or Exchange of a Partner Certificate

      If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

      Section 708 Terminations

      Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

      Section 754 Election

      If a Security Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

      Foreign Persons

      Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

      Information Reporting

      Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

      Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

      Administrative Matters

      Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

      In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

      REMIC Certificates

      REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

      In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

      REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code, and will be "permitted assets" within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

      The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

      The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of

Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

      As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities -- REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

      FASIT Regular Certificates

      FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC certificates would be so considered. Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC certificates would be so considered. See " REMIC Certificates" above.

      Non-REMIC and non-FASIT Debt Securities

      Debt Securities that are not REMIC regular certificates or FASIT regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

      Grantor Trust Certificates

      Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

      Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

      Partner Certificates

      For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.

Backup Withholding

      Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

                       State and Local Tax Considerations

      In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

      For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA Considerations

General

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

      A Plan's investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations
Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

      Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, the purchase of Securities by a Party in Interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

      The DOL issued an individual exemption to Lehman Brothers Inc. (Prohibited Transaction Exemption ("PTE") 91-14 et al.; Exemption Application No. D-7958 et al., 56 Fed. Reg. 7413 (1991) as amended by PTE 97-34, Exemption Application No. D-10245 and D-10246, 62 Fed. Reg. 39021 (1997), PTE 2000- 58, Exemption
Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002)) (the "Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in the issuer, provided that certain conditions set forth in the Exemption are satisfied.

      For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager for a class of Securities.

      The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder:

      o The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch") (each, a "Rating Agency");

      o In the case of a transaction described in the Exemption as a designated transaction (a "Designated Transaction"), in which the investment pool contains only certain types of assets fully secured by real property, the Exemption permits the Securities issued by the trust fund in such transaction to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The Exemption also applies to Securities that are less than fully secured by real property, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

      o The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

      o The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

      o The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and

      o For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of Securities does not exceed twenty-five percent of all of the Securities of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of

Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

      A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied for that Security.

      The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it).

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

      Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

      The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related Securities, may be transferred to the trust fund within the Pre-Funding Period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

            (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered (the "Pre-Funding Limit") must not exceed 25%.

            (2) All assets transferred after the closing date (the "Subsequent Assets") must meet the same terms and conditions for eligibility as the original Primary Assets used to create the issuer, which terms and conditions have been approved by at least one Rating Agency.

            (3) The transfer of the Subsequent Assets to the issuer during the Pre-Funding Period must not result in the Securities that are to be covered by the Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the issuer.

            (4) The weighted average annual percentage interest rate for all of the Primary Assets in the issuer at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Primary Assets transferred to the issuer on the closing date.

            (5) In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original Primary Assets that were transferred to the issuer:

            o the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

            o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the Securities, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related Agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the Primary Assets transferred to the issuer as of the closing date.

            (6) The Pre-Funding Period must end no later than the later of three months or 90 days after the closing date (or earlier if the Pre-Funding Account falls below the minimum level specified in the related Agreement or an Event of Default occurs).

            (7) Amounts transferred to the Pre-Funding Account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

            (8) The prospectus or prospectus supplement must describe:

            o the Pre-Funding Account and/or capitalized interest account used in connection with the Pre-Funding Account;

            o     the duration of the Pre-Funding Period;

            o the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and

            o that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal.

            (9) The related Agreement must describe the permitted investments for the Pre-Funding Account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

      The Securities may have features, such as put option rights or mandatory purchase features, that are not eligible for exemptive relief under the Exemption. In this case, the prospectus supplement related to a series of Securities will identify any additional considerations and conditions for a fiduciary investing assets of a Plan in a class of Securities that includes such features.

      To the extent the Securities are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those Securities ("Non-Equity Securities") would not cause the assets included in a related trust fund to be deemed Plan assets. However, the depositor, the master servicer, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or underwriter has investment authority for those assets, or is an employee maintaining or contributing to the Plan.

      In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory, regulatory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

      Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Securities should consider the federal income tax consequences of that investment.

      Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL regulations Section 2510.3-101 and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

      The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                        Legal Investment Considerations

      The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

      SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security").

      All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

                                 Legal Matters

      Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Morgan, Lewis & Bockius LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

                                  The Depositor

      The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 7th Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

      The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities. The Certificate of Incorporation of the depositor provides that any securities, except for subordinated securities, issued by the depositor must be rated in one of the three highest categories available by any Rating Agency rating the series.

      The series Supplement for a particular series may permit the Primary Assets pledged to secure the related series of Securities to be transferred by the Issuer to a trust, subject to the obligations of the Securities of that series, thereby relieving the Issuer of its obligations with respect to the Securities.

                                 Use of Proceeds

      The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

                              Plan of Distribution

      Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the "Underwriters"). The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

      The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

      The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

      The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

      In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

                             Additional Information

      The depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows:

      o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and

      o     New York Regional Office, 233 Broadway, New York, New York 10279.

      Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). The depositor did not participate in the preparation of Fannie Mae's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

      Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160). The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                Incorporation of Certain Documents by Reference

      All documents subsequently filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

                           Reports to Securityholders

      Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See "The Agreements -- Reports to Securityholders."

                             Index of Defined Terms

                                                 Page                                                      Page
                                                 ----                                                      ----
1986 Act .......................................   85     DOL ...........................................   106
Adjustable Rate Mortgages ......................   26     DTC ...........................................     5
AFR ............................................   82     Due Date ......................................    39
Agency Certificates ............................   15     EDGAR .........................................   113
Aggregate Asset Principal Balance ..............    5     Eligible Investments ..........................    61
Agreements .....................................   57     Eligible Reserve Fund Investments .............    62
Appraised Value ................................   25     EPA ...........................................    76
ARMs ...........................................   26     ERISA .........................................   106
Asset Group ....................................    2     Escrow Accounts ...............................    35
Asset Principal Balance ........................    5     Euroclear .....................................     5
Assistance Loans ...............................   15     Euroclear Operator ............................     6
Bankruptcy Code ................................   46     European Depositaries .........................     7
Beneficial Owner ...............................    5     Exchange Act ..................................   114
Bi-Weekly Loans ................................   23     Excluded Plan .................................   108
Book-Entry Securities ..........................    2     Exemption .....................................   106
Business Day ...................................   65     Expense Reserve Fund ..........................    65
Buydown ........................................   53     Fannie Mae ....................................    18
Buy-Down Amounts ...............................   25     FASIT .........................................    84
Buy-Down Fund ..................................   37     FHA ...........................................    16
Buy-Down Loans .................................   25     FHA Loans .....................................    23
Buy-Down Mortgage Rate .........................   25     FHA/VA Claim Proceeds .........................    51
Buy-Down Period ................................   25     Financial Intermediary ........................     7
Cash Program ...................................   18     Fitch .........................................   107
CERCLA .........................................   76     Floating Rate Securities ......................     2
Certificates ...................................    2     Foreign Person ................................    82
Clearstream ....................................    5     Freddie Mac ...................................    20
Code ...........................................   82     Freddie Mac Act ...............................    20
Collection Account .............................   35     FSLIC .........................................    26
Commission .....................................  113     Garn-St. Germain Act ..........................    77
Company Counsel ................................   83     GEM Loans .....................................    23
Compound Interest Securities ...................    2     Ginnie Mae ....................................    16
Compound Value .................................    4     Ginnie Mae Servicers ..........................    15
Condominium ....................................   24     GPM Fund ......................................    38
Condominium Association ........................   32     GPM Loans .....................................    23
Condominium Building ...........................   32     Grantor Trust .................................    85
Condominium Loans ..............................   24     Grantor Trust Certificates ....................    85
Condominium Unit ...............................   24     Guarantor Program .............................    18
Conventional Loans .............................   17     Guaranty Agreement ............................    15
Cooperative Corporation ........................    6     High-Yield Interests ..........................    84
Cooperative Dwellings ..........................   23     Housing Act ...................................    16
Cooperative Loans ..............................   23     HUD ...........................................    21
Cooperatives ...................................   23     Index .........................................    26
Covered Trust ..................................   45     Indirect Participants .........................     6
CPR ............................................   11     Insurance Policies ............................    22
Cut-off Date ...................................   14     Insured Loss ..................................    49
Debt Securities ................................   85     Interest Rate .................................     3
Deferred Interest ..............................   12     Interest Weighted Securities ..................     2
Definitive Securities ..........................    2     IRS ...........................................    82
Deleted Loan ...................................   60     L/C Bank ......................................    47
Designated Transaction .........................  107     L/C Percentage ................................    47
Distribution Account ...........................   65     Lifetime Mortgage Rate Cap ....................    26

                                                 Page                                                      Page
                                                 ----                                                      ----

Liquidation Proceeds ...........................   35     Principal Weighted Securities .................     2
Loans ..........................................   15     Private Mortgage-Backed Securities ............    14
Loan-to-Value Ratio ............................   25     PTCE ..........................................   110
Manufactured Home ..............................   27     PTE ...........................................   106
Manufactured Home Loan Schedule ................   59     Qualified Insurer .............................    40
Manufactured Home Loans ........................   27     Qualified Stated Interest .....................    86
Maximum Mortgage Rate Adjustment ...............   26     Qualifying Substitute Mortgage Loan ...........    60
Minimum Mortgage Rate ..........................   26     Rating Agency .................................     4
Minimum Principal Distribution Amount ..........    4     RCRA ..........................................    76
Moody's ........................................  107     REIT ..........................................    85
Mortgage Certificate Schedule ..................   57     Relevant Depositary ...........................     7
Mortgage Loan Schedule .........................   58     REMICs ........................................    83
Mortgage Loans .................................   23     REO Property ..................................    67
Mortgage Rates .................................   12     Residual Owner ................................    83
Mortgaged Property .............................   13     Retained Interest .............................    14
Multi-Class Series .............................    3     Rules .........................................     7
Multifamily Properties .........................   12     S&P ...........................................   107
NCUA ...........................................  111     SBJPA of 1996 .................................   102
Negatively Amortizing ARMs .....................   26     Scheduled Payment .............................    12
New Proposed Regulations .......................   95     Scheduled Principal ...........................    19
No-Bid .........................................   52     Securities ....................................     2
Non-Equity Securities ..........................  109     Security Owner ................................    82
Notes ..........................................    2     Seller ........................................    58
Offered Securities .............................    2     Senior Securities .............................     4
OID ............................................   85     Servicing Account .............................    36
OID Regulations ................................   85     Servicing Agreements ..........................    34
PAC Method .....................................   86     Single Family Property ........................    17
PACs ...........................................    2     SMMEA .........................................   111
Participants ...................................    6     SPA ...........................................    11
Participation Agreement ........................   15     Standard Certificates .........................    97
Participation Certificate Schedule .............   59     Stripped Bond Rules ...........................    98
Participation Certificates .....................   59     Stripped Certificates .........................    97
Parties in Interest ............................  106     Subordinate Securities ........................     2
Partner Certificates ...........................   85     Subordinated Amount ...........................    45
PC Pool ........................................   18     Subordination Reserve Fund ....................    46
Percentage Interest ............................    3     Subsequent Assets .............................   108
Planned Amortization Certificates ..............    2     Subsequent Primary Assets .....................    28
Plans ..........................................  106     Subservicers ..................................    34
PMBS Agreement .................................   21     Subsidy Fund ..................................    37
PMBS Issuer ....................................   21     Terms and Conditions ..........................     7
PMBS Servicer ..................................   21     Tiered REMICs .................................   103
PMBS Trustee ...................................   21     Title V .......................................    78
Policy Statement ...............................  111     Title VIII ....................................    78
Pre-Funding Account ............................   28     U.S. Person ...................................    82
Pre-Funding Arrangement ........................   28     UCC ...........................................    73
Pre-Funding Limit ..............................  108     Underwriters ..................................   112
Primary Assets .................................   14     VA ............................................    16
Principal Distribution Amount ..................    4     VA Loans ......................................    16

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                                  $637,105,000
                                 (Approximate)

                             AMORTIZING RESIDENTIAL
                                COLLATERAL TRUST

                      Mortgage Pass-Through Certificates,
                                Series 2002-BC10

                    Structured Asset Securities Corporation
                                   Depositor

                           Aurora Loan Services Inc.
                                Master Servicer

                                   ----------

                             PROSPECTUS SUPPLEMENT
                               December 23, 2002

                                   ----------

                                LEHMAN BROTHERS